Filed Pursuant to Rule 424(b)(5)
Registration No. 333-275932

PROSPECTUS SUPPLEMENT

(To Prospectus dated December 19, 2023)

4,488,159 Ordinary Shares

Pre-funded warrants to Purchase 4,736,841 Ordinary Shares

We are offering 4,488,159 ordinary shares, with a nominal value of €0.12 per share (the “Ordinary Shares”) and, in lieu of Ordinary Shares to certain investors, pre-funded warrants to purchase 4,736,841 Ordinary Shares in this offering. The purchase price of each pre-funded warrant is $18.9999, and the exercise price of each pre-funded warrant will equal $0.0001 per Ordinary Share. This prospectus supplement also relates to the offering of the Ordinary Shares issuable upon the exercise of such pre-funded warrants.

The Ordinary Shares are listed on The Nasdaq Global Market (“Nasdaq”) under the symbol “NAMS.” On February 13, 2024, the last sale price of the Ordinary Shares as reported by Nasdaq was $20.00 per share. There is no established public trading market for the pre-funded warrants, and we do not expect a market to develop. In addition, we do not intend to apply for a listing of the pre-funded warrants on Nasdaq, any other national securities exchange or any other nationally recognized trading system.

We are an “emerging growth company” under applicable U.S. Securities and Exchange Commission (the “SEC”) rules and are eligible for reduced public company disclosure requirements.

Investing in the Ordinary Shares involves a high degree of risk. See the “Risk Factors” section beginning on page S-9 of this prospectus supplement, page 3 of the accompanying prospectus and under similar headings in our filings with the SEC that are incorporated by reference herein concerning factors you should consider before investing in our securities.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	PER SHARE	PER PRE- FUNDED WARRANT	TOTAL
Public offering price	$19.00	$18.9999	$175,274,526
Underwriting discounts and commissions(1)	$1.14	$1.1400	$10,516,500
Proceeds, before expenses, to us	$17.86	$17.8599	$164,758,026

(1)	See the section entitled “Underwriting” beginning on page S-32 for a description of the compensation payable to the underwriters.

Delivery of the Ordinary Shares and pre-funded warrants is expected to be made on or about February 16, 2024.

We have granted the underwriters an option for a period of 30 days to purchase up to an additional 1,383,750 Ordinary Shares at the public offering price less underwriting discounts and commissions.

Joint Book-Running Managers

Jefferies	Leerink Partners	Piper Sandler	RBC Capital Markets

Prospectus Supplement dated February 13, 2024

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is composed of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of Ordinary Shares and pre-funded warrants, including the price, the number of Ordinary Shares and pre-funded warrants being offered, the risks of investing in this offering of our Ordinary Shares or pre-funded warrants and certain other matters relating to us and our financial condition. This prospectus supplement also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. The second part of this document is the accompanying prospectus, dated December 7, 2023, which is included as part of our shelf registration statement on Form F-3 (File No. 333-275932).

Before buying any of the Ordinary Shares or pre-funded warrants that we are offering, you should carefully read this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein, as well as the additional information described under the heading “Where You Can Find More Information” and “Information Incorporated by Reference.” These documents contain important information that you should consider when making your investment decision.

To the extent there is a conflict between the information contained in this prospectus supplement and the accompanying prospectus, on the one hand, and the information contained in any document incorporated by reference in this prospectus supplement and the accompanying prospectus, on the other hand, you should rely on the information in this prospectus supplement and the accompanying prospectus, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, any additional prospectus supplement or a document incorporated by reference in this prospectus supplement and the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

The information contained in this prospectus supplement and the accompanying prospectus or any document incorporated by reference herein is accurate only as of such documents’ respective dates, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus, any applicable free writing prospectus or the documents incorporated by reference in this prospectus supplement and the accompanying prospectus or the sale of any securities. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

Neither we nor the underwriters have authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the accompanying prospectus, any amendment or supplement to this prospectus supplement and the accompanying prospectus, or any free writing prospectus we may authorize to be delivered or made available to you. Neither we nor the underwriters take responsibility for, or provide assurance as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus supplement and the accompanying prospectus or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful.

For investors outside the United States, neither we nor the underwriters have taken any action that would permit the offering or possession or distribution of this prospectus supplement and the accompanying prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities described herein and the distribution of this prospectus outside the United States.

Unless otherwise stated or the context otherwise indicates, (i) references to the “Company,” “NewAmsterdam Pharma,” “we,” “our,” or “us” refer to NewAmsterdam Pharma Company N.V. (f/k/a NewAmsterdam Pharma Company B.V.), together with its subsidiaries, including Frazier Lifesciences Acquisition Corporation, a Delaware corporation (previously a Cayman Islands exempted company) (“FLAC”) and NewAmsterdam Pharma Holding B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands. NewAmsterdam Pharma Company N.V. is a Dutch public limited liability company (naamloze vennootschap) incorporated as a Dutch private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) on June 10, 2022 and converted into a Dutch public limited liability company on November 21, 2022.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information that is presented in more detail elsewhere, or incorporated by reference, in this prospectus supplement and the accompanying prospectus. It does not contain all of the information that may be important to you and your investment decision. Before investing in the Ordinary Shares or pre-funded warrants, you should carefully read this entire prospectus supplement and the accompanying prospectus, including the matters set forth under the section of this prospectus supplement captioned “Risk Factors” and the financial statements and related notes and other information that we incorporate by reference herein, including any current or periodic report we file with the SEC before deciding to invest in the Ordinary Shares or pre-funded warrants.

Company Overview

We are a late-stage biopharmaceutical company whose mission is to improve patient care in populations with metabolic diseases where currently approved therapies have not been adequate or well-tolerated. We seek to fill a significant unmet need for a safe, well-tolerated and convenient low-density lipoprotein cholesterol (“LDL-C”) lowering therapy. In multiple Phase 3 clinical trials, we are investigating our lead product candidate, obicetrapib, an oral, low-dose and once-daily cholesterol ester transfer protein (“CETP”) inhibitor, alone or as a fixed-dose combination with ezetimibe, as preferred LDL-C lowering therapies to be used as an adjunct to statin therapy for patients at risk of cardiovascular disease (“CVD”) with elevated LDL-C, for whom existing therapies are not sufficiently effective or well-tolerated. We believe that CETP inhibition may also play a role in other indications by potentially mitigating the risk of developing diseases such as Alzheimer’s disease or Type 2 diabetes.

CVD is a leading cause of death worldwide and the top cause of death in the United States. Atherosclerotic cardiovascular disease (“ASCVD”) is primarily caused by atherosclerosis, which involves the build-up of fatty material within the inner walls of the arteries. Atherosclerosis is the primary cause of heart attacks, strokes and peripheral vascular disease. One of the most important risk factors for ASCVD is hypercholesterolemia, which refers to elevated LDL-C levels within the body, commonly known as high cholesterol.

A significant proportion of patients with high cholesterol do not achieve acceptable LDL-C levels using statin therapy alone. We estimate that in the United States there are approximately 30 million patients that are not at their risk-based LDL-C goals despite treatment with lipid lowering therapy, including approximately 13 million patients with ASCVD. Existing non-statin treatment options have been largely unable to address the needs of patients with high cholesterol due to limited efficacy, an inconvenient injectable administration route and market access restrictions. It is estimated that over 75% of ASCVD and heterozygous familial hypercholesterolemia (“HeFH”) outpatients prefer oral drugs to injectable therapies. Additionally, we estimate that approximately 10 million patients diagnosed with hypercholesterolemia are receiving no therapy at all.

The following table depicts our estimated total addressable market landscape:

Our lead product candidate, obicetrapib, is a next-generation, oral, low-dose CETP inhibitor that we are developing to potentially overcome the limitations of current LDL-C lowering treatments. We believe that obicetrapib has the potential to be a once-daily oral CETP inhibitor for lowering LDL-C, if approved. In our Phase 2 ROSE2 clinical trial evaluating obicetrapib in combination with ezetimibe as an adjunct to high-intensity statin therapy, obicetrapib met its primary and secondary endpoints, with statistically significant, clinically meaningful reductions in LDL-C and apolipoprotein B (“ApoB”) observed. In five of our Phase 2 trials, TULIP, ROSE, OCEAN, ROSE2 and our Japan Phase 2b trial, evaluating obicetrapib as a monotherapy or a combination therapy with ezetimibe 10 mg, we observed statistically significant LDL-C lowering results with side effects similar in frequency and severity to placebo, including with respect to muscle-related side effects, and drug-related treatment-emergent serious adverse events (“TESAEs”). We have observed a favorable tolerability profile for obicetrapib in an aggregate of over 800 patients with low or moderately elevated LDL-C levels (“dyslipidemia”) in our clinical trials to date. Furthermore, we believe that obicetrapib’s oral delivery, demonstrated activity at low doses, chemical properties and tolerability make it well-suited for combination approaches. We are developing a fixed dose combination of obicetrapib 10 mg and ezetimibe 10 mg, a combination that has been observed to demonstrate even greater LDL-C reduction in our Phase 2b ROSE2 clinical trial.

Lowering of LDL-C, has been associated with major adverse cardiovascular events (“MACE”) benefit in trials of LDL-C lowering drugs, including the REVEAL trial with the CETP inhibitor, anacetrapib. We are performing a cardiovascular outcomes trial (“CVOT”) to reconfirm this relationship.

Our goal is to develop and commercialize an LDL-C lowering monotherapy and a fixed-dose combination therapy, which offers the advantage of a single, low dose, once-daily oral pill, and fulfills the significant unmet need for an effective and convenient LDL-C lowering therapy. If we obtain marketing approval, we intend to commercialize obicetrapib for patients with ASCVD and/or HeFH and elevated levels of LDL-C despite being treated with currently available optimal lipid lowering therapy.

We have partnered with A. Menarini International Licensing S.A., part of Menarini Group (“Menarini”), providing them with the exclusive rights to commercialize obicetrapib 10 mg either as a sole active ingredient product or in a fixed dose combination with ezetimibe in the majority of European countries, if approved. Subject to receipt of marketing approval, our current plan is to pursue development and commercialization of obicetrapib in the United States ourselves, and to consider additional partners for jurisdictions outside of the

United States and the European Union, including in Japan and China. In addition to our partnership with Menarini, we may in the future utilize a variety of types of collaboration, license, monetization, distribution and other arrangements with other third parties relating to the development or commercialization, once approved, of obicetrapib or future product candidates or indications. We are also continually evaluating the potential acquisition or license of new product candidates.

The following table summarizes our current clinical programs:

*	Other than as noted, the pipeline represents trials that are currently ongoing. Projections are subject to inherent limitations. Actual results may differ from expectations. The timing of regulatory submissions is subject to additional discussions with regulators.

We are conducting two Phase 3 pivotal trials, BROADWAY and BROOKLYN, to evaluate obicetrapib as a monotherapy used as an adjunct to maximally tolerated lipid-lowering therapies to potentially enhance LDL-C lowering in patients with ASCVD and or HeFH. We completed enrollment for BROOKLYN in April 2023 and for BROADWAY in July 2023. Over 2,500 patients have been randomized in the BROADWAY trial and over 350 patients have been randomized in the BROOKLYN trial. We currently expect to report top-line data from BROOKLYN in the third quarter of 2024 and from BROADWAY in the fourth quarter of 2024. In March 2022, we commenced our Phase 3 PREVAIL CVOT, which is designed to assess the potential of obicetrapib to reduce occurrences of MACE, including cardiovascular death, non-fatal myocardial infarction, non-fatal stroke and non-elective coronary revascularization in at least 9,000 patients. We expect to complete enrollment in PREVAIL in the first quarter of 2024 and report top-line data in 2026. On June 5, 2023, we reported top-line results from our Phase 2b dose-finding trial of obicetrapib as an adjunct to stable statin therapy in patients with dyslipidemia in Japan, and on September 21, 2023, reported initial data from our Phase 2a clinical trial evaluating obicetrapib in patients with early Alzheimer’s disease.

We are also investigating obicetrapib as a fixed dose combination with ezetimibe, an oral cholesterol absorption inhibitor and LDL-C lowering therapy, and plan to seek approval for this fixed dose combination in parallel with obicetrapib monotherapy. In our Phase 2 ROSE2 trial, we evaluated the efficacy and safety of obicetrapib plus ezetimibe compared to obicetrapib and placebo alone. On June 3, 2023, we reported data from the Phase 2 ROSE2 trial, which met its primary and secondary endpoints. Based on the results of a pilot bioequivalence trial and the data and learnings from our ROSE2 trial, we have selected a formulation for a fixed-dose combination tablet of obicetrapib and ezetimibe and we anticipate initiating TANDEM, a Phase 3 pivotal trial, to evaluate 10 mg obicetrapib and 10 mg ezetimibe as a fixed-dose combination used as an adjunct to diet and maximally tolerated lipid-lowering therapies to potentially enhance LDL-lowering in patients with HeFH, ASCVD or ASCVD risk equivalents, in the first quarter of 2024. TANDEM’s primary endpoints include percent change from baseline in LDL-C of obicetrapib 10 mg and ezetimibe 10 mg fixed dose combination compared to placebo, ezetimibe 10 mg monotherapy and obicetrapib 10 mg monotherapy on day 84. Secondary endpoints include percent changes from baseline of obicetrapib 10 mg and ezetimibe 10 mg fixed dose combination compared to placebo, ezetimibe 10 mg monotherapy and obicetrapib 10 mg monotherapy on day 84 in ApoB and non-HDL-C. We also expect to evaluate the safety and tolerability profile of the fixed dose combination. We anticipate enrolling approximately 400 patients in our TANDEM trial and releasing topline data in the first quarter of 2025. Our goal is to submit a New Drug Application (“NDA”) for the fixed dose combination shortly after submitting an NDA for obicetrapib as a monotherapy. We expect that efficacy and safety data from BROADWAY and BROOKLYN will be described in the fixed dose combination product label, if approved.

We strive to protect and enhance our proprietary inventions and improvements that we consider commercially important to the development of our business, including by seeking, maintaining, and defending U.S. and foreign patent rights. All of the issued patents and pending patent applications in our patent portfolio are owned by our subsidiary, NewAmsterdam Pharma B.V., Dutch Chamber of Commerce registry number 55971946. As of December 31, 2023, we owned eight issued U.S. patents and 19 pending U.S. patent applications. We also owned 100 granted European patents and four pending European patent applications, two granted Chinese patents and seven pending Chinese patent applications. In addition, we owned 75 granted patents and 58 pending patent applications in other foreign jurisdictions, including international applications under the Patent Cooperation Treaty.

Preliminary Unaudited Financial Information for the Year Ended December 31, 2023

We have not finalized our financial statements as of and for the year ended December 31, 2023. Based on the information available to us as of the date of this prospectus supplement, we expect to report that we had approximately $340.5 million in total cash as of December 31, 2023. We believe that our existing cash will be sufficient to fund our anticipated level of operations through the anticipated readouts from our BROADWAY, BROOKLYN, TANDEM and PREVAIL trials. We have based this estimate on assumptions that may prove to be wrong, and we could use our available capital resources sooner than we currently expect. See the “Risk Factors” section of this prospectus supplement and the documents incorporated by reference for a discussion of the risks affecting our business that could have an adverse effect on our available capital resources.

The actual amounts that we report will be subject to our financial closing procedures and any final adjustments that may be made prior to the time our financial results for the year ended December 31, 2023 are finalized and filed with the SEC. The preliminary financial data included herein has been prepared by, and is the responsibility of, our management. Our independent registered public accounting firm has not audited, reviewed, compiled, or applied agreed-upon procedures with respect to the preliminary financial data and, accordingly, does not express an opinion or any other form of assurance with respect thereto. This preliminary information should not be viewed as a substitute for financial statements prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) and it is not necessarily indicative of the results to be achieved in any future period. Accordingly, you should not place undue reliance on this preliminary information. We assume no duty to update this preliminary information except as required by law.

Corporate Information

We were incorporated as a Dutch private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) on June 10, 2022. On November 21, 2022, our corporate form was converted to a Dutch public limited liability company (naamloze vennootschap) and our name was changed to NewAmsterdam Pharma Company N.V. The Ordinary Shares and warrants to purchase Ordinary Shares (the “Public Warrants”) were registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are listed on Nasdaq under the symbols “NAMS” and “NAMSW,” respectively.

Our principal executive office is located at Gooimeer 2-35, 1411 DC Naarden, the Netherlands, and our telephone number is +31 (0) 35 206 2971.

Implications of Being an Emerging Growth Company

The Company is an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012. The Company will remain an “emerging growth company” until the earliest to occur of (i) the last day of the fiscal year (a) following the fifth anniversary of the effective date of the registration statement on Form F-4 (File No. 333-266510), filed by the Company and declared effective by the SEC on October 18, 2022 in connection with the business combination transaction between the Company and Frazier Lifesciences Acquisition Corporation (the “Business Combination”), (b) in which the Company has total annual gross revenue of at least $1.235 billion or (c) in which the Company is deemed to be a large accelerated filer, which means the market value of Ordinary Shares held by non-affiliates exceeds $700 million as of the last business day of the Company’s prior second fiscal quarter, and (ii) the date on which the Company issued more than $1.0 billion in non-convertible debt during the prior three-year period. As such, the Company takes advantage of exemptions from various reporting requirements that are applicable to most other public companies, including, but not limited to, an exemption from the provisions of Section 404(b) of the Sarbanes-Oxley Act of 2002 requiring that the Company’s independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting and reduced disclosure obligations regarding executive compensation.

Recent Transition to U.S. Domestic Public Company Reporting

As of January 1, 2024, we no longer qualified as a “foreign private issuer” under the rules and regulations of the SEC. While we were a “foreign private issuer,” the Company was subject to different U.S. securities laws than U.S. domestic public companies. As a U.S. domestic public company, the Company is no longer exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. Those proxy statements are now required to conform to Schedule 14A of the proxy rules promulgated under the Exchange Act. As a U.S. domestic public company, the Company is no longer exempt from a number of rules under the U.S. securities laws and is now required to file information with the SEC additional to that we previously filed as a foreign private issuer. In addition, as a U.S. domestic public company, the Company’s officers and directors and holders of more than 10% of the issued and outstanding Ordinary Shares are no longer exempt from the rules under the Exchange Act requiring insiders to report purchases and sales of Ordinary Shares or from Section 16 short swing profit reporting and liability. In addition, we lost our ability to rely upon exemptions from certain corporate governance requirements under the listing rules of Nasdaq. Finally, we now must prepare our financial statements in accordance with U.S. GAAP, which are different from the international financial reporting standards as issued by the International Accounting Standards Board (“IFRS”), the standards that applied to our historical financial statements, which may make it difficult for investors to compare our financial performance over time. Additionally our financial statements will be presented in USD. Unless otherwise indicated, the historical financial information included or incorporated by reference into this prospectus supplement is presented in accordance with IFRS and presented in Euros.

THE OFFERING

Ordinary Shares offered by us	4,488,159 Ordinary Shares (or 5,871,909 Ordinary Shares if the underwriters exercise in full their option to purchase additional Ordinary Shares).

Pre-funded warrants offered by us	We are also offering, in lieu of Ordinary Shares to certain investors, pre-funded warrants to purchase 4,736,841 Ordinary Shares. The purchase price of each pre-funded warrant is the public offering price per Ordinary Share minus the exercise price of each pre-funded warrant, which is $0.0001 per Ordinary Share. Each pre-funded warrant will be exercisable from the date of issuance until the date the warrant is exercised in full, subject to an ownership limitation. See “Description of Pre-Funded Warrants.” This prospectus supplement also relates to the Ordinary Shares issuable upon the exercise of such pre-funded warrants.

Ordinary Shares to be outstanding immediately after this offering	86,812,490 Ordinary Shares (or 88,196,240 Ordinary Shares if the underwriters exercise in full their option to purchase additional Ordinary Shares), excluding any Ordinary Shares upon exercise of the pre-funded warrants.

Option to purchase additional Ordinary Shares	We have granted the underwriters an option for a period of 30 days to purchase up to an additional 1,383,750 Ordinary Shares from us on the same terms and conditions set forth above.

Use of proceeds	We currently intend to use the net proceeds from the sale of the Ordinary Shares offered hereby to fund the continued development and ongoing commercial preparedness of obicetrapib, and for working capital, capital expenditures and general corporate purposes. See “Use of Proceeds” on page S-13 of this prospectus supplement.

Risk factors	See “Risk Factors” beginning on page S-9 and other information included and incorporated by reference in this prospectus supplement for a discussion of factors that you should carefully consider before deciding to invest in the Ordinary Shares.

Lock-up agreements	We, each of our executive officers, directors and certain of our affiliates have entered into lock-up agreements, which restrict such persons from engaging in certain transactions in our securities during the Lock-Up Period (as defined below) without the consent of Jefferies LLC and Leerink Partners LLC. See “Underwriting—No Sales of Similar Securities” in this prospectus supplement.

Nasdaq Global Market symbol	“NAMS.” There is no established public trading market for the pre-funded warrants, and we do not expect a market to develop. In addition, we do not intend to apply for a listing of the pre-funded warrants on Nasdaq, any other national securities exchange or any other nationally recognized trading system.

The number of Ordinary Shares to be outstanding after this offering is based on 82,324,331 Ordinary Shares outstanding as of June 30, 2023 and excludes in each case as of June 30, 2023:

∎	13,966,164 Ordinary Shares issuable upon the exercise of outstanding options having a weighted-average exercise price of approximately $7.33 per Ordinary Share;

∎	4,017,321 Ordinary Shares issuable upon the exercise of outstanding warrants with a weighted-average exercise price of $11.50 per Ordinary Share;

∎	4,596,646 Ordinary Shares reserved for issuance pursuant to future awards under the Company’s Long-Term Incentive Plan;

∎	301,219 Ordinary Shares reserved for issuance pursuant to future awards under the Company’s Supplementary Long-Term Incentive Plan; and

∎	1,886,137 Ordinary Shares issuable upon the achievement of a certain clinical development milestone pursuant to the Business Combination Agreement.

In addition, unless we specifically state otherwise, all information in this prospectus supplement assumes no exercise of outstanding options to purchase Ordinary Shares subsequent to June 30, 2023.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise of the pre-funded warrants we are offering to certain investors.

RISK FACTORS

Investing in the Ordinary Shares and pre-funded warrants involves a high degree of risk. Before making a decision to invest in the Ordinary Shares or pre-funded warrants, you should consider carefully the risks and uncertainties described under the heading “Risk Factors” contained or incorporated by reference in this prospectus supplement, including the risk factors listed below and the ones incorporated by reference herein from our Annual Report on Form 20-F for the fiscal year ended December 31, 2022 (“Annual Report”), filed with the SEC on March 31, 2023, as may be updated by our other filings we make with the SEC, including our subsequent annual reports. The risks described in these documents are not the only ones we face. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could harm our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations and prospects or cash flow could be harmed. This could cause the trading price of the Ordinary Shares and pre-funded warrants to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Special Note Regarding Forward-Looking Statements.”

Risks Related to This Offering

You may experience immediate and substantial dilution in the book value of your investment.

If you purchase the Ordinary Shares or pre-funded warrants in this offering, you will experience immediate dilution in an amount equal to the difference between the purchase price per share and our then-net tangible book value per Ordinary Share. After giving effect to the sale in this offering of (i) 4,488,159 Ordinary Shares at the public offering price of $19.00 per share and (ii) pre-funded warrants to purchase 4,736,841 Ordinary Shares at the public offering price of $18.9999 per share and based on our net tangible book value as of June 30, 2023 of €4.14 ($4.50) per Ordinary Share, if you purchase Ordinary Shares in this offering you will suffer substantial and immediate dilution of $12.85 per Ordinary Share in the net tangible book value of the Ordinary Shares. The future exercise of outstanding options and warrants will result in further dilution of your investment. Additionally, we are party to a sales agreement (the “Sales Agreement”) with Cowen and Company, LLC, pursuant to which we may sell Ordinary Shares for gross proceeds of up to $150.0 million from time to time through an “at-the-market” equity offering program. To the extent we sell Ordinary Shares under the Sales Agreement, you will experience further dilution. See the section titled “Dilution” in this prospectus supplement for more information.

We have broad discretion in the use of the net proceeds from this offering, and we may not use them effectively.

We currently intend to use the net proceeds from this offering as described in the section titled “Use of Proceeds” in this prospectus supplement. However, the Company’s board of directors (the “Board of Directors”) and management retain broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of the Ordinary Shares. Our failure to apply these funds effectively could result in financial losses, which could have a material adverse effect on our business, results of operations, financial condition and prospects.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we expect to offer additional securities in the future, including securities convertible into or exchangeable for Ordinary Shares. We cannot assure you that we will be able to sell the Ordinary Shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing Ordinary Shares or other securities in the future could have rights superior to existing shareholders. The price per share at which we sell additional Ordinary Shares or other securities convertible into or exchangeable for the Ordinary Shares in future transactions may be higher or lower than the price per share in this offering.

Future sales or issuances of Ordinary Shares in the public markets, or the perception of such sales, could depress the trading price of the Ordinary Shares.

The sale of a substantial number of Ordinary Shares or other equity-related securities in the public markets, or the perception that such sales could occur, could depress the market price of the Ordinary Shares and impair our ability to raise capital through the sale of additional equity securities. We may sell large quantities of Ordinary Shares at any time pursuant to this prospectus supplement or in one or more separate offerings. We cannot predict the effect that future sales of Ordinary Shares or other equity-related securities would have on the market price of the Ordinary Shares.

The price of the Ordinary Shares is and may continue to be volatile and you may not be able to resell our securities at or above the price you paid.

The market price for the Ordinary Shares is volatile and may fluctuate significantly in response to a number of factors, most of which we cannot control, such as fluctuations in financial results, our ability to advance the development of obicetrapib or changes in securities analysts’ recommendations. In addition, the Ordinary Shares have been and may continue to be affected by limited trading volume. Each of these factors, among others, could harm your investment in the Ordinary Shares and could result in you being unable to resell the shares that you purchased at a price equal to or above the price you paid.

There is no public market for the pre-funded warrants being offered in this offering.

There is no public trading market for the pre-funded warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the pre-funded warrants on any securities exchange or nationally recognized trading system, including Nasdaq. Without an active market, the liquidity of the pre-funded warrants will be limited.

We will not receive any additional funds upon the exercise of the pre-funded warrants.

Each pre-funded warrant is exercisable for $0.0001 per Ordinary Share underlying such warrant, which may be paid solely by way of a cashless exercise, meaning that the holder would receive upon such exercise the net number of Ordinary Shares determined according to the formula set forth in the pre-funded warrant. Accordingly, we will not receive any additional funds upon the exercise of the pre-funded warrants.

Holders of pre-funded warrants purchased in this offering will have no rights as shareholders until such holders exercise their pre-funded warrants and acquire our Ordinary Shares.

Until holders of pre-funded warrants acquire Ordinary Shares upon exercise of the pre-funded warrants, holders of prefunded warrants will have no rights with respect to the Ordinary Shares underlying such pre-funded warrants. Upon exercise of the pre-funded warrants, the holders will be entitled to exercise the rights of a shareholder only as to matters for which the record date occurs after the exercise date.

Significant holders or beneficial holders of our Ordinary Shares may not be permitted to exercise pre-funded warrants that they hold.

A holder of pre-funded warrants will not be entitled to exercise any portion of any pre-funded warrant that, upon giving effect to such exercise, would cause: (i) the aggregate number of Ordinary Shares beneficially owned by such holder (together with its affiliates) to exceed 9.99% of the number of Ordinary Shares immediately after giving effect to the exercise or (ii) the combined voting power of our securities beneficially owned by such holder (together with its affiliates) to exceed 9.99% of the combined voting power of all of our securities outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants. As a result, you may not be able to exercise your pre-funded warrants for Ordinary Shares at a time when it would be financially beneficial for you to do so. In such a circumstance, you could seek to sell your pre-funded warrants to realize value, but you may be unable to do so in the absence of an established trading market and due to applicable transfer restrictions. See the section titled “Description of Pre-funded Warrants.”

Risks Related to Ownership of Our Securities

Our PFIC status could result in adverse U.S. federal income tax consequences to U.S. Holders.

Based on current estimates of the composition of the income and assets of the Company and its subsidiaries for the taxable year ended December 31, 2023, we believe that the Company may be treated as a passive foreign investment company (a “PFIC”) for U.S. federal income tax purposes for the 2023 taxable year. We have not yet determined whether we expect to be a PFIC for any future taxable years. Under the U.S. Internal Revenue Code of 1986, as amended (the “Code”), a non-U.S. corporation is classified as a PFIC for any tax year if, after the application of certain “look-through” rules with respect to subsidiaries, at least 75% of its gross income is “passive income” or at least 50% of the value of its assets, determined on the basis of quarterly averages, is attributable to assets that produce or are held for the production of “passive income.” The determination of whether the Company or any of its non-U.S. subsidiaries is a PFIC is made annually and thus subject to change, and it generally cannot be made until the end of the taxable year.

Passive income generally includes dividends, interest, royalties, rents (other than certain rents and royalties derived in the active conduct of a trade or business), annuities and gains from assets that produce passive income. Cash is a passive asset for PFIC purposes, even if held as working capital. For this purpose, a non-U.S. corporation is generally treated as owning a proportionate share of the assets and earning a proportionate share of the income of any other corporation in which it owns, directly or indirectly, at least 25% (by value) of the stock.

A U.S. Holder (as defined in the section entitled “United States Federal Income Tax Considerations” in this prospectus supplement) generally will be subject to additional U.S. federal income taxes and interest charges on the gain from a sale of Ordinary Shares and on receipt of an “excess distribution” with respect to Ordinary Shares or any of its non-U.S. subsidiaries. A U.S. Holder of stock of a PFIC generally may mitigate these adverse U.S. federal income tax consequences, however, by making a “qualified electing fund” election or a “mark-to-market” election. If we determine that we and/or any of our subsidiaries is a PFIC for any taxable year, we intend to provide a U.S. Holder such information as the United States Internal Revenue Service (the “IRS”) may require, including a PFIC Annual Information Statement, in order to enable the U.S. Holder to make and maintain a “qualified electing fund” election with respect to the Company and/or such non-U.S. subsidiaries, but there can be no assurance that we will be able to timely provide such required information.

As of January 1, 2024, we no longer qualified as a “foreign private issuer” and are now required to comply with the reporting requirements for U.S. domestic public companies, which could result in significant additional costs and expenses.

As of January 1, 2024, we no longer qualified as a “foreign private issuer” under the rules and regulations of the SEC and therefore are required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act from which we were previously exempted. We are now required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. We now must comply with U.S. federal proxy requirements, and our officers, directors and principal shareholders are subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, we lost our ability to rely upon exemptions from certain corporate governance requirements under the listing rules of Nasdaq. The regulatory and compliance costs associated with the reporting and governance requirements applicable to U.S. domestic public companies may be significantly higher than the costs we previously incurred as a foreign private issuer. As a result, we expect that the loss of foreign private issuer status will increase our legal and financial compliance costs and will make some activities highly time-consuming and costly. In addition, we need to develop our U.S. reporting and compliance infrastructure and may face challenges in complying with the new requirements applicable to us.

We must now present our financial statements in USD, rather than Euros. In addition, we now must prepare our financial statements in accordance with U.S. GAAP, which are different from IFRS, the standards that applied to our historical financial statements. There are certain significant differences between the assumptions, estimates and judgments applied under U.S. GAAP and those applied under IFRS, and as a result, our historical financial information presented in accordance with IFRS will be different once restated in accordance with U.S. GAAP, which may make it difficult for investors to compare our financial performance over time. For example, we expect the amounts we report for our total shareholders’ equity and total comprehensive loss for the year ended December 31, 2022, once restated under U.S. GAAP, to be significantly less than such amounts as historically reported under IFRS.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein contain forward-looking statements. Forward-looking statements provide the Company’s current expectations or forecasts of future events. Forward-looking statements include statements about the Company’s expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Words or phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will” and “would,” or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. Examples of forward-looking statements in this prospectus supplement, the accompanying prospectus, and the documents incorporated herein include, but are not limited to, statements regarding the Company’s disclosure concerning its operations, cash flows and financial position.

Forward-looking statements in this prospectus supplement, the accompanying prospectus and any document incorporated by reference herein may include, for example, statements about:

∎	the potential liquidity and trading of the Company’s public securities;

∎	the Company’s ability to raise additional capital in sufficient amounts or on terms acceptable to it;

∎	the efficacy and safety of the Company’s product candidate, obicetrapib, as well as potential reimbursement and anticipated market size and market opportunity;

∎	the Company’s dependence on the success of obicetrapib, including the obtaining of regulatory approval to market obicetrapib;

∎

the timing, progress and results of clinical trials for obicetrapib, including statements regarding the timing of initiation and completion of studies or trials and related preparatory work and the period during which results of trials will become available and marketing submissions made;

∎	the Company’s ability to attract and retain senior management and key scientific personnel;

∎	the Company’s limited experience in marketing and distributing products;

∎	managing the risks related to the Company’s international operations;

∎	the Company’s ability to achieve the broad degree of physician adoption and use and market acceptance necessary for commercial success;

∎	the Company’s estimates regarding expenses, future revenue, capital requirements and needs for additional financing;

∎	developments regarding the Company’s competitors and the Company’s industry;

∎	the impact of government laws and regulations;

∎	the Company’s reliance on third parties for all aspects of the manufacturing of obicetrapib for clinical trials; and

∎	the Company’s efforts to obtain, protect or enforce its patents and other intellectual property rights related to the Company’s product candidate.

Forward-looking statements are subject to known and unknown risks and uncertainties and actual results could differ materially from those expected or implied by the forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the risk factors described in the section titled “Risk Factors” in this prospectus supplement and under similar headings in the other documents that are incorporated by reference herein. Accordingly, you should not rely on these forward-looking statements, which speak only as of the date they were made. The Company believes that it had a reasonable basis for these statements at the time such statements were made. However, the information that the Company relied upon to form this reasonable basis may be limited or incomplete. The Company undertakes no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this prospectus supplement or to reflect the occurrence of unanticipated events, except as required by law.

USE OF PROCEEDS

We estimate that the net proceeds to us from this offering will be approximately $164.1 million, or approximately $188.8 million if the underwriters exercise in full their option to purchase additional Ordinary Shares, in each case, after deducting underwriting discounts and commissions and estimated offering expenses payable by us. We will not receive any proceeds from the exercise of the pre-funded warrants.

We currently intend to use the net proceeds from the sale of the Ordinary Shares offered hereby to fund the continued development and ongoing commercial preparedness of obicetrapib, and for working capital, capital expenditures and general corporate purposes. We may also use a portion of the net proceeds to acquire or invest in new product candidates or a variety of types of collaboration, license, monetization, distribution and other arrangements with other third parties relating to the development or commercialization, once approved, of obicetrapib or future product candidates or indications; however, we have no current plans, commitments or obligations to do so. Our expected use of the net proceeds from this offering represents our current intentions based on our present plans and business condition, which could change as our plans and business conditions evolve. The amounts and timing of our actual use of the net proceeds from this offering will vary depending on numerous factors, including our ability or desire to sell Ordinary Shares under the Sales Agreement. As a result, we cannot predict with certainty all of the particular uses for any net proceeds to be received or the amounts that we will actually spend on the uses set forth above. The Board of Directors and our management retain broad discretion in the application of the net proceeds from this offering.

Pending these uses, we intend to invest the net proceeds in short- and intermediate-term interest-bearing financial instruments.

CAPITALIZATION

The following table sets forth the capitalization of the Company as of June 30, 2023:

∎	on an actual basis; and

∎

on an as adjusted basis to give effect to the sale in this offering of 4,488,159 Ordinary Shares at the public offering price of $19.00 per share and pre-funded warrants to purchase 4,736,841 Ordinary Shares at the public offering price of $18.9999 per share, after deducting underwriting discounts and commissions and estimated offering expenses payable by us (assuming (i) no exercise of the underwriters’ option to purchase additional Ordinary Shares and (ii) no exercise of the pre-funded warrants we are offering to certain investors).

The information in this table should be read in conjunction with the financial statements and notes thereto and other financial information incorporated by reference into this prospectus supplement, including the information under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Exhibit 99.2 of our Form 6-K filed August 7, 2023. Our historical results do not necessarily indicate our expected results for any future periods.

AS OF JUNE 30, 2023	ACTUAL (€) IN THOUSANDS	AS ADJUSTED (€) IN THOUSANDS(1)
Cash	383,495	534,538
Total liabilities	48,834	48,834
Share capital	608,754	759,797 (2)
Accumulated loss	(194,463)	(194,463)
Other reserves	16,852	16,852
Translation differences	(8,879)	(8,879)
Total equity	422,264	573,307
Total equity and liabilities	471,098	622,141

(1)	Reflects estimated net proceeds of €151.0 million.
(2)	Does not reflect the potential classification of all or a portion of the pre-funded warrants as a liability in respect of warrants.

The information in the table above is based on 82,324,331 Ordinary Shares outstanding as of June 30, 2023 and excludes the impact of:

∎	13,966,164 Ordinary Shares issuable upon the exercise of outstanding options having a weighted-average exercise price of approximately $7.33 per Ordinary Share;

∎	4,017,321 Ordinary Shares issuable upon the exercise of outstanding warrants with a weighted-average exercise price of $11.50 per Ordinary Share;

∎	4,596,646 Ordinary Shares reserved for issuance pursuant to future awards under the Company’s Long-Term Incentive Plan;

∎	301,219 Ordinary Shares reserved for issuance pursuant to future awards under the Company’s Supplementary Long-Term Incentive Plan; and

∎	1,886,137 Ordinary Shares issuable upon the achievement of a certain clinical development milestone pursuant to the Business Combination Agreement.

In addition, unless we specifically state otherwise, all information in this prospectus supplement assumes no exercise of outstanding options to purchase Ordinary Shares subsequent to June 30, 2023.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise of the pre-funded warrants we are offering to certain investors.

DIVIDEND POLICY

We have never declared or paid any cash dividends on the Ordinary Shares. We currently intend to retain all available funds and any future earnings for use in the operation of our business and do not anticipate paying any dividends on the Ordinary Shares in the foreseeable future. The Board of Directors may only pay dividends and other distributions from our reserves to the extent our shareholders’ equity (eigen vermogen) exceeds the sum of our paid-in and called-up share capital plus the reserves it must maintain under Dutch law or the Articles of Association and (if it concerns a distribution of profits) after adoption of our statutory annual accounts by a general meeting of our shareholders (a “General Meeting”) from which it appears that such dividend distribution is allowed. Subject to those restrictions, any future determination to pay dividends or other distributions from our reserves will be at the discretion of the Board of Directors and will depend upon a number of factors, including our results of operations and prospects, financial condition, future prospects, contractual restrictions, restrictions imposed by applicable law and other factors the Board of Directors deems relevant.

Under the Articles of Association, the Board of Directors may decide that all or part of the profits shown in our adopted statutory annual accounts will be added to our reserves. After reservation of any such profits, any remaining profits will be at the disposal of the General Meeting at the proposal of the Board of Directors for distribution on Ordinary Shares, subject to applicable restrictions of Dutch law. The Board of Directors is permitted, subject to certain requirements and applicable restrictions of Dutch law, to declare interim dividends without the approval of the General Meeting. Dividends and other distributions will be made payable no later than a date determined by the Company. Claims to dividends and other distributions not made within five years from the date that such dividends or distributions became payable will lapse and any such amounts will be considered to have been forfeited to us (verjaring).

DILUTION

If you invest in the Ordinary Shares or pre-funded warrants offered hereby, your ownership interest will be diluted immediately to the extent of the difference between the price you pay in this offering and the net tangible book value per Ordinary Share after this offering.

Net tangible book value per Ordinary Share represents the amount of our total assets less our total liabilities, excluding intangible assets, divided by the number of the Ordinary Shares outstanding as of June 30, 2023. As of June 30, 2023, we had a historical net tangible book value of €340.6 million ($370.1 million), corresponding to a net tangible book value per Ordinary Share of €4.14 ($4.50).

After giving effect to the issuance and sale of (i) 4,488,159 Ordinary Shares in this offering at a public offering price of $19.00 per Ordinary Share and (ii) pre-funded warrants to purchase 4,736,841 Ordinary Shares at the public offering price of $18.9999 per pre-funded warrant (which equals the price per Ordinary Share being sold in this offering, minus the $0.0001 per share exercise price of each pre-funded warrant), assuming no exercise of the pre-funded warrants, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2023 would have been €491.7 million ($534.3 million), corresponding to a net tangible book value per Ordinary Share of €5.66 ($6.15). This represents an immediate increase in net tangible book value of €1.53 ($1.66) per Ordinary Share to existing shareholders and immediate dilution of $12.85 per Ordinary Share to new investors purchasing Ordinary Shares in this offering. Dilution per Ordinary Share to new investors is determined by subtracting our as adjusted net tangible book value per Ordinary Share from the public offering price per Ordinary Share paid by new investors.

The following table illustrates this dilution on a per-Ordinary Share basis. The Euro amounts in this section were translated solely for convenience to U.S. dollars at a rate of €1.00 to $1.0866, the exchange rate reported as of June 30, 2023 by the European Central Bank.

Public offering price per Ordinary Share		$19.00
Net tangible book value per Ordinary Share as of June 30, 2023	$4.50
Increase in net tangible book value per Ordinary Share attributable to this offering	1.66

As adjusted net tangible book value per Ordinary Share after giving effect to this offering		6.15

Dilution per Ordinary Share to new investors participating in this offering		$12.85

Assuming the pre-funded warrants were immediately and fully exercised, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value at June 30, 2023 after giving effect to this offering would have been approximately $534.3 million, or approximately $5.84 per Ordinary Share, representing an increase in net tangible book value of $1.34 per share to existing shareholders and immediate dilution in net tangible book value of $13.16 per Ordinary Share to investors in this offering at the public offering price.

If the underwriters exercise in full their option to purchase additional Ordinary Shares and assuming the pre-funded warrants were immediately and fully exercised, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value at June 30, 2023 after giving effect to this offering would have been approximately $559.0 million, or approximately $6.01 per Ordinary Share, representing an increase in net tangible book value of $1.52 per share to existing shareholders and immediate dilution in net tangible book value of $12.99 per Ordinary Share to investors in this offering at the public offering price.

The above discussion and table are based on based on 82,324,331 Ordinary Shares outstanding as of June 30, 2023 and excludes in each case as of June 30, 2023:

∎	13,966,164 Ordinary Shares issuable upon the exercise of outstanding options having a weighted-average exercise price of approximately $7.33 per Ordinary Share;

∎	4,017,321 Ordinary Shares issuable upon the exercise of outstanding warrants with a weighted-average exercise price of $11.50 per Ordinary Share;

∎	4,596,646 Ordinary Shares reserved for issuance pursuant to future awards under the Company’s Long-Term Incentive Plan;

∎	301,219 Ordinary Shares reserved for issuance pursuant to future awards under the Company’s Supplementary Long-Term Incentive Plan; and

∎	1,886,137 Ordinary Shares issuable upon the achievement of a certain clinical development milestone pursuant to the Business Combination Agreement.

In addition, unless we specifically state otherwise, all information in this prospectus supplement assumes no exercise of outstanding options to purchase Ordinary Shares subsequent to June 30, 2023.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise of the pre-funded warrants we are offering to certain investors.

DESCRIPTION OF PRE-FUNDED WARRANTS

The following is a brief summary of certain terms and conditions of the pre-funded warrants being offered by this prospectus supplement. The following description is subject in all respects to the provisions contained in the pre-funded warrants.

Form

The pre-funded warrants will be issued as individual warrant agreements to the investors. The form of pre-funded warrant will be filed as an exhibit to our Current Report on Form 8-K that we expect to file with the SEC in connection with this offering.

Term

The pre-funded warrants will not expire.

Exercisability

The pre-funded warrants are exercisable at any time between their original issuance and their expiration. The pre-funded warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice solely by means of a cashless exercise, in which the holder would receive upon such exercise the net number of Ordinary Shares determined according to the formula set forth in the pre-funded warrant. No fractional Ordinary Shares will be issued in connection with the exercise of a pre-funded warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the last trade price of our Ordinary Shares on the exercise date.

Exercise limitations

We may not effect the exercise of any pre-funded warrant, and a holder will not be entitled to exercise any portion of any pre-funded warrant that, upon giving effect to such exercise, would cause: (i) the aggregate number of Ordinary Shares beneficially owned by such holder (together with its affiliates) to exceed 9.99% of the number of Ordinary Shares outstanding immediately after giving effect to the exercise; or (ii) the combined voting power of our securities beneficially owned by such holder (together with its affiliates) to exceed 9.99% of the combined voting power of all of our securities outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants. However, any holder of a pre-funded warrant may increase or decrease such percentage to any other percentage not in excess of 19.99% upon at least 61 days’ prior written notice from the holder to us.

Exercise price

The exercise price per whole Ordinary Share purchasable upon the exercise of the pre-funded warrants is $0.0001 per Ordinary Share. The exercise price of the pre-funded warrants and the number of Ordinary Shares issuable upon exercise of the pre-funded warrants is subject to appropriate adjustment in the event of certain share dividends and distributions, share splits, share combinations, reclassifications or similar events affecting our Ordinary Shares.

Transferability

Subject to applicable laws, the pre-funded warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange listing

We do not plan on applying to list the pre-funded warrants on Nasdaq, any other national securities exchange or any other nationally recognized trading system.

Warrant agent

We will initially serve as the warrant agent under the pre-funded warrants.

Fundamental transactions

Upon the consummation of a fundamental transaction (as described in the pre-funded warrants, and generally including any reorganization, recapitalization or reclassification of our Ordinary Shares, the sale, transfer or other disposition of all or substantially all of our assets, our consolidation or merger with or into another person in which we are not the surviving entity, the acquisition of more than 50% of our outstanding Ordinary Shares, or any person or group becoming the beneficial owner of 50% of the voting power of our outstanding Ordinary Shares), the holders of the pre-funded warrants will be entitled to receive, upon exercise of the pre-funded warrants, the same kind and amount of securities, cash or other property that such holders would have received had they exercised the pre-funded warrants immediately prior to such fundamental transaction, without regard to any limitations on exercise contained in the pre-funded warrants. Notwithstanding the foregoing, in the event of a fundamental transaction where the consideration consists solely of cash, solely of marketable securities or a combination of cash and marketable securities, then each pre-funded warrant shall automatically be deemed to be exercised in full in a cashless exercise effective immediately prior to and contingent upon the consummation of such fundamental transaction.

No rights as a shareholder

Except by virtue of such holder’s ownership of shares of our Ordinary Shares, the holder of a pre-funded warrant does not have the rights or privileges of a holder of our Ordinary Shares, including any voting rights, until such holder exercises the pre-funded warrant and receives the underlying Ordinary Shares.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a description of the material U.S. federal income tax considerations to the U.S. Holders (as defined below) of owning and disposing of the Ordinary Shares and any pre-funded warrants issued pursuant to this offering (collectively, the “Securities”). It is not a comprehensive description of all tax considerations that may be relevant to a particular person’s decision to acquire the Securities. This discussion applies only to a U.S. Holder that is an initial purchaser of the Securities offered pursuant to this prospectus supplement and the accompanying prospectus and that holds the Securities as a capital asset for tax purposes (generally, property held for investment). In addition, this discussion does not describe all of the tax consequences that may be relevant in light of a U.S. Holder’s particular circumstances, including state and local tax consequences, estate tax consequences, alternative minimum tax consequences, the potential application of the Medicare contribution tax on net investment income, application of the special tax accounting rules under Section 451(b) of the Code and tax consequences applicable to U.S. Holders subject to special rules, such as:

∎	banks, other financial institutions or insurance companies;

∎	mutual funds and pension plans;

∎	U.S. expatriates and certain former citizens or long-term residents of the United States;

∎	dealers or traders in securities who use a mark-to-market method of tax accounting;

∎

persons holding the Securities as part of a hedging transaction, “straddle,” “hedge,” “conversion,” “synthetic security,” “constructive ownership transaction,” “constructive sale” or other integrated transaction for U.S. federal income tax purposes;

∎	U.S. Holders whose “functional currency” for U.S. federal income tax purposes is not the U.S. dollar;

∎	brokers, dealers or traders in securities, commodities or currencies;

∎	tax-exempt organizations, qualified retirement plans, individual retirement accounts or other tax deferred accounts;

∎	S corporations, partnerships, or other entities or arrangements classified as partnerships for U.S. federal income tax purposes;

∎	regulated investment companies or real estate investment trusts;

∎	persons who acquired the Securities pursuant to the exercise of any employee option or otherwise as compensation;

∎	corporations that accumulate earnings to avoid U.S. federal income tax;

∎	persons holding the Securities in connection with a trade or business or permanent establishment outside the United States; and

∎	persons who own (directly or through attribution) 10% or more (by vote or value) of our outstanding Securities

If an entity that is classified as a partnership for U.S. federal income tax purposes holds the Securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partnerships holding the Securities and partners in such partnerships are encouraged to consult their tax advisors as to the particular U.S. federal income tax consequences of holding and disposing of the Securities.

The discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), final, temporary and proposed U.S. Department of the Treasury (the “Treasury Department”) regulations promulgated under the Code (the “Treasury Regulations”), administrative pronouncements of the Internal Revenue Service (“IRS”), judicial decisions, and the income treaty between the Netherlands and the United States, all as of the date hereof, changes to any of which may affect the tax consequences described herein—possibly with retroactive effect.

A “U.S. Holder” is a holder who, for U.S. federal income tax purposes, is a beneficial owner of the Securities and is:

(A)	An individual who is a citizen or individual resident of the United States;

(B)	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state therein or the District of Columbia;

(C)	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

(D)

a trust if (1) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have authority to control all substantial decisions of the trust or (2) the trust has a valid election to be treated as a U.S. person under applicable U.S. Treasury Regulations.

PERSONS CONSIDERING AN INVESTMENT IN THE SECURITIES SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES APPLICABLE TO THEM RELATING TO THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE SECURITIES, INCLUDING THE APPLICABILITY OF U.S. FEDERAL, STATE AND LOCAL TAX LAWS.

Treatment of Pre-Funded Warrants

Although it is not entirely free from doubt, we intend to treat our pre-funded warrants as a class of our ordinary shares for U.S. federal income tax purposes and a holder of pre-funded warrants should generally be taxed in the same manner as a holder of ordinary shares. However, our position is not binding on the IRS and the IRS may treat the pre-funded warrants as warrants to acquire our ordinary shares. In that case, the amount and character of gain with respect to an investment in our pre-funded warrants could be materially different than the discussion set forth below. Accordingly, holders should consult their tax advisers regarding the U.S. federal tax consequences of an investment in the pre-funded warrants. The following discussion assumes our pre-funded warrants are properly treated as a class of our ordinary shares.

Consequences of Ownership and Disposition of the Securities to U.S. Holders—Application of Passive Foreign Investment Company Rules to U.S. Holders of Securities

Based on current estimates of the composition of the income and assets of the Company and its subsidiaries for the taxable year ended December 31, 2023, we believe that the Company may be treated as a PFIC for U.S. federal income tax purposes for the 2023 taxable year. However, we have not yet determined whether we expect to be a PFIC for any future taxable years. A non-U.S. corporation will be classified as a PFIC for U.S. federal income tax purposes if either (i) at least 75% of its gross income in a taxable year, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income or (ii) at least 50% of its assets in a taxable year (ordinarily determined based on fair market value and averaged quarterly over the year), including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived in the active conduct of a trade or business) and gains from the disposition of passive assets. A separate determination must be made after the close of each taxable year as to whether a foreign corporation was a PFIC for that year. Once a foreign corporation is treated as a PFIC it is, with respect to a shareholder during the time it qualifies as a PFIC, and subject to certain exceptions, always treated as a PFIC with respect to such shareholder, regardless of whether it satisfied either of the qualification tests in subsequent years.

There are three separate taxation regimes that could apply to a U.S. Holder of Securities under the PFIC rules, which are (i) the excess distribution regime (which is the default regime), (ii) the QEF regime, and (iii) the mark-to-market regime (each discussed below). A U.S. Holder who holds (actually or constructively) shares in a foreign corporation during any year in which such corporation qualifies as a PFIC is subject to U.S. federal income taxation under one of these three regimes. The effect of the PFIC rules on a U.S. Holder will depend upon which of these regimes applies to such U.S. Holder. Moreover, dividends paid by a PFIC (or entity that was a PFIC in the immediately preceding taxable year) are not eligible for the lower rates of taxation applicable to qualified dividend income (“QDI”) under any of the foregoing regimes.

Excess Distribution Regime

A U.S. Holder that does not make a QEF election or a mark-to-market election, both as described below, will be subject to the default “excess distribution regime” under the PFIC rules with respect to (i) any gain realized on a sale or other disposition (including a pledge) of Securities, and (ii) any “excess distribution” received on the U.S. Holder’s Securities (generally, any distributions in excess of 125% of the average of the annual distributions on Securities during the preceding three years or the U.S. Holder’s holding period, whichever is shorter).

Generally, under this excess distribution regime: the gain or excess distribution will be allocated ratably over the period during which the U.S. Holder held the Securities; the amount allocated to the current taxable year, will be treated as ordinary income; and the amount allocated to prior taxable years will be subject to the highest tax rate in effect for that taxable year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or excess distribution will be payable generally without regard to offsets from deductions, losses and expenses. In addition, gains (but not losses) a U.S. Holder realizes on the sale of Securities cannot be treated as capital gains, even if the U.S. Holder holds such Securities as capital assets. Further, no portion of any distribution will be treated as QDI.

QEF Regime

A QEF election is effective for the taxable year for which the election is made and all subsequent taxable years and may not be revoked without the consent of the IRS. If a U.S. Holder makes a timely QEF election with respect to its direct or indirect interest in a PFIC, the U.S. Holder will be required to include in income each year a portion of the ordinary earnings and net capital gains of the PFIC as QEF income inclusions, even if such amount is not distributed to the U.S. Holder. Thus, the U.S. Holder maybe required to report taxable income as a result of QEF income inclusions without corresponding receipts of cash. U.S. Holders of Securities should not expect that they will receive cash distributions from the Company sufficient to cover their respective U.S. tax liability with respect to such QEF income inclusions. It’s unclear whether a QEF election can be made with respect to a pre-funded warrant.

The timely QEF election also allows the electing U.S. Holder to: (i) generally treat any gain recognized on the disposition of its Securities of the PFIC as a capital gain; (ii) treat its share of the PFIC’s net capital gain, if any, as long-term capital gain instead of ordinary income; and (iii) either avoid interest charges resulting from PFIC status altogether, or make an annual election, subject to certain limitations, to defer payment of current taxes on its share of PFIC’s annual realized net capital gain and ordinary earnings subject, however, to an interest charge on the deferred tax computed by using the statutory rate of interest applicable to an extension of time for payment of tax. In addition, net losses (if any) of a PFIC will not pass through to an electing U.S. Holder and may not be carried back or forward in computing such PFIC’s ordinary earnings and net capital gain in other taxable years. Consequently, a U.S. Holder may over time be taxed on amounts that as an economic matter exceed the Company’s net profits, if any.

A U.S. Holder’s tax basis in Securities will be increased to reflect QEF income inclusions and will be decreased to reflect distributions of amounts previously included in income as QEF income inclusions. No portion of the QEF income inclusions attributable to ordinary income will be treated as QDI. Amounts included as QEF income inclusions with respect to direct and indirect investments generally will not be taxed again when distributed. U.S. Holders should consult their tax advisors as to the manner in which QEF income inclusions affect their allocable share of the Company’s income and their basis in their Securities.

The Company intends to determine its PFIC status at the end of each taxable year and intends to satisfy any applicable record keeping and reporting requirements that apply to a QEF, including providing to U.S. Holders, for each taxable year that it determines it is or, in its reasonable determination, may be a PFIC, a PFIC Annual Information Statement containing information necessary for U.S. Holders to make a QEF Election with respect to the Company. The Company will provide such information electronically.

Notwithstanding such QEF election, the adverse tax consequences relating to PFIC Securities, adjusted to take into account the current income inclusions resulting from the QEF election, will continue to apply with respect to such newly acquired Securities, unless the U.S. Holder makes a purging election under the PFIC rules. Under one type of purging election, the U.S. Holder will be deemed to have sold such Securities at their fair market value and any gain recognized on such deemed sale will be treated as an excess distribution, as described above.

Mark-to-Market Regime

Alternatively, a U.S. Holder may make an election to mark marketable shares in a PFIC to market on an annual basis. A mark-to-market election cannot be made with respect to the pre-funded warrants. A PFIC’s ordinary shares generally are marketable if: (i) they are “regularly traded” on a national securities exchange that is registered with the SEC or on the national market system established under Section 11A of the Exchange Act; or (ii) they are “regularly traded” on any exchange or market that the Treasury Department determines to have rules sufficient to ensure that the market price accurately represents the fair market value of the shares.

For these purposes, the Ordinary Shares will be considered regularly traded during any calendar year during which they are traded, other than in de minimis quantities, on at least 15 days during each calendar quarter, on a qualified exchange. Any trades that have as their principal purpose meeting this requirement will be disregarded. The Ordinary Shares are listed on Nasdaq, which is a qualified exchange for these purposes. Consequently, if the Ordinary Shares remain listed on Nasdaq and are regularly traded, and you are a U.S. Holder of such shares, we expect the mark-to-market election would be available to you if we are a classified as a PFIC. Each U.S. Holder should consult its tax advisor as to the whether a mark-to-market election is available or advisable with respect to the Ordinary Shares.

A U.S. Holder that makes a mark-to-market election must include in ordinary income for each year an amount equal to the excess, if any, of the fair market value of the Ordinary Shares at the close of the taxable year over the U.S. Holder’s adjusted tax basis in the Ordinary Shares. An electing holder may also claim an ordinary loss deduction for the excess, if any, of the U.S. Holder’s adjusted basis in the Ordinary Shares over the fair market value of the Ordinary Shares at the close of the taxable year, but this deduction is allowable only to the extent of any net mark-to-market gains for prior years. Gains from an actual sale or other disposition of the Ordinary Shares will be treated as ordinary income, and any losses incurred on a sale or other disposition of the Ordinary Shares will be treated as an ordinary loss to the extent of any net mark-to-market gains for prior years. Once made, the election cannot be revoked without the consent of the IRS, unless the securities cease to be marketable.

However, a mark-to-market election generally cannot be made for equity interests in any lower-tier PFICs that we own, unless shares of such lower-tier PFIC are themselves “marketable.” Additionally, a mark-to-market election may not be made for the pre-funded warrants. As a result, even if a U.S. Holder validly makes a mark-to-market election with respect to the Ordinary Shares, the U.S. Holder may continue to be subject to the PFIC rules (described above) with respect to its indirect interest in any of our investments that are treated as an equity interest in a PFIC for U.S. federal income tax purposes. U.S. Holders should consult their tax advisors to determine whether any of these elections would be available and if so, what the consequences of the alternative treatments would be in their particular circumstances.

Unless otherwise provided by the IRS, each U.S. holder of Securities of a PFIC is required to file an annual report on IRS Form 8621. A U.S. Holder’s failure to file the annual report will cause the statute of limitations for such U.S. Holder’s U.S. federal income tax return to remain open with regard to the items required to be included in such report until three years after the U.S. Holder files the annual report, and, unless such failure is due to reasonable cause and not willful neglect, the statute of limitations for the U.S. Holder’s entire U.S. federal income tax return will remain open during such period. U.S. Holders should consult their tax advisors regarding the requirements of filing such information returns under these rules.

WE STRONGLY URGE YOU TO CONSULT YOUR TAX ADVISOR REGARDING THE IMPACT OF OUR PFIC STATUS ON YOUR INVESTMENT IN SECURITIES AS WELL AS THE APPLICATION OF THE PFIC RULES TO YOUR INVESTMENT IN THE SECURITIES.

U.S. Federal Income Tax Consequences of Ownership and Disposition of the Securities to U.S. Holders if the Company is not a PFIC

The treatment of U.S. Holders of Securities will be materially different from that described above if the Company is not treated as a PFIC. If the Company is not treated as a PFIC with respect to a U.S. Holder, the gross amount of any distribution on Securities generally will be taxable to a U.S. Holder as ordinary dividend income on the date such distribution is actually or constructively received, to the extent that the distribution is paid out of the Company’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Because the Company does not maintain, nor is it required to maintain, calculations of its earnings and profits under U.S. federal income tax principles, it is currently expected that any distributions generally will be reported to U.S. Holders as dividends.

With respect to non-corporate U.S. Holders, dividends will be taxed at the preferential long-term capital gains rate (see “—Sale or Other Taxable Disposition of the Securities” below), provided the applicable holding period is met, if Ordinary Shares are readily tradable on an established securities market in the United States (which they will be if the Ordinary Shares continue to be traded on Nasdaq) and certain other requirements are met. There can be no assurance that Ordinary Shares will be considered readily tradable on an established securities market in all future years. U.S. Holders should consult their tax advisors regarding the potential availability of the lower rate for any dividends paid with respect to Ordinary Shares.

A U.S. Holder must include any Dutch tax withheld from the dividend payment in the gross amount of the dividend even if the holder does not in fact receive it. The dividend is taxable to the holder when the holder receives the dividend, actually or constructively. The amount of the dividend distribution includible in a U.S. Holder’s income will be the U.S. dollar value of the Euro payments made, determined at the spot Euro/U.S. dollar rate on the date the dividend distribution is includible in income, regardless of whether the payment is in fact converted into U.S. dollars. Generally, any gain or loss resulting from currency exchange fluctuations during the period from the date the dividend payment is included in income to the date the payment is converted into U.S. dollars will be treated as ordinary income or loss and will not be eligible for the special tax rate applicable to qualified dividend income. Such gain or loss generally will be income or loss from sources within the United States for foreign tax credit limitation purposes.

The amount of the dividend will be treated as foreign-source dividend income to U.S. Holders and will not be eligible for the dividends-received deduction generally available to U.S. corporations under the Code. Dividends that the Company distributes generally should constitute “passive category income,” or, in the case of certain U.S. Holders, “general category income” for foreign tax credit limitation purposes. The rules relating to the determination of the foreign tax credit limitation are complex, and U.S. Holders should consult their tax advisor to determine whether and to what extent they will be entitled to a credit for Dutch withholding taxes imposed in respect of any dividend the Company distributes.

If we make cash or other property distributions on our common stock, the exercise price of the pre-funded warrants and the number of Ordinary Shares issuable upon exercise of the pre-funded warrants is subject to appropriate adjustment. The taxation of such an adjustment is unclear. It is possible such an adjustment would be treated as a distribution as described in this section, although other treatments may also be possible. U.S. Holders should consult their tax advisors regarding the proper treatment of any adjustments in respect of the pre-funded warrants.

Constructive Dividends on Pre-Funded Warrants

We do not currently expect to make distributions on our ordinary shares. A holder of a pre-funded warrant may, in some circumstances, be deemed to have received a distribution subject to U.S. federal income tax as a result of an adjustment or the non-occurrence of an adjustment to the exercise price or number of ordinary shares issuable upon exercise of the pre-funded warrants. U.S. Holders should consult their tax advisers regarding the proper treatment of any adjustments to the pre-funded warrants.

Sale or Other Taxable Disposition of the Securities

If the Company is not treated as a PFIC for the taxable year, a U.S. Holder generally will recognize gain or loss on any sale, exchange, redemption (subject to the discussion below) or other taxable disposition of the Securities in an amount equal to the difference between (i) the amount realized on the disposition and (ii) such U.S. Holder’s adjusted tax basis in the Securities. Any gain or loss recognized by a U.S. Holder on a taxable disposition of the -Securities generally will be capital gain or loss and will be long-term capital gain or loss if the holder’s holding period in such Securities exceeds one year at the time of the disposition. Preferential tax rates may apply to long-term capital gains of non-corporate U.S. Holders (including individuals). The deductibility of capital losses is subject to limitations.

If the consideration received by a U.S. Holder is in the form of currency other than U.S. dollars, the amount realized will be the U.S. dollar value of the payment received determined by reference to the spot rate of exchange on the date of the sale or other disposition. However, if the securities disposed of in the transaction are treated as traded on an “established securities market” and you are either a cash basis taxpayer or an accrual basis taxpayer that has made a special election (which must be applied consistently from year to year and cannot be changed without the consent of the IRS), you will determine the U.S. dollar value of the amount realized in a non-U.S. dollar currency by translating the amount received at the spot rate of exchange on the settlement date of the sale. If you are an accrual basis taxpayer that is not eligible to or does not elect to determine the amount realized using the spot rate on the settlement date, you will recognize foreign currency gain or loss to the extent of any difference between the U.S. dollar amount realized on the date of sale or disposition and the U.S. dollar value of the currency received at the spot rate on the settlement date. U.S. Holders should consult their tax advisors regarding the tax consequences if foreign taxes are imposed on a taxable disposition of the Securities and their ability to credit such foreign tax against their U.S. federal income tax liability.

WE STRONGLY URGE YOU TO CONSULT YOUR TAX ADVISOR REGARDING THE IMPACT OF OUR PFIC STATUS ON YOUR INVESTMENT IN THE SECURITIES AS WELL AS THE APPLICATION OF THE PFIC RULES TO YOUR INVESTMENT IN THE SECURITIES.

Exercise of Pre-Funded Warrants

Under current law, (1) a U.S. Holder will not be required to recognize income, gain or loss upon the exercise of a pre-funded warrant, (2) a U.S. Holder’s basis in an ordinary share received upon exercise will be equal to the sum of (x) the U.S. Holder’s basis in the pre-funded warrant and (y) the exercise price of the pre-funded warrant and (3) a U.S. Holder’s holding period in the ordinary shares received upon exercise will include the holding period in the pre-funded warrants exchanged therefor.

If a pre-funded warrant expires without being exercised, the holder should recognize a capital loss in an amount equal to such holder’s tax basis in the pre-funded warrant. This loss will be long-term capital loss if, at the time of the expiration, the holder’s holding period in the pre-funded warrant is more than one year. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

Payments of distributions and sales proceeds that are made within the United States or through certain U.S.-related financial intermediaries generally are subject to information reporting, and may be subject to backup withholding, unless (i) the U.S. Holder is a corporation or other exempt recipient or (ii) in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding on a duly executed IRS Form W-9 or otherwise establishes an exemption.

Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. Holder may be allowed as a credit against the U.S. Holder’s U.S. federal income tax liability and may entitle the U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

Information with Respect to Foreign Financial Assets

Certain U.S. Holders who are individuals (and, under regulations, certain entities) may be required to report information relating to the Securities, subject to certain exceptions (including an exception for securities held in accounts maintained by certain U.S. financial institutions), by filing IRS Form 8938 (Statement of Specified Foreign Financial Assets) with their federal income tax return. A U.S. Holder will not be required to file IRS Form 8938 if the holder timely files IRS Form 8621. Such U.S. Holders who fail to timely furnish the required information may be subject to a penalty. Additionally, if a U.S. Holder does not file the required information, the statute of limitations with respect to tax returns of the U.S. Holder to which the information relates may not close until three years after such information is filed. U.S. Holders should consult their tax advisors regarding their reporting obligations with respect to their ownership and disposition of the Securities.

U.S. Treasury Regulations meant to require the reporting of certain tax shelter transactions could be interpreted to cover transactions generally not regarded as tax shelters, including certain foreign currency transactions. Under the applicable U.S. Treasury Regulations, certain transactions are required to be reported to the IRS including, in certain circumstances, a sale, exchange, retirement or other taxable disposition of foreign currency, to the extent that such sale, exchange, retirement or other taxable disposition results in a tax loss in excess of a threshold amount. U.S. Holders should consult their tax advisors to determine the tax return obligations, if any, with respect to our securities, and the receipt of Euro in respect thereof, including any requirement to file IRS Form 8886 (Reportable Transaction Disclosure Statement).

MATERIAL DUTCH TAX CONSIDERATIONS

Taxation in the Netherlands

This section only outlines material Dutch tax consequences of the acquisition, holding and disposal of the Ordinary Shares and the acquisition, holding, exercise and disposal of the pre-funded warrants. This section does not purport to describe all possible tax considerations or consequences that may be relevant to a holder or prospective holder of Ordinary Shares or pre-funded warrants and does not purport to deal with the tax consequences applicable to all categories of investors, some of which (such as trusts or similar arrangements) may be subject to special rules. In view of its general nature, this section should be treated with corresponding caution.

This section is based on the tax laws of the Netherlands, published regulations thereunder and published authoritative case law, all as in effect on the date hereof, including, for the avoidance of doubt, the tax rates applicable on the date hereof, and all of which are subject to change, possibly with retroactive effect. Any such change may invalidate the contents of this section, which will not be updated to reflect such change. Where this section refers to “the Netherlands” or “Dutch” it refers only to the part of the Kingdom of the Netherlands located in Europe.

This section is intended as general information only and is not Dutch tax advice or a complete description of all Dutch tax consequences relating to the acquisition, holding and disposal of the Ordinary Shares or to the acquisition, holding, exercise or disposal of the pre-funded warrants. Holders or prospective holders of Ordinary Shares and pre-funded warrants should consult their own tax advisor regarding the Dutch tax consequences relating to the acquisition, holding and disposal of Ordinary Shares and the acquisition, holding, exercise and disposal of pre-funded warrants in light of their particular circumstances.

Please note that this section does not describe the Dutch tax consequences for:

i. a holder of Ordinary Shares or pre-funded warrants if such holder has a substantial interest (aanmerkelijk belang) or deemed substantial interest (fictief aanmerkelijk belang) in us under the Dutch Income Tax Act 2001 (Wet inkomstenbelasting 2001). Generally, a holder is considered to hold a substantial interest in us, if such holder alone or, in the case of an individual, together with such holder’s partner for Dutch income tax purposes, or any relatives by blood or marriage in the direct line (including foster children), directly or indirectly, holds (i) an interest of 5% or more of the total issued and outstanding capital of the Company or of 5% or more of the issued and outstanding capital of a certain class of shares; or (ii) rights, including the pre-funded warrants, to acquire, directly or indirectly, such interest; or (iii) certain profit sharing rights that relate to 5% or more of the Company’s annual profits or to 5% or more of the Company’s liquidation proceeds. A deemed substantial interest may arise if a substantial interest (or part thereof) in has been disposed of, or is deemed to have been disposed of, on a non-recognition basis;

ii. a holder of Ordinary Shares or pre-funded warrants if the Ordinary Shares or pre-funded warrants held by such holder qualify or qualified as a participation (deelneming) for purposes of the Dutch Corporate Income Tax Act 1969 (Wet op de vennootschapsbelasting 1969). Generally, a holder’s shareholding of, or right to acquire, 5% or more in the Company’s nominal paid-up share capital qualifies as a participation. A holder may also have a participation if (a) such holder does not have a shareholding of 5% or more but a related entity (statutorily defined term) has a participation or (b) the Company is a related entity (statutorily defined term);

iii. a holder of Ordinary Shares which is or who is entitled or required to apply the dividend withholding tax exemption (inhoudingsvrijstelling) with respect to any income (opbrengst) derived from the Ordinary Shares (as defined in Article 4 of the Dutch Dividend Withholding Tax Act 1965 (Wet op de dividendbelasting)). Generally, a holder of Ordinary Shares may be entitled or required to apply, subject to certain other requirements, the dividend withholding tax exemption if it is an entity and holds an interest of 5% or more in the Company’s nominal paid-up share capital;

iv. pension funds, investment institutions (fiscale beleggingsinstellingen) and tax exempt investment institutions (vrijgestelde beleggingsinstellingen) (each as defined in the Dutch Corporate Income Tax Act 1969) and other entities that are, in whole or in part, not subject to or exempt from Dutch corporate income tax, entities that have a function comparable to an investment institution or a tax exempt investment institution, as well as entities that are exempt from corporate income tax in their country of residence, such country of residence being another state of the European Union, Norway, Liechtenstein, Iceland or any other state with which the Netherlands has agreed to exchange information in line with international standards;

v. a holder of Ordinary Shares or pre-funded warrants if such holder is an individual for whom the Ordinary Shares or pre-funded warrants or any benefit derived from the Ordinary Shares or pre-funded warrants is a remuneration or deemed to be a remuneration for (employment) activities performed by such holder or certain individuals related to such holder (as defined in the Dutch Income Tax Act 2001);

vi. a holder of options for Ordinary Shares; and

vii a holder of options or any other awards granted under the Company’s Long-Term Incentive Plan or Supplementary Long-Term Incentive Plan.

Dividend withholding tax

Dividends distributed by the Company are generally subject to Dutch dividend withholding tax at a rate of 15%. Generally, the Company is responsible for the withholding of such dividend withholding tax at source; the Dutch dividend withholding tax is for the account of the holder of Ordinary Shares.

The expression “dividends distributed” includes, but is not limited to:

i. distributions in cash or in kind, deemed and constructive distributions and repayments of paid-in capital not recognized for Dutch dividend withholding tax purposes;

ii. liquidation proceeds, proceeds from the redemption of Ordinary Shares, or proceeds from the repurchase of Ordinary Shares (other than as temporary portfolio investment; tijdelijke belegging) by the Company or one of our subsidiaries or other affiliated entities, in each case to the extent such proceeds exceed the average paid-in capital of those Ordinary Shares as recognized for Dutch dividend withholding tax purposes;

iii. an amount equal to the nominal value of the Ordinary Shares issued or an increase of the nominal value of the Ordinary Shares, to the extent that no related contribution, recognized for Dutch dividend withholding tax purposes, has been made or will be made; and

iv. partial repayment of tdhe paid-in capital recognized for Dutch dividend withholding tax purposes, if and to the extent that the Company has “net profits” (zuivere winst), unless:

∎	our general meeting of shareholders has resolved in advance to make such repayment; and

∎

the nominal value of the Ordinary Shares concerned has been reduced by an equal amount by way of an amendment to our articles of association. The term “net profits” includes anticipated profits that have yet to be realized.

Corporate legal entities that are resident or deemed to be resident of the Netherlands for Dutch corporate income tax purposes (“Dutch Resident Entities”) generally are entitled to an exemption from, or a credit for, any Dutch dividend withholding tax against their Dutch corporate income tax liability. The credit in any given year is, however, limited to the amount of Dutch corporate income tax payable in respect of the relevant year with an indefinite carry forward of any excess amount. Individuals who are resident or deemed to be resident of the Netherlands for Dutch personal income tax purposes (“Dutch Resident Individuals”) generally are entitled to a credit for any Dutch dividend withholding tax against their Dutch personal income tax liability and to a refund of any residual Dutch dividend withholding tax. The above generally also applies to holders of Ordinary Shares that are neither resident nor deemed to be resident of the Netherlands (“Non-Resident Holders”) if the Ordinary Shares are attributable to a Dutch permanent establishment of such Non-Resident Holder.

A holder of Ordinary Shares resident of a country other than the Netherlands may, depending on such holder’s specific circumstances, be entitled to exemptions from, reduction of, or full or partial refund of, Dutch dividend withholding tax under Dutch domestic tax law, EU law, or treaties for the avoidance of double taxation in effect between the Netherlands and such other country.

Dividend stripping

According to Dutch domestic anti-dividend stripping rules, no credit against Dutch tax, exemption from, reduction, or refund of Dutch dividend withholding tax will be granted if the recipient of the dividends paid by the Company is not considered the beneficial owner (uiteindelijk gerechtigde; as described in the Dutch Dividend Withholding Tax Act 1965) of those dividends. This legislation generally targets situations in which a shareholder retains its economic interest in shares but reduces the withholding tax costs on dividends by a transaction with another party that receives the dividends while that other party is entitled to a credit against Dutch tax, exemption from, reduction, or refund of Dutch dividend withholding tax that is more beneficial than that of the shareholder. It is not required for these rules to apply that the recipient of the dividends is aware that a dividend stripping transaction took place. The Dutch State Secretary of Finance takes the position that the definition of beneficial ownership introduced by this legislation will also be applied in the context of a treaty for the avoidance of double taxation. As from January 1, 2024, more stringent rules apply to the setoff, exemption from, and reduction or refund of Dutch dividend withholding tax to address situations where a claim for setoff, exemption, reduction or refund may align with the letter of Dutch tax law or a double taxation convention but goes against the underlying intention or spirit of the dividend stripping rules, as perceived by the legislator. The burden of proof with respect to beneficial ownership of dividends distributed by the Company rests on the Dutch tax authorities. If, however, a shareholder would receive dividends, including dividends on the Ordinary Shares, in a calendar year in respect of which an aggregate amount of EUR 1,000 in Dutch dividend withholding tax would otherwise be due based on the rate of 15%, the burden of proof with respect to beneficial ownership of such dividends lies with the shareholder. Furthermore, for shares traded on a regulated market, including the Ordinary Shares, it has been codified that the record date is used when determining the person who is entitled to the dividend.

Pre-Funded Warrants

The exercise of a Pre-Funded Warrants does in the view of the Company not give rise to Dutch dividend withholding tax (or Dutch conditional dividend withholding tax as described below), except to the extent (i) the purchase price for the pre-funded warrant (consisting of the pre-funded purchase price and the exercise price) is below the par value of an Ordinary Share (currently, the par value per Ordinary Share is €0.12, the purchase price is equal to the public offering price per Ordinary Share in this offering and the pre-funded purchase price is equal to the public offering price per Ordinary Share in this offering minus the exercise price of $0.0001) and (ii) the difference between the purchase price and the par value, if any, is upon the exercise not charged against the Company’s share premium reserve recognized for Dutch (conditional) dividend withholding tax purposes. If any Dutch (conditional) dividend withholding tax due is not effectively withheld for the account of the relevant holder of a pre-funded warrant, Dutch dividend withholding tax shall be due by the Company on a grossed-up basis.

In addition, it cannot be excluded that payments made in consideration for a repurchase or redemption of a prefunded warrant or a full or partial cash settlement of the pre-funded warrant, if any, are in part subject to Dutch dividend withholding tax. To date, no authoritative case law of the Dutch courts has been made publicly available in this respect.

Exceptions and relief from Dutch dividend withholding tax may apply as set forth in the preceding paragraphs.

Conditional withholding tax on dividends

In addition to the regular Dutch dividend withholding tax as described above, a Dutch conditional withholding tax is imposed on dividends distributed by the Company to entities related (gelieerd) to us (within the meaning of the Dutch Withholding Tax Act 2021; Wet bronbelasting 2021), if such related entity:

i. is considered to be resident (gevestigd) in a jurisdiction that is listed in the yearly updated Dutch Regulation on low-taxing states and non-cooperative jurisdictions for tax purposes (Regeling laagbelastende staten en niet-coöperatieve rechtsgebieden voor belastingdoeleinden) (a “Listed Jurisdiction”); or

ii. has a permanent establishment located in a Listed Jurisdiction to which the Ordinary Shares are attributable; or

iii. holds the Ordinary Shares with the main purpose or one of the main purposes of avoiding taxation for another person or entity and there is an artificial arrangement or transaction or a series of artificial arrangements or transactions; or

iv. is not considered to be the beneficial owner of the Ordinary Shares in its jurisdiction of residence because such jurisdiction treats another entity as the beneficial owner of the Ordinary Shares (a hybrid mismatch); or

v. is not resident in any jurisdiction (also a hybrid mismatch); or

vi. is a reverse hybrid (within the meaning of Article 2(12) of the Dutch Corporate Income Tax Act 1969), if and to the extent (a) there is a participant in the reverse hybrid which is related (gelieerd) to the reverse hybrid, (b) the jurisdiction of residence of such participant treats the reverse hybrid as transparent for tax purposes and (c) such participant would have been subject to the Dutch conditional withholding tax in respect of dividends distributed by the Company without the interposition of the reverse hybrid, all within the meaning of the Dutch Withholding Tax Act 2021.

The Dutch conditional withholding tax on dividends will be imposed at the highest Dutch corporate income tax rate in effect at the time of the distribution (2024: 25.8%). The Dutch conditional withholding tax on dividends will be reduced, but not below zero, by any regular Dutch dividend withholding tax withheld in respect of the same dividend distribution. As such, based on the currently applicable rates, the overall effective withholding tax rate, taking into account the regular Dutch dividend withholding tax (as described above) and the Dutch conditional withholding tax on dividends, will not exceed the highest corporate income tax rate in effect at the time of the distribution (2024: 25.8%).

Taxes on income and capital gains

Dutch Resident Entities

Generally, if the holder of Ordinary Shares or pre-funded warrants is a Dutch Resident Entity, any income derived or deemed to be derived from the Ordinary Shares and pre-funded warrants or any capital gains realized on the disposal or deemed disposal or exercise, as applicable, of the Ordinary Shares or pre-funded warrants is subject to Dutch corporate income tax at a rate of 19% with respect to taxable profits up to €200,000 and 25.8% with respect to taxable profits in excess of that amount (rates and brackets for 2024).

Dutch Resident Individuals

If the holder of Ordinary Shares or pre-funded warrants is a Dutch Resident Individual, any income derived or deemed to be derived from the Ordinary Shares or pre-funded warrants or any capital gains realized on the disposal or exercise, as applicable, or deemed disposal of the Ordinary Shares or pre-funded warrants is subject to Dutch personal income tax at progressive rates (with a maximum of 49.5% in 2024), if:

i. the Ordinary Shares or pre-funded warrants are attributable to an enterprise from which the holder of Ordinary Shares or pre-funded warrants derives a share of the profit, whether as an entrepreneur (ondernemer) or as a person who has a co-entitlement to the net worth (medegerechtigd tot het vermogen) of such enterprise without being a shareholder (as defined in the Dutch Income Tax Act 2001); or

ii. the holder of Ordinary Shares or pre-funded warrants is considered to perform activities with respect to the Ordinary Shares or pre-funded warrants that go beyond ordinary asset management (normaal, actief vermogensbeheer) or otherwise derives benefits from the Ordinary Shares or pre-funded warrants that are taxable as benefits from miscellaneous activities (resultaat uit overige werkzaamheden).

Taxation of savings and investments

If the above-mentioned conditions (i) and (ii) do not apply to the Dutch Resident Individual, the Ordinary Shares and pre-funded warrants will be subject to an annual Dutch income tax under the regime for savings and investments (inkomen uit sparen en beleggen). Taxation only occurs insofar the Dutch Resident Individual’s net investment assets for the year exceed a statutory threshold (heffingvrij vermogen). The net investment assets for the year are the fair market value of the investment assets less the fair market value of the liabilities on January 1 of the relevant calendar year (reference date; peildatum). Any actual income or any capital gain realized in respect of the Ordinary Shares or pre-funded warrants is as such not subject to Dutch income tax.

The Dutch Resident Individual’s investment assets and liabilities taxed under this regime, including the Ordinary Shares and pre-funded warrants, are allocated over the following three categories: (a) bank savings (banktegoeden), (b) other investments (overige bezittingen), including the Ordinary Shares and pre-funded warrants, and (c) liabilities (schulden). The taxable benefit for the year (voordeel uit sparen en beleggen) is equal to the product of (x) the total deemed return divided by the sum of bank savings, other investments and liabilities and (y) the sum of bank savings, other investments and liabilities minus the statutory threshold, and is taxed at a flat rate of 36% (rate for 2024).

The deemed return applicable to other investments, including the Ordinary Shares and pre-funded warrants, is set at 6.04% for the calendar year 2024. Transactions in the three-month period before and after January 1 of the relevant calendar year implemented to arbitrate between the deemed return percentages applicable to bank savings, other investments and liabilities will for purpose of determining the applicable deemed return percentage be ignored if the holder of Ordinary Shares or pre-funded warrants cannot sufficiently demonstrate that such transactions are implemented for other than tax reasons.

The current Dutch income tax regime for savings and investments was implemented in Dutch tax law following the decision of the Dutch Supreme Court (Hoge Raad) of December 24, 2021 (ECLI:NL:2021:1963) (the “Decision”). In the Decision, the Dutch Supreme Court ruled that the (old) system of taxation for savings and investments based on a deemed return may under specific circumstances contravene with Section 1 of the First Protocol to the European Convention on Human Rights in combination with Section 14 of the European Convention on Human Rights (the “EC-Human Rights”). A new court procedure is pending before the Dutch Supreme Court questioning whether the current tax system for savings and investments is in line with the Decision. On September 18, 2023 (ECLI:NL:PHR:2023:655) the Attorney General Wattel concluded that the new tax system is not in line with the Decision, except for the taxation of bank savings, as the system is, in short, still based on a deemed return rather than actual returns, and as a result, the regime violates the EC-Human Rights. The decision of the Dutch Supreme Court is expected mid-2024. In addition, on September 8, 2023, the outgoing (demissionair) cabinet published a law proposal for a new tax system for savings and investments on the basis of actual returns according to an asset accumulation system, the ‘Actual Return Box 3 Act’ (Wet werkelijk rendement box 3). The proposed system is expected to come into effect on January 1, 2027 at the earliest.

Holders of Ordinary Shares and pre-funded warrants are advised to consult their own tax advisor to ensure that the tax in respect of the Ordinary Shares and pre-funded warrants is levied in accordance with the applicable Dutch tax rules at the relevant time.

Non-residents of the Netherlands

A holder of Ordinary Shares or pre-funded warrants that is neither a Dutch Resident Entity nor a Dutch Resident Individual will not be subject to Dutch income tax in respect of income derived or deemed to be derived from the Ordinary Shares or pre-funded warrants or in respect of capital gains realized on the disposal or deemed disposal or exercise, as applicable of the Ordinary Shares or pre-funded warrants, provided that:

i. such holder does not have an interest in an enterprise or deemed enterprise (as defined in the Dutch Income Tax Act 2001 and the Dutch Corporate Income Tax Act 1969, as applicable) which, in whole or in part, is either effectively managed in the Netherlands or carried on through a permanent establishment, a deemed permanent establishment or a permanent representative in the Netherlands and to which enterprise or part of an enterprise the Ordinary Shares or pre-funded warrants are attributable; and

ii. in the event the holder is an individual, such holder does not carry out any activities in the Netherlands with respect to the Ordinary Shares or pre-funded warrants that go beyond ordinary asset management and does not otherwise derive benefits from the Ordinary Shares or pre-funded warrants that are taxable as benefits from miscellaneous activities in the Netherlands.

Gift and inheritance taxes

Residents of the Netherlands

Gift or inheritance taxes will arise in the Netherlands with respect to a transfer of Ordinary Shares or pre-funded warrants by way of a gift by, or on the death of, a holder of Ordinary Shares or pre-funded warrants who is resident or deemed resident of the Netherlands at the time of the gift or such holder’s death.

Non-residents of the Netherlands

No gift or inheritance taxes will arise in the Netherlands with respect to a transfer of Ordinary Shares or pre-funded warrants by way of a gift by, or on the death of, a holder of Ordinary Shares or pre-funded warrants who is neither resident nor deemed to be resident of the Netherlands, unless:

i. in the case of a gift of an Ordinary Share or pre-funded warrant by an individual who at the date of the gift was neither resident nor deemed to be resident of the Netherlands, such individual dies within 180 days after the date of the gift, while being resident or deemed to be resident of the Netherlands; or

ii. in the case of a gift of an Ordinary Share or pre-funded warrants is made under a condition precedent, the holder of Ordinary Shares or pre-funded warrants, as applicable is resident or is deemed to be resident of the Netherlands at the time the condition is fulfilled; or

iii. the transfer is otherwise construed as a gift or inheritance made by, or on behalf of, a person who, at the time of the gift or death, is or is deemed to be resident of the Netherlands.

For purposes of Dutch gift and inheritance taxes, amongst others, a person that holds the Dutch nationality will be deemed to be resident of the Netherlands if such person has been a resident of the Netherlands at any time during the ten years preceding the date of the gift or such person’s death. Additionally, for purposes of Dutch gift tax, amongst others, a person not holding the Dutch nationality will be deemed to be resident of the Netherlands if such person has been a resident of the Netherlands at any time during the twelve months preceding the date of the gift. Applicable tax treaties may override deemed residency.

Value added tax (VAT)

No Dutch VAT will be payable by a holder of Ordinary Shares or pre-funded warrants in respect of any payment in consideration for the acquisition, holding or disposal or exercise, as applicable of the Ordinary Shares or pre-funded warrants.

Real Property Transfer Tax

Under circumstances, the Ordinary Shares could, for the purposes of Dutch real property transfer tax (overdrachtsbelasting), be treated as real property (fictieve onroerende zaken) located in the Netherlands, in which case this tax could be payable upon acquisition of Ordinary Shares.

The Ordinary Shares will generally not be treated as real property if at the time of, or at any time during the year preceding, the acquisition of the Ordinary Shares:

i. our assets do not and did not include real property situated in the Netherlands; or

ii. our assets only include and included real property, situated either in or outside the Netherlands, that we do not and did not hold, and currently do not intend to hold, predominantly as a financial investment.

Real property as referred to under (i) and (ii) above includes legal ownership and more limited legal rights over the property (rights in rem) (zakelijke rechten) as well as contractual rights that give us economic exposure to the value of such real property, and certain participations or interests in entities that are treated as real property.

Our assets do not include and have not included real property situated in the Netherlands as described above. Consequently, no Dutch real property transfer tax becomes payable upon an acquisition of Ordinary Shares.

Stamp Duties

No Dutch documentation taxes (commonly referred to as stamp duties) will be payable by a holder of Ordinary Shares or pre-funded warrants in respect of any payment in consideration for the holding or disposal or exercise, as applicable of the Ordinary Shares or pre-funded warrants.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement, dated February 13, 2024, among us and Jefferies LLC, Leerink Partners LLC, Piper Sandler & Co. and RBC Capital Markets, LLC, as the representatives of the underwriters named below and the joint book-running managers of this offering, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from, the respective number of Ordinary Shares and pre-funded warrants shown opposite its name below:

UNDERWRITER	NUMBER OF ORDINARY SHARES	NUMBER OF PRE-FUNDED WARRANTS
Jefferies LLC	1,660,619	1,752,632
Leerink Partners LLC	1,436,211	1,515,789
Piper Sandler & Co.	1,009,836	1,065,789
RBC Capital Markets, LLC	381,493	402,631

Total	4,488,159	4,736,841

The underwriting agreement provides that the obligations of the several underwriters are subject to certain conditions precedent such as the receipt by the underwriters of officers’ certificates and legal opinions and approval of certain legal matters by their counsel. The underwriting agreement provides that the underwriters will purchase all of the Ordinary Shares and pre-funded warrants if any of them are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated. We have agreed to indemnify the underwriters and certain of their controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.

The underwriters have advised us that, following the completion of this offering, they currently intend to make a market in the Ordinary Shares as permitted by applicable laws and regulations. However, the underwriters are not obligated to do so, and the underwriters may discontinue any market-making activities at any time without notice in their sole discretion. Accordingly, no assurance can be given as to the liquidity of the trading market for the Ordinary Shares, that you will be able to sell any of the Ordinary Shares held by you at a particular time or that the prices that you receive when you sell will be favorable.

The underwriters are offering the Ordinary Shares and pre-funded warrants subject to their acceptance of the Ordinary Shares and pre-funded warrants from us and subject to prior sale. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commission and Expenses

The underwriters have advised us that they propose to offer the Ordinary Shares and pre-funded warrants to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers, which may include the underwriters, at that price less a concession not in excess of $0.684 per Ordinary Share or $0.684 per pre-funded warrants. After the offering, the public offering price and concession may be reduced by the representatives. No such reduction will change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement.

The following table shows the public offering price, the underwriting discounts and commissions that we are to pay the underwriters and the proceeds, before expenses, to us in connection with this offering. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional Ordinary Shares.

	PER ORDINARY SHARE		PER PRE- FUNDED WARRANT	TOTAL
	WITHOUT OPTION TO PURCHASE ADDITIONAL ORDINARY SHARES	WITH OPTION TO PURCHASE ADDITIONAL ORDINARY SHARES		WITHOUT OPTION TO PURCHASE ADDITIONAL ORDINARY SHARES	WITH OPTION TO PURCHASE ADDITIONAL ORDINARY SHARES
Public offering price	$19.00	$19.00	$18.9999	$175,274,526	$201,565,776
Underwriting discounts and commissions paid by us	$1.14	$1.14	$1.1400	$10,516,500	$12,093,975
Proceeds to us, before expenses	$17.86	$17.86	$17.8599	$164,758,026	$189,471,801

We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $635,000. We have also agreed to reimburse the underwriters for up to $25,000 for their expenses relating to clearing of this offering with the Financial Industry Regulatory Authority, Inc. (“FINRA”). In accordance with FINRA Rule 5110, this reimbursed fee is deemed underwriting compensation for this offering.

Listing

Our Ordinary Shares are listed on The Nasdaq Global Market under the symbol “NAMS.” We do not intend to list the pre-funded warrants on the Nasdaq, any other nationally recognized securities exchange or any other nationally recognized trading system.

Stamp Taxes

If you purchase Ordinary Shares offered in this prospectus supplement, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus supplement.

Option to Purchase Additional Ordinary Shares

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase, from time to time, in whole or in part, up to an aggregate of 1,383,750 Ordinary Shares from us at the public offering price set forth on the cover page of this prospectus supplement, less underwriting discounts and commissions. If the underwriters exercise this option, each underwriter will be obligated, subject to specified conditions, to purchase a number of additional Ordinary Shares proportionate to that underwriter’s initial purchase commitment as indicated in the table above.

No Sales of Similar Securities

We have agreed, subject to specified exceptions, not to directly or indirectly (i) sell, offer to sell, contract to sell or lend any Ordinary Shares or related securities; (ii) effect any short sale, or establish or increase any “put equivalent position” (as defined in Rule 16a-1(h) under the Exchange Act) or liquidate or decrease any “call equivalent position” (as defined in Rule 16a-1(b) under the Exchange Act) of any Ordinary Shares or related securities; (iii) pledge, hypothecate or grant any security interest in any Ordinary Shares or related securities; (iv) in any other way transfer or dispose of any Ordinary Shares or related securities; (v) enter into any swap, hedge or similar arrangement or agreement that transfers, in whole or in part, the economic risk of ownership of any Ordinary Shares or related securities, regardless of whether any such transaction is to be settled in securities, in cash or otherwise; (vi) announce the offering of any Ordinary Shares or related securities; (vii) submit or file any registration statement under the Securities Act in respect of any Ordinary Shares or related securities (other than as contemplated by the underwriting agreement with respect to the Ordinary Shares offered hereby); (viii) effect a reverse stock split, recapitalization, share consolidation, reclassification or similar transaction affecting the outstanding Ordinary Shares or (ix) publicly announce the intention to do any of the foregoing, for a period of 90 days after the date of this prospectus supplement without the prior written consent of Jefferies LLC and Leerink Partners LLC.

Our executive officers, directors, and certain of our affiliates have agreed, subject to specified exceptions, not to (i) sell or offer to sell any Ordinary Shares or related securities currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) by the securityholder or certain of such securityholder’s family members; (ii) enter into any swap, hedge or similar arrangement or agreement that transfers, in whole or in part, the economic risk of ownership of Ordinary Shares or related securities, regardless of whether any such transaction is to be settled in securities, in cash or otherwise; (iii) make any demand for, or exercise any right with respect to, the registration under the Securities Act of the offer and sale of any of our Ordinary Shares or related securities, or cause to be filed a registration statement, prospectus or prospectus supplement (or an amendment or supplement thereto) with respect to any such registration; or (iv) publicly announce any intention to do any of the foregoing, for a period of 90 days after the date of this prospectus supplement without the prior written consent of Jefferies LLC and Leerink Partners LLC. The lock-up exceptions, among others, include the ability of one of our executive officers to sell up to $4.0 million of our Ordinary Shares to satisfy certain tax liabilities.

These restrictions terminate after the close of trading of the Ordinary Shares on and including the 90th day after the date of this prospectus supplement.

Jefferies LLC and Leerink Partners LLC may, in their sole discretion and at any time or from time to time before the termination of the 90-day period release all or any portion of the securities subject to lock-up agreements. Other than as disclosed above, there are no existing agreements between the underwriters and any of our shareholders who will execute a lock-up agreement, providing consent to the sale of Ordinary Shares prior to the expiration of the lock-up period.

Stabilization

The underwriters have advised us that, pursuant to Regulation M under the Exchange Act certain persons participating in the offering may engage in short sale transactions, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of the Ordinary Shares at a level above that which might otherwise prevail in the open market. Establishing short sales positions may involve either “covered” short sales or “naked” short sales.

“Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional Ordinary Shares in this offering. The underwriters may close out any covered short position by either exercising their option to purchase additional Ordinary Shares or purchasing our Ordinary Shares in the open market. In determining the source of Ordinary Shares to close out the covered short position, the underwriters will consider, among other things, the price of Ordinary Shares available for purchase in the open market as compared to the price at which they may purchase Ordinary Shares through the option to purchase additional Ordinary Shares.

“Naked” short sales are sales in excess of the option to purchase additional Ordinary Shares. The underwriters must close out any naked short position by purchasing Ordinary Shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Ordinary Shares in the open market after pricing that could adversely affect investors who purchase in this offering.

A stabilizing bid is a bid for the purchase of Ordinary Shares on behalf of the underwriters for the purpose of fixing or maintaining the price of the Ordinary Shares. A syndicate covering transaction is the bid for or the purchase of Ordinary Shares on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with the offering. Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our Ordinary Shares or preventing or retarding a decline in the market price of our Ordinary Shares. As a result, the price of our Ordinary Shares may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriters to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the Ordinary Shares originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of Ordinary Shares. The underwriters are not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.

The underwriters may also engage in passive market making transactions in our Ordinary Shares on Nasdaq in accordance with Rule 103 of Regulation M during a period before the commencement of offers or sales of Ordinary Shares in this offering and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.

Electronic Distribution

A prospectus supplement in electronic format may be made available by e-mail or through online services maintained by one or more of the underwriters or their affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of Ordinary Shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus supplement in electronic format, the information on the underwriters’ web sites and any information contained in any other web site maintained by any of the underwriters is not part of this prospectus supplement, has not been approved and/or endorsed by us or the underwriters and should not be relied upon by investors.

Other Activities and Relationships

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses. For example, (i) Jefferies LLC acted as placement agent in the PIPE Financing (as defined below) and as financial advisor and capital markets advisor to FLAC in connection with the Business Combination and (ii) Leerink Partners LLC acted as placement agent in the PIPE Financing and as financial advisor and capital markets advisor to us in connection with the Business Combination.

In the ordinary course of their various business activities, the underwriters and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the underwriters or their respective affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The underwriters and their respective affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the Ordinary Shares offered hereby. Any such short positions could adversely affect future trading prices of the Ordinary Shares offered hereby. The underwriters and certain of their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Disclaimers About Non-U.S. Jurisdictions

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area (each, a “Relevant State”), no securities have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the securities which have been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that the securities may be offered to the public in that Relevant State at any time:

(a)	to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

(b)

to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of the securities shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression “offer to the public” in relation to the securities in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

Pre-funded warrants are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the pre-funded warrants or otherwise making them available to retail investors in the European Economic Area has been prepared and therefore offering or selling the pre-funded warrants or otherwise making them available to any retail investor in the European Economic Area may be unlawful under the PRIIPs Regulation.

Notice to Prospective Investors in United Kingdom

No securities have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the securities which has been approved by the Financial Conduct Authority, except that the securities may be offered to the public in the United Kingdom at any time:

(a)	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

(b)

to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

(c)	in any other circumstances falling within Section 86 of the Financial Services and Market Act 2000 (the FSMA),

provided that no such offer of the securities shall require the Issuer or any Manager to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to the securities in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

In addition, in the United Kingdom, this prospectus supplement is being distributed only to, and is directly only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in Article 2 of the UK Prospectus Regulation) (i) who have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”); and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Financial Promotion Order (all such persons together being referred to as “relevant persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the securities in the United Kingdom within the meaning of the FSMA.

Notice to Prospective Investors in Canada

(A) Resale Restrictions

The distribution of securities in Canada is being made only in the provinces of Ontario, Quebec, Alberta, British Columbia, Manitoba, New Brunswick and Nova Scotia on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of these securities are made. Any resale of the securities in Canada must be made under applicable securities laws which may vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the securities.

(B) Representations of Canadian Purchasers

By purchasing securities in Canada and accepting delivery of a purchase confirmation, a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:

∎

the purchaser is entitled under applicable provincial securities laws to purchase the securities without the benefit of a prospectus qualified under those securities laws as it is an “accredited investor” as defined under National Instrument 45-106 – Prospectus Exemptions or Section 73.3(1) of the Securities Act (Ontario), as applicable;

∎	the purchaser is a “permitted client” as defined in National Instrument 31-103-Registration Requirements, Exemptions and Ongoing Registrant Obligations;

∎	where required by law, the purchaser is purchasing as principal and not as agent; and

∎	the purchaser has reviewed the text above under Resale Restrictions.

(C) Conflicts of Interest

Canadian purchasers are hereby notified that the underwriters are relying on the exemption set out in section 3A.3 or 3A.4, if applicable, of National Instrument 33-105 – Underwriting Conflicts from having to provide certain conflict of interest disclosure in this prospectus supplement.

(D) Statutory Rights of Action

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if the prospectus (including any amendment thereto) such as this prospectus supplement contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser of these securities in Canada should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

(E) Enforcement of Legal Rights

All of our directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

(F) Taxation and Eligibility for Investment

Canadian purchasers of securities should consult their own legal and tax advisors with respect to the tax consequences of an investment in the securities in their particular circumstances and about the eligibility of the securities for investment by the purchaser under relevant Canadian legislation.

Notice to Prospective Investors in Australia

This prospectus supplement is not a disclosure document for the purposes of Australia’s Corporations Act 2001 (Cth) of Australia (the “Corporations Act”), has not been lodged with the Australian Securities & Investments Commission and is only directed to the categories of exempt persons set out below. Accordingly, if you receive this prospectus supplement in Australia:

You confirm and warrant that you are either:

∎	a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;

∎

a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to the Company which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

∎	a person associated with the Company under Section 708(12) of the Corporations Act; or

∎	a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act.

To the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act any offer made to you under this prospectus supplement is void and incapable of acceptance.

You warrant and agree that you will not offer any of the securities issued to you pursuant to this prospectus supplement for resale in Australia within 12 months of those securities being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

Notice to Prospective Investors in Hong Kong

No securities have been offered or sold, and no securities may be offered or sold, in Hong Kong, by means of any document, other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent; or to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”), and any rules made under that Ordinance; or in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong (the “CO”), or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO. No document, invitation or advertisement relating to the securities has been issued or may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), that is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under that Ordinance.

This prospectus supplement has not been registered with the Registrar of Companies in Hong Kong. Accordingly, this prospectus supplement may not be issued, circulated or distributed in Hong Kong, and the securities may not be offered for subscription to members of the public in Hong Kong. Each person acquiring the securities will be required, and is deemed by the acquisition of the securities, to confirm that he is aware of the restriction on offers of the securities described in this prospectus supplement and the relevant offering documents and that he is not acquiring, and has not been offered any securities in circumstances that contravene any such restrictions.

Notice to Prospective Investors in Israel

This prospectus supplement does not constitute a prospectus under the Israeli Securities Law, 5728-1968 (the “Securities Law”), and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus supplement is being distributed only to, and is directed only at, and any offer of the securities is directed only at, (i) a limited number of persons in accordance with the Israeli Securities Law and (ii) investors listed in the first addendum (the “Addendum”), to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case, purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors are required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

Notice to Prospective Investors in Japan

The offering has not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948 of Japan, as amended) (the “FIEL”), and the underwriters will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

∎

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold in-vestments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

∎

a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the securities pursuant to an offer made under Section 275 of the SFA except:

∎	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

∎	where no consideration is or will be given for the transfer;

∎	where the transfer is by operation of law;

∎	as specified in Section 276(7) of the SFA; or

∎	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Notice to Prospective Investors in Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the “SIX”), or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement and the accompanying prospectus has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland.

Neither this prospectus supplement and the accompanying prospectus, nor any other offering or marketing material relating to the securities or the offering, may be publicly distributed or otherwise made publicly available in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the offering, us or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement will not be filed with, and the offer of the securities will not be supervised by, the Swiss Financial Market Supervisory Authority (the “FINMA”), and the offer of the securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (the “CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of securities hereby.

LEGAL MATTERS

NautaDutilh N.V., Dutch counsel to the Company, has provided a legal opinion for the Company regarding (i) valid issue, (ii) paying up and (iii) non-assessability of the Ordinary Shares offered by this prospectus supplement, based on the assumptions and subject to the qualifications and limitations set out therein. The validity of the pre-funded warrants and certain other legal matters in connection with this offering relating to U.S. law will be passed upon for us by Covington & Burling LLP, New York, New York. The underwriters are being represented by Cooley LLP, New York, New York, with respect to U.S. federal law and De Brauw Blackstone Westbroek N.V. with respect to matters of Dutch law.

EXPERTS

The financial statements of Frazier Lifesciences Acquisition Corporation as of December 31, 2021 and 2020, for the year ended December 31, 2021 and for the period from October 7, 2020 (inception) to December 31, 2020, have been incorporated by reference into this prospectus supplement in reliance upon the report of WithumSmith+Brown, PC, and upon the authority of said firm as experts in accounting and auditing.

The financial statements of NewAmsterdam Pharma Company N.V. as at December 31, 2022 and 2021, and for each of the three years in the period ended December 31, 2022, incorporated by reference into this prospectus supplement have been audited by Deloitte Accountants B.V., an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference herein in reliance upon the report of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file certain periodic and current reports and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.newamsterdampharma.com. Information contained on, or that can be accessible through, our website is not a part of this prospectus supplement and the accompanying prospectus and the inclusion of our website address in this prospectus supplement and the accompanying prospectus is an inactive textual reference only.

We have filed with the SEC a “shelf” registration statement (including amendments and exhibits to the registration statement) on Form F-3 under the Securities Act. This prospectus supplement and the accompanying prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. We have omitted parts of the registration statement of which this prospectus supplement and the accompanying prospectus forms a part in accordance with the rules and regulations of the SEC. For more detail about us and the securities offered by this prospectus supplement and the accompanying prospectus, you may examine the registration statement and the exhibits filed with it at the website provided in the previous paragraph. You should rely only on the information contained in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus supplement and the accompanying prospectus is considered to be part of this prospectus supplement and the accompanying prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus supplement and the accompanying prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus supplement and the accompanying prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement and the accompanying prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus supplement and the accompanying prospectus incorporates by reference the documents listed below and all subsequent annual reports on Form 20-F and/or Form 10-K that we file with the SEC and all subsequent filings on Forms 10-Q and 8-K filed by us with the SEC pursuant to the Exchange Act (excluding, in each case, any information or documents deemed to be furnished and not filed with the SEC), prior to the completion or termination of this offering, including all such reports and other documents filed with the SEC after the date of the initial filing of the registration statement of which this prospectus supplement and the accompanying prospectus forms a part and prior to the effectiveness of such registration statement, shall be incorporated by reference.

∎	our Annual Report on Form 20-F for the year ended December 31, 2022, filed with the SEC on March 31, 2023;

∎

our reports on Form 6-K furnished with the SEC on June  12, 2023 (including Exhibit 1.1 and Exhibit 99.1), June  21, 2023, August  7, 2023 (including Exhibits 99.1 and 99.2), September  21, 2023 (excluding Exhibit 99.1) and November 13, 2023 (excluding Exhibit 99.1);

∎	our Current Report on Form 8-K filed with the SEC on January 8, 2024;

∎

the description of the Ordinary Shares contained in the registration statement on Form 8-A, filed with the SEC on November  22, 2022, as the description therein has been updated and superseded by the description of our Ordinary Shares contain in Exhibit 2.4 of our Annual Report on Form 20-F for the year ended December 31, 2022, and including any amendments or reports filed for the purpose of updating such description;

∎

the audited balance sheets of Frazier Lifesciences Acquisition Corporation (“FLAC”) as of December 31, 2021 and 2020 and the audited statements of operations, changes in shareholders’ deficit and cash flows for the year ended December 31, 2021 and the period from October 7, 2020 (inception) through December 31, 2020, and the related notes, included in FLAC’s Annual Report on Form 10-K for the year ended December 31, 2021 (File No. 001-39765); and

∎

The unaudited condensed balance sheets of FLAC as of September 30, 2022 and December 31, 2021, the unaudited condensed statements of operations and changes in shareholders’ deficit for the three and nine months ended September 30, 2022 and 2021 and the unaudited condensed statements of cash flows for the nine months ended September 30, 2022 and 2021, and the related notes, included in FLAC’s Quarterly Report on Form 10-Q for the three months ended September 30, 2022 (File No. 001-39765).

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus but not delivered with the prospectus supplement and the accompanying prospectus, including exhibits that are specifically incorporated by reference into such documents. You may request a copy of such documents at no cost, by writing or telephoning us at the following address or telephone number:

Gooimeer 2-35

1411 DC Naarden

The Netherlands

Tel: +31 (0) 35 206 2971

Attn: Chief Accounting Officer

PROSPECTUS

$400,000,000

Ordinary Shares

Debt Securities

Warrants

Subscription Rights

Purchase Contracts

Units

We may offer and sell from time to time, in one or more offerings, up to an aggregate of $400.0 million of ordinary shares, debt securities, warrants, subscription rights, purchase contracts and/or units, either individually or in combination with the other securities (collectively, the “securities”). We may also offer securities as may be issuable upon conversion, redemption, repurchase, exchange or exercise of the securities, including any applicable anti-dilution provisions. We may offer and sell any of the securities described in this prospectus in different series, at times, in amounts, at prices and on terms to be determined at or prior to the time of each offering. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities and the specific manner in which these securities will be offered in supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. You should read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before you invest.

Our ordinary shares and warrants to purchase ordinary shares are traded on The Nasdaq Global Market under the symbols “NAMS” and “NAMSW,” respectively. On December 4, 2023, the last sale price of our ordinary shares as reported by The Nasdaq Global Market was $9.77 per share, and the closing price of the warrants was $2.34 per warrant. The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on The Nasdaq Global Market or other securities exchange of the securities covered by the applicable prospectus supplement. Prospective purchasers of the securities are urged to obtain current information as to the market prices of the securities, where applicable.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section titled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of the securities with respect to which this prospectus is being delivered, the names of such agents or underwriters will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

We are an “emerging growth company” and a “foreign private issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings. Please see “Implications of Being an “Emerging Growth Company” and “Implications of Being a Foreign Private Issuer.”

Investing in our securities involves a high degree of risk. See the “Risk Factors” section beginning on page 3 of this prospectus and, if applicable, any risk factors described in any applicable prospectus supplement and in our filings with the U.S. Securities and Exchange Commission (the “SEC”) that are incorporated by reference in this prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 19, 2023.

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration process, we may, from time to time, sell up to an aggregate of $400.0 million of the securities described in this prospectus, either individually or in combination with the other securities. This prospectus provides you with a general description of the securities that may be offered by us. Each time we sell securities, we will provide you a prospectus supplement accompanied by this prospectus. The prospectus supplement will contain specific information about the nature of the persons offering securities and the terms the securities being offered at that time. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement, together with any related free writing prospectus and the documents incorporated by reference in this prospectus may also add, update or change information contained in this prospectus.

Before buying any of the securities that we are offering, you should carefully read both this prospectus, together with the applicable prospectus supplement, any related free writing prospectus and the documents incorporated by reference herein and therein, as well as the additional information described under the heading “Where You Can Find More Information” and “Information Incorporated by Reference.” These documents contain important information that you should consider when making your investment decision. We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.

To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any prospectus supplement, any free writing prospectus or in any document incorporated by reference in this prospectus, on the other hand, you should rely on the information in this prospectus, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a prospectus supplement or a document incorporated by reference in this prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

The information contained in this prospectus, the applicable prospectus supplement, any applicable free writing prospectus or any document incorporated by reference herein or therein is accurate only as of such documents’ respective dates, regardless of the time of delivery of this prospectus, the applicable prospectus supplement, any applicable free writing prospectus or the documents incorporated by reference in this prospectus or the sale of any securities. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

Neither we nor any underwriters, dealers or agents have authorized anyone to provide you with information that is different from that contained in this prospectus, any amendment or supplement to this prospectus, or any free writing prospectus we may authorize to be delivered or made available to you. Neither we nor any underwriters, dealers or agents take responsibility for, or provide assurance as to the reliability of, any other information that others may give you. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful.

For investors outside the United States, neither we nor any underwriters, dealers or agents have taken any action that would permit the offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities described herein and the distribution of this prospectus outside the United States.

Unless otherwise stated or the context otherwise indicates, (i) references to the “Company,” “NewAmsterdam Pharma,” “we,” “our,” or “us” refer to NewAmsterdam Pharma Company N.V. (f/k/a NewAmsterdam Pharma Company B.V.), together with its subsidiaries, including Frazier Lifesciences Acquisition Corporation, a Delaware corporation (previously a Cayman Islands exempted company) (“FLAC”) and NewAmsterdam Pharma Holding B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands. NewAmsterdam Pharma Company N.V. is a Dutch public limited liability company (naamloze vennootschap) incorporated as a Dutch private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) on June 10, 2022 and converted into a Dutch public limited liability company on November 21, 2022.

SERVICE MARKS AND TRADE NAMES

The NewAmsterdam Pharma name, logos and other service marks of NewAmsterdam Pharma appearing in this prospectus are the property of NewAmsterdam Pharma Holding B.V. Solely for convenience, some of the service marks, logos and trade names referred to in this prospectus are presented without the ™ and SM symbols, but such references are not intended to indicate, in any way, that the Company will not assert, to the fullest extent under applicable law, its rights or the rights of the applicable licensors to these service marks and trade names. This prospectus contains additional trademarks, service marks and trade names of others. All trademarks, service marks and trade names appearing in this prospectus are, to the Company’s knowledge, the property of their respective owners. We do not intend the Company’s use or display of other companies’ trademarks, service marks, copyrights or trade names to imply a relationship with, or endorsement or sponsorship of the Company by, any other companies.

IMPORTANT INFORMATION ABOUT U.S. GAAP AND IFRS

FLAC’s financial statements incorporated by reference in this prospectus have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for financial information and pursuant to the rules and regulations of the SEC.

Our audited financial statements as of December 31, 2022 and 2021 and for each of the three years in the period ended December 31, 2022 incorporated by reference in this prospectus have been prepared in accordance with International Financial Reporting Standards (as issued by the International Accounting Standards Board (“IFRS”) and our audited consolidated financial statements are presented in Euros. Our unaudited condensed consolidated financial statements as at June 30, 2023 and for the six months ended June 30, 2023 and 2022 incorporated by reference herein have been prepared in accordance with IAS 34- Interim Financial Reporting. Our financial statements, beginning with our audited financial statements for the fiscal year ended December 31, 2023, will be prepared in accordance with U.S. GAAP. Unless otherwise indicated, all references in this prospectus to the Registration Statement, are to the registration statement on Form F-3 of which this prospectus forms a part (the “Registration Statement”). All references in the Registration Statement to “€,” “euro,” “EUR” or “cents” are to Euros. All references in the Registration Statement to “$” are to U.S. dollars (“USD”).

v

PROSPECTUS SUMMARY

This summary highlights selected information that is presented in more detail elsewhere, or incorporated by reference, in this prospectus. It does not contain all of the information that may be important to you and your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including the matters set forth under the section of this prospectus captioned “Risk Factors” and the financial statements and related notes and other information that we incorporate by reference herein, including any current or periodic report we file with the SEC before deciding to invest in our securities.

Company Overview

We are a clinical-stage biopharmaceutical company developing oral, non-statin medicines for patients at high risk of cardiovascular disease (“CVD”) with residual elevation of low-density lipoprotein cholesterol (“LDL-C” or “LDL”), for whom existing therapies are not sufficiently effective or well-tolerated. There exists a significant unmet need for a potent, cost-effective and convenient LDL-lowering therapy as an adjunct to statins, a class of lipid-lowering medications that are the current standard of care for high-risk CVD patients with high cholesterol. Our lead product candidate, obicetrapib, is a next-generation, oral, low-dose cholesteryl ester transfer protein inhibitor.

Corporate Information

We were incorporated as a Dutch private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) on June 10, 2022. On November 21, 2022, our corporate form was converted to a Dutch public limited liability company (naamloze vennootschap) and our name was changed to NewAmsterdam Pharma Company N.V. Our ordinary shares, nominal value of €0.12 per share (the “Ordinary Shares”) and warrants to purchase Ordinary Shares (the “Public Warrants”) were registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are listed on The Nasdaq Global Market (“Nasdaq”) under the symbols “NAMS” and “NAMSW,” respectively.

Our principal executive office is located at Gooimeer 2-35, 1411 DC Naarden, the Netherlands, and our telephone number is +31 (0) 35 206 2971.

Implications of Being an Emerging Growth Company

The Company is an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012. The Company will remain an “emerging growth company” until the earliest to occur of (i) the last day of the fiscal year (a) following the fifth anniversary of the effective date of the registration statement on Form F-4 (File No. 333-266510), filed by the Company in connection with the Business Combination Agreement, dated as of July 25, 2022 (the “Business Combination Agreement,” and the transactions contemplated by the Business Combination Agreement, the “Business Combination”), by and among the Company, FLAC, NewAmsterdam Pharma Holding B.V., and NewAmsterdam Pharma Investment Corporation, (b) in which the Company has total annual gross revenue of at least $1.235 billion or (c) in which the Company is deemed to be a large accelerated filer, which means the market value of the Ordinary Shares held by non-affiliates exceeds $700 million as of the last business day of the Company’s prior second fiscal quarter, and (ii) the date on which the Company issued more than $1.0 billion in non-convertible debt during the prior three-year period. The Company intends to take advantage of exemptions from various reporting requirements that are applicable to most other public companies, whether or not they are classified as “emerging growth companies,” including, but not limited to, an exemption from the provisions of Section 404(b) of the Sarbanes-Oxley Act of 2002 requiring the Company’s independent registered public accounting firm to provide an attestation report on the effectiveness of its internal control over financial reporting and reduced disclosure obligations regarding executive compensation.

Implications of Being a Foreign Private Issuer

As a “foreign private issuer,” the Company is subject to different U.S. securities laws than domestic U.S. issuers. The rules governing the information that the Company must disclose differ from those governing U.S. corporations pursuant to the Exchange Act. The Company is exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. Those proxy statements are not expected to conform to Schedule 14A of the proxy rules promulgated under the Exchange Act. As a foreign private issuer, the Company is exempt from a number of rules under the U.S. securities laws and is permitted to file less information with the SEC than a U.S. company. In addition, as a foreign private issuer, the Company’s officers and directors and holders of more than 10% of the issued and outstanding Ordinary Shares are exempt from the rules under the Exchange Act requiring insiders to report purchases and sales of Ordinary Shares as well as from Section 16 short swing profit reporting and liability. A company will lose its foreign private issuer status if more than 50% of its outstanding voting securities are owned by U.S. residents and any of the following three circumstances applies: (i) the majority of its executive officers or directors are U.S. citizens or residents, (ii) more than 50% of its assets are located in the United States or (iii) its business is administered principally in the United States.

As of January 1, 2024, the Company will no longer qualify as a foreign private issuer.

RISK FACTORS

Investing in our securities involves risk. The prospectus supplement and any related free writing prospectus applicable to each offering of the securities will contain a discussion of the risks applicable to an investment in the securities. Before making a decision to invest in the securities, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our then-most recent annual report filed with the SEC under the Exchange Act and any updates to those risk factors in subsequent reports we file with the SEC, incorporated by reference in this prospectus, together with all of the other information appearing or incorporated by reference in this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. Although we discuss key risks in our discussion of risk factors, new risks may emerge in the future, which may prove to be significant. We cannot predict future risks or estimate the extent to which they may affect our business, results of operations and prospects, financial condition and prospects. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results in future periods. If any of these risks actually occurs, our business, financial condition, results of operations and prospects or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section titled “Special Note Regarding Forward-Looking Statements” in this prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements. Forward-looking statements provide the Company’s current expectations or forecasts of future events. Forward-looking statements include statements about the Company’s expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Words or phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will” and “would,” or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. Examples of forward-looking statements in this prospectus and the documents incorporated herein include, but are not limited to, statements regarding the Company’s disclosure concerning its operations, cash flows and financial position.

Forward-looking statements in this prospectus and in any document incorporated by reference in this prospectus may include, for example, statements about:

∎	the potential liquidity and trading of the Company’s public securities;

∎	the Company’s ability to raise additional capital in sufficient amounts or on terms acceptable to it;

∎	the efficacy and safety of the Company’s product candidate, obicetrapib, as well as potential reimbursement and anticipated market size and market opportunity;

∎	the Company’s dependence on the success of obicetrapib, including the obtaining of regulatory approval to market obicetrapib;

∎

the timing, progress and results of clinical trials for obicetrapib, including statements regarding the timing of initiation and completion of studies or trials and related preparatory work and the period during which results of trials will become available and marketing submissions made;

∎	the Company’s ability to attract and retain senior management and key scientific personnel;

∎	the Company’s limited experience in marketing and distributing products;

∎	managing the risks related to the Company’s international operations;

∎	the Company’s ability to achieve the broad degree of physician adoption and use and market acceptance necessary for commercial success;

∎	the Company’s estimates regarding expenses, future revenue, capital requirements and needs for additional financing;

∎	developments regarding the Company’s competitors and the Company’s industry;

∎	the impact of government laws and regulations;

∎	the Company’s reliance on third parties for all aspects of the manufacturing of obicetrapib for clinical trials; and

∎	the Company’s efforts to obtain, protect or enforce its patents and other intellectual property rights related to the Company’s product candidate.

Forward-looking statements are subject to known and unknown risks and uncertainties and actual results could differ materially from those expected or implied by the forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the risk factors described in the section titled “Risk Factors” in this prospectus, any related prospectus supplement and free writing prospectus, and under similar headings in the other documents that are incorporated by reference herein. Accordingly, you should not rely on these forward-looking statements, which speak only as of the date they were made. The Company believes that it had a reasonable basis for these statements at the time such statements were made. However, the information that the Company relied upon to form this reasonable basis may be limited or incomplete. The Company undertakes no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this prospectus or to reflect the occurrence of unanticipated events, except as required by law.

OFFER STATISTICS AND EXPECTED TIMETABLE

We may offer and sell Ordinary Shares, debt securities, warrants, subscription rights, purchase contracts and/or units, either individually or in combination with other securities, in one or more offerings from time to time, with a total aggregate offering price of up to $400.0 million. The actual price of the securities that we will offer pursuant to this prospectus will depend on a number of factors that may be relevant as of the time of offer. See “Plan of Distribution.”

CAPITALIZATION

We intend to include information about our capitalization and indebtedness in prospectus supplements.

USE OF PROCEEDS

We intend to set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus. As of the date of this prospectus, we have no specific plan for the use of the net proceeds from an offering or any significant portion thereof.

DESCRIPTION OF SHARE CAPITAL AND ARTICLES OF ASSOCIATION

This section of this prospectus includes a description of the material terms of the Company’s articles of association (the “Articles of Association”) and of applicable Dutch law, in each case as at the date of this prospectus. The following description is intended as a summary only and does not constitute legal advice regarding those matters and should not be regarded as such. The description is qualified in its entirety by reference to the complete text of the Articles of Association, which are attached as an English translation of the official Dutch text as Exhibit 3.1 to the Registration Statement. We urge you to read the full text of the Articles of Association.

General

We were incorporated pursuant to Dutch law on June 10, 2022. Our corporate affairs are governed by the Articles of Association, the board rules of the Company’s board of directors (the “Board of Directors”), our other internal rules and policies and by Dutch law. We are registered with the Dutch Trade Register under number 86649051. Our corporate seat is in Naarden, the Netherlands, and our office address is Gooimeer 2-35 1411 DC Naarden, the Netherlands.

We were incorporated as a Dutch private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) and on November 21, 2022, prior to the closing of the Business Combination, we became a Dutch public limited liability company (naamloze vennootschap).

Share Capital

Authorized Share Capital

As of the date of this prospectus, we have an authorized share capital of €48,000,000, divided into 400,000,000 Ordinary Shares, each with a nominal value of €0.12. As of June 30, 2023, we had 82,324,331 Ordinary Shares outstanding.

Under Dutch law, our authorized share capital is the maximum capital that we may issue without amending the Articles of Association. An amendment of the Articles of Association would require a resolution of our general meeting of shareholders (a “General Meeting”) upon proposal by the Board of Directors.

The Articles of Association provide that, for as long as any Ordinary Shares are admitted to trading on Nasdaq or on any other regulated stock exchange operating in the United States, the laws of the State of New York will apply to the property law aspects of the Ordinary Shares reflected in the register administered by our transfer agent, subject to certain overriding exceptions under Dutch law.

Ordinary Shares

The following summarizes the main rights of holders of Ordinary Shares:

∎	each holder of Ordinary Shares is entitled to one vote per share on all matters to be voted on by shareholders generally, including the appointment of our directors;

∎	there are no cumulative voting rights;

∎	the holders of Ordinary Shares are entitled to dividends and other distributions as may be declared from time to time by us out of funds legally available for that purpose, if any;

∎

upon our liquidation and dissolution, the holders of Ordinary Shares will be entitled to share ratably in the distribution of all of our assets remaining available for distribution after satisfaction of all of our liabilities; and

∎

the holders of Ordinary Shares have pre-emption rights in case of share issuances or the grant of rights to subscribe for shares, except if such rights are limited or excluded by the corporate body authorized to do so and except in such cases as provided by Dutch law and the Articles of Association.

Warrants

In connection with the closing of the Business Combination, we entered into the Warrant Assignment, Assumption and Amendment Agreement, dated November 22, 2022, among us, Continental Stock Transfer & Trust Company and FLAC (the “Warrant Assumption Agreement”) and pursuant thereto, each of the warrants to purchase one FLAC Class A ordinary share at an exercise price of $11.50 per share, subject to adjustment (the “FLAC Warrants”) was automatically converted into a warrant to purchase one Ordinary Share (each, a “Warrant”), with each such Warrant being subject to the same terms and conditions (including exercisability terms) as were applicable to the corresponding FLAC Warrant immediately prior to the closing of the Business Combination. As of June 30, 2023, we had 4,017,321 Warrants outstanding.

Each Warrant entitles the registered holder to purchase one Ordinary Share at a price of $11.50 per share, subject to adjustment as discussed below provided that we have an effective registration statement under the Securities Act covering the Ordinary Shares issuable upon exercise of the Warrants and a current prospectus relating to them is available (or we permit holders to exercise their Warrants on a cashless basis under the circumstances specified in the Warrant Assumption Agreement) and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder. Pursuant to the Warrant Assumption Agreement, a Warrant holder may exercise its Warrants only for a whole number of Ordinary Shares. This means only a whole Warrant may be exercised at a given time by a Warrant holder. No fractional Warrants will be issued and only whole Warrants will trade. The Warrants will expire five years after the day following the closing of the Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

On December 20, 2022, we filed a registration statement on Form F-1 (the “Resale Registration Statement”) covering the Ordinary Shares issuable upon exercise of the Warrants. The Resale Registration Statement was initially declared effective on January 30, 2023 and was subsequently amended by post-effective amendments No. 1 and No. 2. We are required to use commercially reasonable efforts to maintain the effectiveness of the Resale Registration Statement and a current prospectus relating to those Ordinary Shares until the Warrants expire or are redeemed, as specified in the Warrant Assumption Agreement; provided that if the Ordinary Shares are at the time of any exercise of a Warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of the Warrants who exercise their Warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we do so, we will not be required to file or maintain in effect a registration statement. During any period when we have failed to maintain an effective registration statement, Warrant holders may exercise Warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption, but we will use our best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Redemptions of Warrants for cash when the price per Ordinary Share equals or exceeds $18.00. Once the Warrants become exercisable, we may call the Warrants for redemption (except as described herein with respect to the private placement warrants originally issued as part of units in a private placement to Frazier Lifesciences Sponsor LLC (the “Sponsor”) in connection with FLAC’s initial public offering (such warrants, the “Private Placement Warrants”):

∎	in whole and not in part;

∎	at a price of $0.01 per Warrant;

∎	upon not less than 30 days’ prior written notice of redemption to each Warrant holder; and

∎

if, and only if, the closing price of the Ordinary Shares equals or exceeds $18.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which notice of the redemption is given to the warrant holders (the “Reference Value”).

We will not redeem the Warrants as described above unless a registration statement under the Securities Act covering the issuance of the Ordinary Shares issuable upon exercise of the Warrants is then effective and a current prospectus relating to those shares is available throughout the 30-day redemption period. If and when the Warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. As a result, we may redeem the Warrants as set forth above even if the holders are otherwise unable to exercise the Warrants. So long as the Private Placement Warrants are held by the Sponsor or its designated transferee, they may not be redeemed by the Company pursuant to these provisions.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is, at the time of the call a significant premium to the Warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the Warrants, each Warrant holder will be entitled to exercise his, her or its Warrant prior to the scheduled redemption date. However, the price of the Ordinary Shares may fall below the $18.00 redemption trigger price (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) as well as the $11.50 (for whole Ordinary Shares) Warrant exercise price after the redemption notice is issued.

Redemption of Warrants for cash when the price per Ordinary Share equals or exceeds $10.00. Once the Warrants become exercisable, we may redeem the outstanding Warrants:

∎	in whole and not in part;

∎

at $0.10 per Warrant upon a minimum of 30 days’ prior written notice of redemption; provided that during such 30 day period holders will be able to exercise their Warrants on a cashless basis prior to redemption and receive that number of Ordinary Shares determined by reference to the table below, based on the redemption date and the “fair market value” of the Ordinary Shares except as otherwise described below; provided, further, that if the Warrants are not exercised on a cashless basis or otherwise during such 30 day period, we will redeem such Warrants for $0.10 per share;

∎

if, and only if, the Reference Value equals or exceeds $10.00 per share (as adjusted for share subdivisions, share dividends, reorganizations, recapitalizations and the like) on the trading day before we send the notice of redemption to the Warrant holders; and

∎

if the Reference Value is less than $18.00 per share (as adjusted for share subdivisions, share dividends, reorganizations, recapitalizations and the like), the Private Placement Warrants must also be concurrently called for redemption on the same terms as the outstanding Public Warrants, as described above.

The numbers in the table below represent the number of Ordinary Shares that a Warrant holder will receive upon a “cashless” exercise in connection with a redemption by us pursuant to this redemption feature, based on the “fair market value” of the Ordinary Shares on the corresponding redemption date (assuming holders elect to exercise their warrants and such Warrants are not redeemed for $0.10 per Warrant), determined based on volume-weighted average price of the Ordinary Shares as reported during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of Warrants, and the number of months that the corresponding redemption date precedes the expiration date of the Warrants, each as set forth in the table below. We will provide our Warrant holders with the final fair market value no later than one business day after the 10-trading day period described above ends. So long as the Private Placement Warrants are held by the Sponsor or its designated transferee and the Reference Value equals or exceeds $18.00 per share, they may not be redeemed by the Company pursuant to this section.

The share prices set forth in the column headings of the table below will be adjusted as of any date on which the number of Ordinary Shares issuable upon exercise of a Warrant or the exercise price of the Warrant is adjusted as set forth under the heading “Anti-dilution Adjustments” below. If the number of Ordinary Shares issuable upon exercise of a Warrant is adjusted, the adjusted share prices in the column headings will equal the share prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the number of shares deliverable upon exercise of a Warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a Warrant as so adjusted. In such an event, the number of Ordinary Shares in the table below shall be adjusted in the same manner and at the same time as the number of Ordinary Shares issuable upon exercise of a Warrant.

REDEMPTION DATE (PERIOD TO EXPIRATION OF WARRANTS)	FAIR MARKET VALUE OF ORDINARY SHARES
	<$10.00	$11.00	$12.00	$13.00	$14.00	$15.00	$16.00	$17.00	>$18.00
60 months	0.261	0.281	0.297	0.311	0.324	0.337	0.348	0.358	0.361
57 months	0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358	0.361
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.361
51 months	0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357	0.361
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.361
45 months	0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356	0.361
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.361
39 months	0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354	0.361
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.361
33 months	0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352	0.361
30 months	0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351	0.361
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350	0.361
24 months	0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348	0.361
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.361
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.361
15 months	0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342	0.361
12 months	0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339	0.361
9 months	0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.361
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.361
3 months	0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326	0.361
0 months	—	—	0.042	0.115	0.179	0.233	0.281	0.323	0.361

The exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of Ordinary Shares to be issued for each Warrant exercised will be determined by a straight-line interpolation between the number of Ordinary Shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365 or 366-day year, as applicable. For example, if the volume-weighted average price of the Ordinary Shares as reported during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of the warrants is $11.00 per share, and at such time there are 57 months until the expiration of the Warrants, holders may choose to, in connection with this redemption feature, exercise their Warrants for 0.277 Ordinary Shares for each whole Warrant. For an example where the exact fair market value and redemption date are not as set forth in the table above, if the volume-weighted average price of the Ordinary Shares as reported during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of the Warrants is $13.50 per share, and at such time there are 38 months until the expiration of the Warrants, holders may choose to, in connection with this redemption feature, exercise their Warrants for 0.298 Ordinary Shares for each whole Warrant. In no event will the Warrants be exercisable in connection with this redemption feature for more than 0.361 Ordinary Shares per Warrant (subject to adjustment).

This redemption feature is structured to allow for all of the outstanding Warrants to be redeemed when the Ordinary Shares are trading at or above $10.00 per share, which may be at a time when the trading price of Ordinary Shares is below the exercise price of the Warrants. We have established this redemption feature to provide us with the flexibility to redeem the Warrants without the warrants having to reach the $18.00 per share threshold set forth above under “Redemptions of Warrants for cash when the price per Ordinary Share equals or exceeds $18.00.” Holders choosing to exercise their Warrants in connection with a redemption pursuant to this feature will, in effect, receive a number of Ordinary Shares for their Warrants based on an option pricing model with a fixed volatility input as of the date of the prospectus relating to the FLAC’s initial public offering. This redemption right provides us with an additional mechanism by which to redeem all of the outstanding Public Warrants, and therefore have certainty as to our capital structure as the Warrants would no longer be outstanding and would have been exercised or redeemed. We will be required to pay the applicable redemption price to Warrant holders if we choose to exercise this redemption right and it will allow us to quickly proceed with a redemption of the Warrants if we determine it is in our best interest to do so. As such, we would redeem the Warrants in this manner when we believe it is in our best interest to update our capital structure to remove the Warrants and pay the redemption price to the Warrant holders. As stated above, we can redeem the Warrants when the Ordinary Shares are trading at a price starting at $10.00, which is below the exercise price of $11.50, because it will provide certainty with respect to our capital structure and cash position while providing Warrant holders with the opportunity to exercise their Warrants on a cashless basis for the applicable number of Ordinary Shares. If we choose to redeem the Warrants when the Ordinary Shares are trading at a price below the exercise price of the Warrants, this could result in the Warrant holders receiving fewer Ordinary Shares than they would have received if they had chosen to wait to exercise their Warrants for Ordinary Shares if and when such Ordinary Shares were trading at a price higher than the exercise price of $11.50.

If, at the time of redemption, the Warrants are exercisable for a security other than the Ordinary Shares pursuant to the Warrant Assumption Agreement, the Warrants may be exercised for such security. At such time as the Warrants become exercisable for a security other than the Ordinary Shares, we will use our commercially reasonable efforts to register under the Securities Act the security issuable upon the exercise of the Warrants.

A holder of a Warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the Warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (as specified by the holder) of the Ordinary Shares issued and outstanding immediately after giving effect to such exercise.

Anti-dilution Adjustments. If the number of outstanding Ordinary Shares is increased by a capitalization or share dividend payable in Ordinary Shares, or by a sub-divisions of Ordinary Shares or other similar event, then, on the effective date of such capitalization or share dividend, sub-divisions or similar event, the number of Ordinary Shares issuable on exercise of each Warrant will be increased in proportion to such increase in the outstanding Ordinary Shares. A rights offering made to all or substantially all holders of Ordinary Shares entitling holders to purchase Ordinary Shares at a price less than the “historical fair market value” (as defined below) will be deemed a share dividend of a number of Ordinary Shares equal to the product of (i) the number of Ordinary Shares actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Ordinary Shares) and (ii) one minus the quotient of (x) the price per Ordinary Share paid in such rights offering and (y) the historical fair market value. For these purposes, (i) if the rights offering is for securities convertible into or exercisable for Ordinary Shares, in determining the price payable for Ordinary Shares, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) “historical fair market value” means the volume-weighted average price of Ordinary Shares as reported during the 10 trading day period ending on the trading day prior to the first date on which the Ordinary Shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the Warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to all or substantially all the holders of Ordinary Shares on account of such Ordinary Shares (or other securities into which the Warrants are convertible), other than (a) as described above, (b) any cash dividends or cash distributions which, when combined on a per share basis with all other cash dividends and cash distributions paid on the Ordinary Shares during the 365-day period ending on the date of declaration of such dividend or distribution does not exceed $0.50 (as adjusted to appropriately reflect any other adjustments and excluding cash dividends or cash distributions that resulted in an adjustment to the exercise price or to the number of Ordinary Shares issuable on exercise of each Warrant) but only with respect to the amount of the aggregate cash dividends or cash distributions equal to or less than $0.50 per share, by the amount of cash and/or the fair market value of any securities or other assets paid on each Ordinary Share in respect of such event.

If the number of outstanding Ordinary Shares is decreased by a consolidation, combination, reverse share sub-division or reclassification of Ordinary Shares or other similar event, then, on the effective date of such consolidation, combination, reverse share sub-division, reclassification or similar event, the number of Ordinary Shares issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding Ordinary Shares.

Whenever the number of Ordinary Shares purchasable upon the exercise of the Warrants is adjusted, as described above, the Warrant exercise price will be adjusted by multiplying the Warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of Ordinary Shares purchasable upon the exercise of the Warrants immediately prior to such adjustment and (y) the denominator of which will be the number of Ordinary Shares so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding Ordinary Shares (other than those described above or that solely affects the par value of such Ordinary Shares), or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our issued and outstanding Ordinary Shares), or in the case of any sale or conveyance to another corporation or entity of our assets or other property as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the Ordinary Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of Ordinary Shares or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Warrants would have received if such holder had exercised their Warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of Ordinary Shares in such a transaction is payable in the form of Ordinary Shares in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the Warrant properly exercises the Warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the Warrant Assumption Agreement based on the Black-Scholes value (as defined in the Warrant Assumption Agreement) of the Warrant. The purpose of such exercise price reduction is to provide additional value to holders of the Warrants when an extraordinary transaction occurs during the exercise period of the Warrants pursuant to which the holders of the Warrants otherwise do not receive the full potential value of the Warrants.

The Warrants have been issued in registered form under a Warrant Assumption Agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The Warrant Assumption Agreement provides that the terms of the Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision or correct any mistake, including to conform the provisions of the Warrant Assumption Agreement to the description of the terms of the Warrants and the Warrant Assumption

Agreement set forth in Exhibit 2.1 to our Annual Report on Form 20-F for the year ended December 31,

2022, but requires the approval by the holders of at least 65% of the then outstanding Public Warrants to make any change that adversely affects the interests of the registered holders. You should review a copy of the Warrant Assumption Agreement for a complete description of the terms and conditions applicable to the Warrants. The Warrant holders do not have the rights or privileges of holders of Ordinary Shares and any voting rights until they exercise their Warrants and receive Ordinary Shares. After the issuance of Ordinary Shares upon exercise of the Warrants, each holder will be entitled to one vote for each Ordinary Share held of record on all matters to be voted on by shareholders.

No fractional shares will be issued upon exercise of the Warrants. If, upon exercise of the Warrants, a holder would be entitled to receive a fractional interest in an Ordinary Share, we will, upon exercise, round down to the nearest whole number the number of Ordinary Share to be issued to the Warrant holder.

We have agreed that, subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the Warrant Assumption Agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum.

Shareholders’ Register

Pursuant to Dutch law and the Articles of Association, we must keep our shareholders’ register accurate and current. The Board of Directors keeps the shareholders’ register and records names and addresses of all holders of registered shares, showing the date on which the shares were acquired, the date of the acknowledgement by or notification of us as well as the amount paid on each share. The register also includes the names and addresses of those with a right of usufruct (vruchtgebruik) on registered shares belonging to another or a pledge (pandrecht) in respect of such shares. Any Ordinary Shares offered in an offering conducted under the Registration Statement will be held through The Depository Trust Company (“DTC”). Therefore, DTC or its nominee will be recorded in the shareholders’ register as the holder of those Ordinary Shares. The Ordinary Shares will be in registered form (op naam). We may issue share certificates (aandeelbewijzen) for registered shares in such form as may be approved by the Board of Directors.

Except as otherwise provided or allowed by Dutch law, the issue or transfer of an Ordinary Share shall require a deed to that effect and, in the case of a transfer and unless we are a party to the transaction, acknowledgement of the transfer by us. The Articles of Association provide that, for as long as any Ordinary Shares are admitted to trading on Nasdaq or on any other regulated stock exchange operating in the United States of America, the laws of the State of New York shall apply to the property law aspects of the Ordinary Shares (including the statutory provisions concerning the transfer and ownership of legal title to Ordinary Shares) reflected in the register administered by our transfer agent, subject to certain overriding exceptions under Dutch law.

Corporate Objectives

Pursuant to the Articles of Association, our main corporate objectives are:

∎	to develop, conduct research, produce, commercialize, market and sell medicines in general and innovative medicines for cardiovascular diseases in particular;

∎	to incorporate, to participate in, to finance, to hold any other interest in and to conduct the management or supervision of other entities, companies, partnerships and businesses;

∎	to provide administrative, technical, financial, economic or other services to other entities, companies, partnerships and businesses;

∎	to acquire, to manage, to invest, to exploit, to encumber and to dispose of assets and liabilities;

∎

to furnish guarantees, to provide security, to warrant performance in any other way and to assume liability, whether jointly and severally or otherwise, in respect of obligations of group companies or other parties; and

∎	to do anything which, in the widest sense, is connected with or may be conducive to the objects described above.

Limitations on the Rights to Own Securities

Ordinary Shares may be issued to individuals, corporations, trusts, estates of deceased individuals, partnerships and unincorporated associations of persons. The Articles of Association contain no limitation on the rights to own Ordinary Shares and no limitation on the rights of non-residents of the Netherlands or foreign shareholders to hold or exercise voting rights.

Limitation on Liability and Indemnification Matters

Under Dutch law, our directors may be held liable for damages in the event of improper or negligent performance of their duties. They may be held liable for damages to the Company and to third parties for infringement of the Articles of Association or of certain provisions of Dutch law. In certain circumstances, they may also incur other specific civil, administrative and criminal liabilities. Subject to certain exceptions, the Articles of Association provide for indemnification of our current and former directors and other current and former officers and employees as designated by the Board of Directors. No indemnification under the Articles of Association will be given to an indemnified person:

∎

if a competent court or arbitral tribunal has established, without having (or no longer having) the possibility for appeal, that the acts or omissions of such indemnified person that led to the financial losses, damages, expenses, suit, claim, action or legal proceedings as described above are of an unlawful nature (including acts or omissions which are considered to constitute malice, gross negligence, intentional recklessness and/or serious culpability attributable to such indemnified person);

∎

to the extent that his or her financial losses, damages and expenses are covered under insurance and the relevant insurer has settled, or has provided reimbursement for, these financial losses, damages and expenses (or has irrevocably undertaken to do so);

∎

in relation to proceedings brought by such indemnified person against us, except for proceedings brought to enforce indemnification to which he or she is entitled pursuant to the Articles of Association, pursuant to an agreement between such indemnified person and us which has been approved by the Board of Directors, or pursuant to insurance taken out by us for the benefit of such indemnified person; and

∎	for any financial losses, damages or expenses incurred in connection with a settlement of any proceedings effected without our prior consent.

Under the Articles of Association, the Board of Directors may stipulate additional terms, conditions and restrictions in relation to the indemnification described above.

Federal Forum Provision

The Articles of Association provide that to the fullest extent permitted by applicable law, unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum for any complaint asserting a cause of action arising under the Securities Act or the Exchange Act will be the U.S. federal district courts.

Shareholders’ Meeting

General Meetings must be held in the Netherlands in any of the locations specified in the Articles of Association. The annual General Meeting must be held within six months of the end of each financial year. Additional extraordinary General Meetings may also be held, whenever considered appropriate by the Board of Directors and shall be held within three months after the Board of Directors has considered it to be likely that our shareholders’ equity (eigen vermogen) has decreased to an amount equal to or lower than half of our paid-in and called up share capital, in order to discuss the measures to be taken if so required.

Pursuant to Dutch law, one or more shareholders or others with meeting rights under Dutch law who jointly represent at least one-tenth of our issued share capital may request that we convene a General Meeting, setting out in detail the matters to be discussed. If the Board of Directors has not taken the steps necessary to ensure that such meeting can be held within six weeks after the request, the proponent(s) may, on their application, be authorized by the competent Dutch court in preliminary relief proceedings to convene a General Meeting. The court shall disallow the application if it does not appear that the proponent(s) has/have previously requested the Board of Directors to convene a General Meeting and the Board of Directors has not taken the necessary steps so that the General Meeting could be held within six weeks after the request. The application shall also be disallowed if the proponent(s) has/have not demonstrated to have a reasonable interest in the convening of the General Meeting.

General Meetings must be convened by an announcement published in a Dutch daily newspaper with national distribution. The notice must state the agenda, the time and place of the meeting, the record date (if any), the procedure for participating in the General Meeting by proxy, as well as other information as required by Dutch law. The notice must be given at least 15 calendar days prior to the day of the meeting. The agenda for the annual General Meeting shall include, among other things, the adoption of our statutory annual accounts, appropriation of our profits and proposals relating to the composition of the Board of Directors, including the filling of any vacancies. In addition, the agenda shall include such items as have been included therein by the Board of Directors. The agenda shall also include such items requested by one or more shareholders or others with meeting rights under Dutch law representing at least 3% of our issued share capital. These requests must be made in writing or by electronic means and received by the Board of Directors at least 60 days before the day of the meeting. No resolutions shall be adopted on items other than those that have been included in the agenda.

In accordance with the Dutch Corporate Governance Code (the “DCGC”), shareholders who have the right to put an item on the agenda for the General Meeting or to request the convening of a General Meeting shall not exercise such rights until after they have consulted the Board of Directors. If exercising such rights may result in a change in our strategy (for example, through the dismissal of one or more of our directors), the Board of Directors must be given the opportunity to invoke a reasonable period of up to 180 days to respond to the shareholders’ intentions. If invoked, the Board of Directors must use such response period for further deliberation and constructive consultation, in any event with the shareholder(s) concerned and to explore alternatives. At the end of the response time, the Board of Directors shall report on this consultation and the exploration of alternatives to the General Meeting. The response period may be invoked only once for any given General Meeting and shall not apply (i) in respect of a matter for which a response period or a cooling-off period (as discussed below) has been previously invoked or (ii) if a shareholder holds at least 75% of our issued share capital as a consequence of a successful public bid.

Moreover, under Dutch law, the Board of Directors can invoke a cooling-off period of up to 250 days when shareholders, using their right to have items added to the agenda for a General Meeting or their right to request a General Meeting, propose an agenda item for the General Meeting to dismiss, suspend or appoint one or more of our directors (or to amend any provision in the Articles of Association dealing with those matters) or when a public offer for the Company is made or announced without our support, provided, in each case, that the Board of Directors believes that such proposal or offer materially conflicts with the interests of the Company and its business. During a cooling-off period, the General Meeting cannot dismiss, suspend or appoint directors (or amend the provisions in the Articles of Association dealing with those matters) except at the proposal of the Board of Directors. During a cooling-off period, the Board of Directors must gather all relevant information necessary for a careful decision-making process and consult with shareholders representing at least 3% or more of our issued share capital at the time the cooling-off period was invoked, as well as with our Dutch works council (if we or, under certain circumstances, any of our subsidiaries have one). Formal statements expressed by these consulted parties during such consultations must be published on our website to the extent these consulted parties have approved that publication. Ultimately one week following the last day of the cooling-off period, the Board of Directors must publish a report on our website in respect of its policy and conduct of affairs during the cooling-off period. This report must remain available for inspection by shareholders and others with meeting rights under Dutch law at our office and must be tabled for discussion at the next General Meeting. Shareholders representing at least 3% of our issued share capital may request the Enterprise Chamber of the Amsterdam Court of Appeal (the “Enterprise Chamber”) for early termination of the cooling-off period. The Enterprise Chamber must rule in favor of the request if the shareholders can demonstrate that:

∎

the Board of Directors, in light of the circumstances at hand when the cooling-off period was invoked, could not reasonably have concluded that the relevant proposal or hostile offer constituted a material conflict with the interests of the Company and its business;

∎	the Board of Directors cannot reasonably believe that a continuation of the cooling-off period would contribute to careful policy-making; or

∎

other defensive measures, having the same purpose, nature and scope as the cooling-off period, have been activated during the cooling-off period and have not since been terminated or suspended within a reasonable period at the relevant shareholders’ request (i.e., no “stacking” of defensive measures).

The General Meeting is presided over by the chairperson of the Board of Directors. If no chairperson has been elected or if he or she is not present at the meeting, the General Meeting shall be presided over by the vice-chairperson of the Board of Directors. If no vice-chairperson has been elected or if he or she is not present at the meeting, the General Meeting shall be presided over by another person designated in accordance with the Articles of Association. Our directors may always attend a General Meeting. In these meetings, they have an advisory vote. The chairperson of the General Meeting may decide at his or her discretion to admit other persons to the meeting.

All shareholders and others with meeting rights under Dutch law are authorized to attend the General Meeting, to address the meeting and, insofar as they have such right, to vote pro rata to his or her shareholding. Shareholders may exercise these rights, if they are the holders of shares on the record date, if any, as required by Dutch law, which is currently the 28th day before the day of the General Meeting. Under the Articles of Association, shareholders and others with meeting rights under Dutch law must notify us in writing or by electronic means of their identity and intention to attend the General Meeting. This notice must be received by us ultimately on the seventh day prior to the General Meeting, unless indicated otherwise when such meeting is convened.

Each Ordinary Share confers the right on the holder to cast one vote at the General Meeting. Shareholders may vote by proxy. No votes may be cast at a General Meeting on Ordinary Shares held by us or our subsidiaries or on Ordinary Shares for which we or our subsidiaries hold depository receipts. Nonetheless, the holders of a right of usufruct (vruchtgebruik) and the holders of a right of pledge (pandrecht) in respect of Ordinary Shares held by us or our subsidiaries in its share capital are not excluded from the right to vote on such Ordinary Shares, if the right of usufruct (vruchtgebruik) or the right of pledge (pandrecht) was granted prior to the time such shares we or any of our subsidiaries acquired. Neither we nor any of our subsidiaries may cast votes in respect of an Ordinary Share on which we or such subsidiary holds a right of usufruct (vruchtgebruik) or a right of pledge (pandrecht). Ordinary Shares which are not entitled to voting rights pursuant to the preceding sentences will not be taken into account for the purpose of determining the number of shareholders that vote and that are present or represented, or the amount of the share capital that is provided or that is represented at a General Meeting.

Decisions of the General Meeting are taken by a simple majority of votes cast, except where Dutch law or the Articles of Association provide for a qualified majority or unanimity. Subject to any provision of mandatory Dutch law and any higher quorum requirement stipulated by the Articles of Association, if we would be subject to the requirement that the General Meeting can only pass resolutions if a certain part of our issued share capital is present or represented at such General Meeting under applicable securities laws or listing rules, then such resolutions shall be subject to such quorum as specified by such securities laws or listing rules pursuant to the Articles of Association. As of January 1, 2024, any General Meeting we hold will require a quorum of 33 1/3 % of the outstanding Ordinary Shares.

Directors

Appointment of Our Directors

Our directors are appointed by the General Meeting upon binding nomination by the Board of Directors. However, the General Meeting may at all times overrule a binding nomination by a resolution adopted by at least a two-thirds majority of the votes cast, provided such majority represents more than half of our issued share capital. If the General Meeting overrules a binding nomination, the Board of Directors will make a new nomination.

We have adopted a diversity policy for the composition of the Board of Directors, as well as a profile for the composition of the Board of Directors, with the assistance of our nomination and corporate governance committee. The Board of Directors will make any nomination for the appointment of a director with due regard to the rules and principles set forth in such diversity policy and profile, as applicable. Our directors serve staggered terms as set out in the retirement schedule.

At a General Meeting, a resolution to appoint a director can only be passed in respect of candidates whose names are stated for that purpose in the agenda of that General Meeting or in the explanatory notes thereto.

Duties and Liabilities of Our Directors

Under Dutch law, the Board of Directors is charged with the management of the Company, which includes setting our policies and strategy, subject to the restrictions contained in the Articles of Association. Our executive director manages our day-to-day business and operations and implement our strategy. Our non-executive directors focus on the supervision on the policy and functioning of the performance of the duties of all of our directors and our general state of affairs. Our directors may divide their tasks among themselves in or pursuant to internal rules. Each of our directors has a statutory duty to act in our corporate interest and the corporate interest of our business. Under Dutch law, the corporate interest extends to the interests of all corporate stakeholders, such as shareholders, creditors, employees, customers and suppliers. The duty to act in our corporate interest also applies in the event of a proposed sale or break-up of the Company, provided that the circumstances generally dictate how such duty is to be applied and how the respective interests of various groups of stakeholders should be weighed.

The Board of Directors is entitled to represent us. The power to represent us also vests in our Chief Executive Officer, as well as in any two non-executive directors acting jointly.

Dividends and Other Distributions

Dividends

We have never paid or declared any cash dividends in the past, and we do not anticipate paying any cash dividends in the foreseeable future. We intend to retain all available funds and any future earnings for use in the operation of our business. Under Dutch law, we may only pay dividends and other distributions from our reserves to the extent our shareholders’ equity (eigen vermogen) exceeds the sum of our paid-in and called-up share capital plus the reserves we must maintain under Dutch law or the Articles of Association and (if it concerns a distribution of profits) after adoption of our statutory annual accounts by the General Meeting from which it appears that such dividend distribution is allowed.

Under the Articles of Association, the Board of Directors may decide that all or part of the profits shown in our adopted statutory annual accounts will be added to our reserves. After reservation of any such profits, any remaining profits will be at the disposal of the General Meeting at the proposal of the Board of Directors for distribution on the Ordinary Shares, subject to applicable restrictions of Dutch law. The Board of Directors is permitted, subject to certain requirements and applicable restrictions of Dutch law, to declare interim dividends without the approval of the General Meeting. Dividends and other distributions will be made payable no later than a date determined by the Board of Directors. Claims to dividends and other distributions not made within five years from the date that such dividends or distributions became payable will lapse and any such amounts will be considered to have been forfeited to us (verjaring).

Exchange Controls

Under Dutch law, there are no exchange controls applicable to the transfer to persons outside of the Netherlands of dividends or other distributions with respect to, or of the proceeds from the sale of, shares of a Dutch company, subject to applicable restrictions under sanctions and measures, including those concerning export control, pursuant to European Union regulations, the Sanctions Act 1977 (Sanctiewet 1977) or other legislation, applicable anti-boycott regulations, applicable anti-money-laundering regulations and similar rules and provided that, under certain circumstances, payments of such dividends or other distributions must be reported to the Dutch Central Bank at their request for statistical purposes. There are no special restrictions in the Articles of Association or Dutch law that limit the right of shareholders who are not citizens or residents of the Netherlands to hold or vote shares.

Squeeze-Out Procedures

A shareholder who holds at least 95% of our issued share capital for his or her own account, alone or together with group companies, may initiate proceedings against our other shareholders jointly for the transfer of their Ordinary Shares to such shareholder. The proceedings are held before the Enterprise Chamber and can be instituted by means of a writ of summons served upon each of the other shareholders in accordance with the provisions of the Dutch Code of Civil Procedure (Wetboek van Burgerlijke Rechtsvordering). The Enterprise Chamber may grant the claim for squeeze-out in relation to the other shareholders and will determine the price to be paid for the Ordinary Shares, if necessary, after appointment of one or three experts who will offer an opinion to the Enterprise Chamber on the value to be paid for the Ordinary Shares of the other shareholders. Once the order to transfer becomes final before the Enterprise Chamber, the person acquiring the Ordinary Shares shall give written notice of the date and place of payment and the price to the holders of the Ordinary Shares to be acquired whose addresses are known to him. Unless the addresses of all of them are known to the acquiring person, such person is required to publish the same in a daily newspaper with a national circulation.

Dissolution and Liquidation

Under the Articles of Association, we may be dissolved by a resolution of the General Meeting, subject to a proposal of the Board of Directors. In the event of a dissolution, the liquidation shall be effected by the Board of Directors, unless the General Meeting decides otherwise. During liquidation, the provisions of the Articles of Association will remain in force as far as possible. To the extent that any assets remain after payment of all of our liabilities, any remaining assets shall be distributed to our shareholders in proportion to their number of Ordinary Shares.

Dutch Corporate Governance Code

We are subject to the DCGC. The DCGC contains principles and best practice provisions on corporate governance that regulate relations between the Board of Directors and the General Meeting and matters in respect of financial reporting, auditors, disclosure, compliance and enforcement standards. The DCGC is based on a “comply or explain” principle. Accordingly, companies must disclose in their statutory annual reports whether they comply with the provisions of the DCGC. If a company subject to the DCGC does not comply with those provisions, that company would be required to give the reasons for such non-compliance. We do not comply with all best practice provisions of the DCGC. The DCGC contains certain independence recommendations for the Board of Directors and its committees. We do not comply with all such recommendations and we will disclose our deviations from the DCGC in our statutory Dutch annual reports.

Certain Major Transactions

The Articles of Association and Dutch law provide that resolutions of the Board of Directors concerning a material change to our identity or our character or our business are subject to the approval of the General Meeting. Such changes include:

∎	transferring the business or materially all of the business to a third party;

∎

entering into or terminating a long-lasting alliance of our company or of a subsidiary either with another entity or company, or as a fully liable partner of a limited partnership or general partnership, if this alliance or termination is of significant importance for us; and

∎

acquiring or disposing of an interest in the capital of a company by our company or by a subsidiary with a value of at least one-third of the value of the assets, according to the balance sheet with explanatory notes or, if we prepare a consolidated balance sheet, according to the consolidated balance sheet with explanatory notes in our most recently adopted annual accounts.

Dutch Financial Reporting Supervision Act

On the basis of the Dutch Financial Reporting Supervision Act (Wet toezicht financiële verslaggeving) (the “FRSA”), the Dutch Authority for the Financial Markets (Stichting Autoriteit Financiële Markten) (“AFM”), supervises the application of financial reporting standards by Dutch companies whose securities are listed on a Dutch or foreign stock exchange.

Pursuant to the FRSA, the AFM has an independent right to (i) request an explanation from us regarding our application of the applicable financial reporting standards if, based on publicly known facts or circumstances, it has reason to doubt that our financial reporting meets such standards and (ii) recommend to us the making available of further explanations. If we do not comply with such a request or recommendation, the AFM may request that the Enterprise Chamber order us to (i) make available further explanations as recommended by the AFM, (ii) provide an explanation of the way we have applied the applicable financial reporting standards to our financial reports or (iii) prepare or restate our financial reports in accordance with the Enterprise Chamber’s orders.

Transfer Agent and Registrar

The transfer agent and registrar for the Ordinary Shares is Continental Stock Transfer & Trust Company.

History of Securities Issuances

From June 10, 2022 (inception) through June 30, 2023, the events set out above and further described below have changed our issued share capital and, in parallel, the number of our issued Ordinary Shares.

∎	On November 21, 2022, in connection with the Exchange, we issued 44,914,642 Ordinary Shares to existing NewAmsterdam Pharma Holding B.V. shareholders for no additional consideration.

∎

On November 22, 2022, we sold 23,460,000 Ordinary Shares for $10 per share as part of the PIPE Financing and issued 13,185,138 Ordinary Shares to the holders of FLAC shares who had not elected to redeem their shares prior to the closing of the Business Combination.

∎	An aggregate of 749,679 Ordinary Shares were issued throughout the six months ended June 30, 2023 in connection with the exercise of Warrants and the payment of the $11.50 per share exercise price.

∎

An aggregate of 14,910 Ordinary Shares were issued throughout the six months ended June 30, 2023 in connection with the exercise of options to purchase Ordinary Shares with a weighted-average exercise price of $7.06.

DESCRIPTION OF DEBT SECURITIES

The complete terms of the debt securities will be contained in the indenture and supplemental indenture applicable to the debt securities. These documents will be included or incorporated by reference into this prospectus or the applicable prospectus supplement. You should read the indenture and applicable supplemental indenture relating to any debt securities. You should also read the applicable prospectus supplement, which will contain additional information and which may update or change some of the information below.

We may issue, separately or together with, or upon conversion, exercise or exchange of other securities, debt securities, including debentures, notes, bonds and other evidence of indebtedness as set forth in the applicable prospectus supplement. The debt securities may be either secured or unsecured and will be either senior debt securities or subordinated debt securities. The debt securities will be issued under one or more separate indentures between us and a trustee to be specified in an accompanying prospectus supplement. Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture. We refer to the senior indenture and the subordinated indenture together as the indentures. This prospectus, together with the applicable prospectus supplement, will describe the terms of each series of debt securities that we may offer from time to time.

The following summary of the material provisions of the indentures and the debt securities does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of the applicable indenture and certificates evidencing the applicable debt securities. The specific terms of the applicable indenture and debt securities will be described in the applicable prospectus supplement. If any particular terms of the applicable indenture or debt securities described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by those described in the applicable prospectus supplement.

Capitalized terms used but not defined in this section have the meanings given to those terms in the applicable prospectus supplement or, if not defined in the applicable prospectus supplement, in the applicable indenture.

General

Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. We are not limited as to the amount of debt securities that we may issue under the indentures. Unless otherwise provided in a prospectus supplement, a series of debt securities may be reopened to issue additional debt securities of such series. The subordinated debt securities will be subordinated as described below under the heading “—Subordinated Debt.”

The prospectus supplement relating to a particular series of debt securities will set forth the material terms of the debt securities being offered, as established pursuant to a board resolution, in an officer’s certificate or in a supplemental indenture, including:

∎	the title of the debt securities and whether they are senior debt securities or subordinated debt securities;

∎	the offering price (which may be expressed as a percentage of the aggregate principal amount) of the debt securities;

∎

the aggregate principal amount of such series that may be authenticated and delivered under the indentures (except for securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other securities of the series pursuant to the indenture and except for any securities deemed never to have been authenticated and delivered);

∎

whether securities of the series are to be issuable as Registered Securities, Bearer Securities (with or without coupons) or both, whether any debt securities of the series are to be issuable initially in temporary global form with or without coupons;

∎	the maturity date or dates;

∎

if applicable, whether the debt securities shall be subject to the defeasance provisions described below under “—Satisfaction and Discharge” or such other defeasance provisions specified in the applicable prospectus supplement for the debt securities;

∎	any conversion or exchange provisions;

∎	the date of the debt securities if other than the date of original issuance;

∎	the person who shall be entitled to receive interest, if other than the record holder on the record date and the manner in which such interest will be payable;

∎	the date or dates on which the principal of the debt securities of such series is payable;

∎

the rate or rates, and if applicable the method used to determine the rate, at which the debt securities of such series will bear interest, if any, the date or dates from which such interest will accrue, the date or dates on which such interest will be payable and the record date or dates for the interest payable on any debt securities on any interest payment date;

∎	the place or places where payments of principal and interest may be made and securities may be surrendered for registration of transfer or for exchange;

∎

the obligation, if any, of the Company to redeem or purchase the debt securities of such series, at the option of the Company or at the option of a holder thereof, pursuant to any sinking fund or other redemption provisions and the period or periods within which, the price or prices at which and the terms and conditions upon which the debt securities of the series may be so redeemed or purchased, in whole or in part;

∎	if issued other than in minimum denominations of $1,000 or any multiple of $1,000, or $5,000 in the case of Bearer Securities, the denominations in which the debt securities will be issuable;

∎	the portion of the principal amount that will be payable upon acceleration of maturity, if other than the entire principal amount;

∎

if other than U.S. currency, the currency, currencies or currency units in which principal, premium, if any, or interest will be payable and the manner of determining the equivalent thereof in U.S. currency;

∎

if the principal of (and premium, if any, on) or any interest on the debt securities is to be payable, at our election or the election of a holder thereof, in one or more currencies other than that the currency or currencies in which the debt securities are stated to be payable, the currency or currencies in which payment is to be made payable and the periods and terms upon which such election is to be made;

∎

if the amount of payments of principal of (and premium, if any, on) or any interest on the debt securities of the series may be determined by reference to an index, the manner in which such amounts shall be determined;

∎	whether the debt securities will be issuable in book-entry only form;

∎	any interest rate calculation agents, exchange rate calculation agents or other agents for the debt securities, if other than the trustee;

∎

whether and under what circumstances we will pay additional amounts in respect of any series of debt securities and whether we have the option to redeem such debt securities rather than pay such additional amounts;

∎

any provisions relating to the extension of maturity of, or the renewal of, the debt securities of such series, or the conversion of the debt securities of such series into other securities of the Company;

∎	any provisions relating to the purchase or redemption of all or any portion of a tranche or series of debt securities, including the period of notice required to redeem those debt securities;

∎	the terms and conditions, if any, pursuant to which the debt securities are secured;

∎	any subordination provisions applicable to the subordinated debt securities if different from those described below under “—Subordinated Debt;”

∎

any other terms or provisions relating to the payment of principal of, premium (if any) or interest thereon, including, but not limited to, whether such debt securities are issuable at a discount or premium, as amortizable debt securities and if payable in, convertible or exchangeable for commodities or other securities of ours; and

∎	any other specific terms of such debt securities.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies, or if the principal of or premium, if any, or interest on any series of debt securities is payable in a foreign currency or currencies, we will include in the applicable prospectus supplement information on the restrictions, elections, material United States federal and Dutch income tax considerations, specific terms and other information with respect to that issue of debt securities and the relevant foreign currency or currencies.

Unless otherwise specified in the prospectus supplement, the debt securities will be registered debt securities. Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The material United States federal and Dutch income tax considerations applicable to debt securities sold at a discount will be described in the applicable prospectus supplement.

Senior Debt

Except as otherwise provided in a prospectus supplement, senior debt securities will be unsecured and will rank equally with all other unsecured and unsubordinated debt of the Company, and will rank senior in right of payment to any subordinated debt.

Subordinated Debt

Except as otherwise provided in a prospectus supplement, subordinated debt securities will be unsecured and will be subordinated in right of payment to the prior payment in full of all of our Senior Indebtedness, as more fully described in the applicable prospectus supplement. Notwithstanding the foregoing, if a deposit is made in accordance with the terms of the indenture with respect to any debt securities (and provided all other conditions set out in the indenture shall have been satisfied with respect to such debt securities), then, when the 90th day after such deposit has ended, no money obligations so deposited, and no proceeds thereon, will be subject to any rights of holders of Senior Indebtedness, including any rights of subordination.

Under the subordinated debt indenture, Senior Indebtedness means, without duplication, the principal, premium, if any, unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization, whether or not a claim for post-filing interest is allowed in such proceeding), fees, charges, expenses, reimbursement and indemnification obligations, and all other amounts payable under or in respect of the following indebtedness, whether any such indebtedness exists as of the date of the indenture or is created, incurred or assumed after such date:

∎	all obligations for borrowed money;

∎	all obligations evidenced by debentures, debt securities or other similar instruments;

∎

all obligations associated with derivative products, including but not limited to, securities contracts, foreign currency exchange contracts, swap agreements (including interest rate and foreign exchange rate swap agreements), cap agreements, floor agreements, collar agreements, interest rate agreements, foreign exchange rate agreements, options, commodity futures contracts, commodity option contracts and similar financial instruments;

∎	all obligations in respect of letters of credit or bankers acceptances or similar instruments (or reimbursement obligations with respect thereto);

∎	all obligations to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business;

∎

all indebtedness of others guaranteed by us or any of our subsidiaries or for which we or any of our subsidiaries is legally responsible or liable (whether by agreement to purchase indebtedness of, or to supply funds or to invest in, others);

∎

indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by the Company but excluding any obligations of the Company which are required (as opposed to elected) to be treated as finance leases under generally accepted accounting principles;

∎	purchase money and similar obligations; and

∎	any renewals, extensions, refundings or replacements of any of the foregoing.

Methods of Receiving Payments on the Debt Securities

Unless otherwise indicated in a prospectus supplement, the debt securities will be payable as to principal, redemption premium, if any, and interest at the office or agency of the paying agent (which may be us) or, at our option, payment of interest may be made by check mailed to the holders of the debt securities at their last addresses as they appear on the register of holders or wired if held in book-entry form.

Events of Default; Waiver

Unless we indicate otherwise in a prospectus supplement with respect to a particular series of debt securities, an “event of default,” when used in the indentures, means any of the following:

∎

our default in the payment of the principal (or premium, if any) on any of the debt securities of such series as and when due, either at maturity, upon redemption, by declaration or otherwise, or any payment required by any sinking or analogous fund with respect to any series of the debt securities;

∎	our default in the payment of any installment of interest on the debt securities when due, and continuance of such default for a period of 90 days;

∎

our failure to observe or perform any other covenant or agreement in the debt securities or the applicable indenture and the continuance of such default or breach for a period of 90 days after our receipt of written notice from the trustee or the holders of at least 25% in aggregate principal amount of the debt securities then outstanding of that series specifying such failure and requiring it to be remedied;

∎

a court having jurisdiction enters a decree or order for relief in respect of us in an involuntary case or proceeding under any applicable bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of us or for any substantial part of our property, or ordering the winding-up or liquidation of our affairs shall have been entered and remained unstayed and in effect for a period of 60 consecutive days;

∎

we commence a voluntary case or proceeding under any applicable bankruptcy, insolvency or other similar law, or consent to the entry of a decree or order for relief in an involuntary case or proceeding under any such law, or the consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of us or of any substantial part of our property, or the making by us of a general assignment for the benefit of creditors; or

∎	any other event of default provided with respect to a particular series of debt securities, as described in the prospectus supplement with respect to the offering of such series.

If an event of default occurs and continues as described in the first, second, third or sixth bullet above, either the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding by written notice to us (with a copy to the trustee, if given by holders) may declare the principal amount of the debt securities of that series to be immediately due and immediately payable. If an event of default occurs and continues as described in the fourth or fifth bullet above, the principal amount of all of the debt securities issued under the indentures shall automatically be deemed immediately due and payable.

The indentures also provide that the holders of a majority in principal amount of the debt securities of each series outstanding at the time may, on behalf of the holders of all of the debt securities of that series, waive any past default with respect to the debt securities and its consequences, except a default in the payment of the principal of, premium, if any, and interest on the debt securities or a bankruptcy or insolvency-related default, or with respect to any covenant or provision that cannot be modified or amended under the terms of the indenture without the holder of such outstanding debt security so affected.

The holders of a majority in principal amount of the debt securities of each series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee. However, the trustee may refuse to follow any direction that conflicts with law or the indentures or that the trustee determines in good faith may be unjustly prejudicial to the holders of the debt securities not consenting or that may involve the trustee in personal liability. In addition, the trustee may take any other action it deems proper that is not inconsistent with any such direction received from the holders of a majority in principal amount of the debt securities.

The trustee shall be under no obligation to exercise any of the rights or powers vested in it by the indentures at the request, order or direction of any of the holders of any debt securities or related coupons pursuant to the provisions of the indentures, unless such holders shall have offered to the trustee security or indemnity reasonably satisfactory to it against the losses, costs, expenses and liabilities which might be incurred by it in compliance with such request, order or direction. Except to enforce the right to receive payment of principal, premium, if any, or interest, no holder of a debt security will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture, or for the appointment of a receiver or trustee, or for any other remedy under the indenture unless:

∎	such holder has previously given the trustee written notice of a continuing event of default;

∎

holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request to the trustee to institute proceedings in respect of such event of default in its own name as trustee under the indenture;

∎	such holders provide to the trustee reasonable indemnity acceptable to the trustee against the costs, expenses and liabilities to be incurred with such request;

∎	the trustee has failed to institute a proceeding within 60 days after its receipt of the notice, request and offer of indemnity; and

∎	the holders of a majority in aggregate principal amount of the outstanding debt securities do not give the trustee a direction inconsistent with the request within such 60-day period.

Each indenture requires the applicable trustee to notify the holders of a series regarding the existence of any default known to the trustee, unless the default has been cured or waived. In addition, except in the case of a default in payment of principal of or interest on any debt security or the payment of any sinking or purchase fund installment, the trustee may withhold notice of a default if and so long as the trustee in good faith determines that withholding the notice is in the interests of the holders of the debt securities. Furthermore, the trustee shall not provide notice of default to the holders of debt securities following our failure to duly observe or perform any of the covenants or agreements contained in the debt securities or indenture (other than certain payment obligations) unless at least 30 days after the occurrence thereof. For purposes of these requirements, a “default” means any event which is, or after notice or lapse of time or both would become, an event of default under the indentures with respect to the debt securities of such series.

We are required to deliver to the trustee, within 120 days after the end of each fiscal year, commencing with the year during which the first series of debt securities is issued under an indenture, a written statement signed by certain officers regarding our performance under the indenture throughout the year and specifying any known default in the fulfilment of any of our obligations under the indenture, together with certain additional details regarding any such known default.

Merger, Consolidation, Sale, Lease or Conveyance

Unless otherwise indicated in a prospectus supplement with respect to a particular series of debt securities, we will not merge into or consolidate with any other corporation, or sell or convey all or substantially all of our assets to any person, firm, or corporation, unless:

∎

either we are the continuing corporation or the successor corporation is a corporation organized and existing under the laws of the Netherlands, the United States or a state thereof or the District of Columbia and expressly assumes the due and punctual payment of the principal, premium, if any, and interest on all the debt securities according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of the indenture to be performed by us by supplemental indenture, executed and delivered to the trustee by such successor corporation;

∎

neither we nor such successor corporation, immediately after giving effect to such merger, consolidation, sale or conveyance, will be in default in the performance of any covenant or condition under the applicable indenture; and

∎

we shall have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that the transaction complies with the terms of the applicable indenture and that all conditions precedent in such indenture provided for relating to such transaction have been complied with.

In the case of any such consolidation or merger, sale or conveyance and upon any such assumption by the successor corporation, the successor corporation shall succeed to, and be substituted for, us under the applicable indenture with the same effect as if it had been an original party to such indenture.

Certain Covenants

The applicable prospectus supplement will describe any restrictive covenants applicable to any debt securities we offer for sale.

Modification of the Indenture

Unless we indicate otherwise in a prospectus supplement and except as set forth below, modification and amendment of an indenture, or entry into a supplemental indenture applicable to the debt securities, may be made only when authorized by the Board of Directors and with the consent of the holders of not less than a majority in principal amount of the debt securities outstanding affected by such supplemental indenture, voting together as a single class.

Notwithstanding the foregoing, no modification or amendment of an indenture as applicable to any series of debt securities may:

∎

extend the fixed maturity of any debt security, or reduce the principal amount thereof or premium, if any, or reduce the rate or extend the time of payment of interest thereon, without the consent of the holder of each debt security so affected;

∎	reduce the percentage in principal amount of outstanding debt securities that is required for any supplemental indenture without the consent of the holders of all debt securities then outstanding;

∎	modify the subordination provisions in a manner adverse to the holders of any debt security; or

∎	modify any of the applicable provisions with respect to modification and waiver.

In addition, we and the trustee may modify or amend the indentures as applicable to the debt securities, with the consent of the Board of Directors but without the consent of any holder of the debt securities, for any of the following purposes:

∎

to evidence the succession of another corporation to the Company, or successive successions, and provide for the successor’s assumption of our covenants, agreements and obligations under the indentures and the debt securities issued thereunder;

∎

to add further covenants, restrictions, conditions or provisions as the Board of Directors considers to be for the protection of the holders of the debt securities, and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions, conditions or provisions an event of default permitting the enforcement of all or any of the remedies provided under the applicable indenture, with such period of grace and subject to such conditions as such supplemental indenture may provide;

∎

to add or change any of the provisions of the indenture to provide that Bearer Securities may be registrable as to principal, to change or eliminate any restrictions on the payment of principal of or any premium or interest on Bearer Securities, to permit Bearer Securities to be issued in exchange for Registered Securities, to permit Bearer Securities to be issued in exchange for Bearer Securities of other authorized denominations or to permit or facilitate the issuance of debt securities in uncertificated form; provided, that any such action shall not adversely affect the interests of the holders of the debt securities or any related coupons in any material respect;

∎

to modify, eliminate or add provisions of the indenture to such extent as necessary in order to effect the qualification of the applicable indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), or any similar federal statute thereafter enacted, and to add such other provisions as may be expressly permitted by the Trust Indenture Act, excluding Section 316(a)(2) thereof or any corresponding provision in any similar federal statute hereafter enacted;

∎

to modify, eliminate or add to any provisions of the indenture; provided that any such change or elimination (i) becomes effective only when there are no outstanding debt securities and created prior to the execution of such supplemental indenture that is entitled to the benefit from such provision or (ii) does not apply to any outstanding debt security;

∎

to cure any ambiguity or to correct or supplement any provision in the indenture or any supplemental indenture which may be defective or inconsistent with any other provision, (ii) to convey, transfer, assign, mortgage or pledge any property to or with the trustee or (iii) to make such other provisions in regard to matters or questions arising under the indenture; provided, that no such provision shall adversely affect in any material respect the interests of the holders of the debt securities or any related coupons, including provisions necessary or desirable to provide for or facilitate the administration of the trusts;

∎	to secure any series of debt securities; and

∎

to evidence and provide for the acceptance and appointment by a successor trustee with respect to the debt securities of one or more series and to add or change any provisions of the indenture as necessary to provide for or facilitate the administration of the trusts.

The trustee shall not be obligated to enter into any amendment or supplemental indenture that adversely affects the trustee’s own rights, duties or immunities under the applicable indenture or otherwise.

Subject to the requirements for the holders to waive a default related to bankruptcy events, defaults related to covenants or provisions that cannot be modified without the consent of each affected holder, and the rights of any holder of a debt security to receive payment of principal of, premium, if any, on and interest on such debt securities, holders of a majority in aggregate principal amount of the debt securities voting as a single class of such series or of all debt securities, as the case may be, then outstanding may waive all defaults with respect to that series or with respect to all securities treated as a single class and rescind and annul such declaration and its consequences, but no waiver or rescission and annulment will extend to or affect any subsequent default.

Outstanding Debt Securities; Determinations of Holders’ Actions

Debt securities outstanding at any time are the debt securities authenticated and delivered by the trustee except for those cancelled by the trustee or delivered to the trustee for cancellation, those debt securities, or portions thereof, for which we have deposited in trust with the trustee or any paying agent a sufficient amount of money for the payment or redemption thereof, those debt securities that have been defeased under the indenture, and those debt securities that have been exchanged for other debt securities issued under the indenture or that have been mutilated, destroyed, lost or stolen and replaced by the trustee. A debt security does not cease to be outstanding because we or an affiliate of ours holds the debt security; provided, that in determining whether the holders of the requisite aggregate principal amount of debt securities have given or concurred in any request, demand, authorization, notice, direction, consent or waiver, debt securities owned by us, any other obligor of the debt securities or any other person directly or indirectly controlling or controlled by or under direct or indirect common control with us or any other obligor on the debt securities, will be disregarded and deemed not to be outstanding for the purpose of any such determination, except for determining whether the trustee shall be protected in relying on any such request, demand, authorization, direction, notice, consent or waiver, only debt securities which the trustee knows are so owned will be so disregarded, and debt securities that have been pledged in good faith may also be regarded as outstanding under certain circumstances.

Satisfaction and Discharge

Each indenture may be discharged and cease to be of further effect as to the applicable debt securities, when:

∎	either:

∎

all debt securities of any series that have been authenticated and all coupons, if any, appertaining thereto have been delivered to the trustee for cancellation, except (i) coupons on Bearer Securities that meet certain conditions, (ii) debt securities and coupons that have been destroyed, lost or stolen and that have been replaced or paid as provided in the indenture, (iii) coupons relating to debt securities called for redemption and maturing after the relevant redemption date, whose surrender has been waived, and (iv) debt securities and coupons for which payment has been deposited in trust or segregated and held in trust by us and thereafter repaid to us or discharged from such trust; or

∎

all debt securities and certain coupons discussed above that have not been delivered to the trustee for cancellation (i) have become due and payable, (ii) are by their terms due and payable within one year or (iii) are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption, and in the case of clauses (i) and (iii) in the preceding bullet point, we have deposited or caused to be deposited with the trustee as trust funds the entire amount (other than moneys repaid by the trustee or any paying agent to us under the terms of the indenture) sufficient to pay at maturity or upon redemption all debt securities of such series and coupons not delivered to the trustee for cancellation, including principal (and premium, if any) and any interest due or to become due to such date of maturity or date of redemption;

∎	we have paid or caused to be paid all other sums payable by us under the applicable indenture with respect to the debt securities;

∎

upon demand of and at our cost and expense, the trustee has executed instruments reasonably requested by us acknowledging the satisfaction and discharge of the applicable indenture with respect to the debt securities; and

∎

we have delivered to the trustee an officer’s certificate and an opinion of counsel stating that the conditions precedent to the satisfaction and discharge of the debt securities have been complied with.

Legal Defeasance and Covenant Defeasance

Legal Defeasance

Under the terms of the indentures and unless otherwise provided in a supplemental indenture, we will be deemed to have paid and will be discharged from any and all obligations in respect of the debt securities after we have made the deposit referred to below and the conditions precedent and subsequent set forth below are satisfied, and the provisions of the applicable indenture will cease to be applicable with respect to the debt securities (except for, among other matters, certain rights of the holders to receive payments of principal, premium and interest when due on such debt securities from the trust fund, and our obligations to register the transfer of or exchange of the debt securities, prepare temporary debt securities, replace stolen, lost or mutilated debt securities, maintain paying agents and hold funds for payment in trust, and rights, powers, trusts, duties and immunities with respect to the trustee) if:

∎

we have irrevocably deposited or caused to be deposited with the trustee, in trust, money in an amount and/or non-callable or non-redeemable government securities that will provide funds in amount sufficient, in the opinion of a nationally recognized public accounting firm expressed in a written certification delivered to the trustee, to pay the principal of, premium, if any, and accrued interest on the debt securities until maturity or redemption in accordance with the terms of the applicable indenture and any mandatory sinking fund payments or analogous payments applicable to such debt securities;

∎

no default or event that after notice or lapse of time, or both, would become a default with respect to such debt securities, will have occurred and be continuing on the date of such deposit, or insofar as events of default due to certain events of bankruptcy, insolvency or reorganization in respect of us are concerned, during the period ending on the 123rd day after the date of such deposit or, if longer, ending on the day following the expiration of the longest preference period applicable to the company with respect to such deposit;

∎

such defeasance or covenant defeasance does not (i) cause the trustee for the debt securities to have a conflicting interest under the terms of the indenture or the Trust Indenture Act or (ii) result in the trust arising from such deposit to constitute, unless it is qualified, a regulated investment company under the Investment Company Act of 1940, as amended;

∎

such defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, the indenture or any other agreement or instrument to which we are a party or by which we are bound;

∎	such defeasance or covenant defeasance does not cause any debt securities of such series then listed on any registered national securities exchange under the Exchange Act to be delisted;

∎

we have delivered to the trustee an opinion of counsel stating that (i) we have received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of the indenture there has been a change in the applicable United States federal income tax law to the effect that, and based thereon, holders of the debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance had not occurred;

∎

such defeasance is effected in compliance with any terms, conditions or limitations which may be imposed on the Company in connection with a supplemental indenture or board resolutions establishing such series of debt securities; and

∎

we shall have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent and subsequent provided for in the indenture relating to the defeasance have been complied with.

Covenant Defeasance

Under the terms of the indentures and unless as otherwise provided in a supplemental indenture, we will not need to comply with certain restrictive covenants, and the provisions of the applicable indenture will cease to be applicable with respect to an event of default under the debt securities other than an event of default due to our failure to pay the principal of or interest on the debt securities when due, upon:

∎	the satisfaction of the conditions described above in “–Legal Defeasance and Covenant Defeasance—Legal Defeasance,” other than with respect to the sixth bullet point; and

∎

our delivery to the trustee of an opinion of counsel to the effect that the holders of the debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such covenant defeasance and will be subject to United States federal income tax on the same amount and in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

If we exercise our option to omit compliance with certain provisions of the applicable indenture as described in the immediately preceding paragraph and the debt securities are declared due and payable because of the occurrence of an event of default that remains applicable, the amount of money and/or non-callable government securities on deposit with the trustee may not be sufficient to pay amounts due on the debt securities at the time of acceleration resulting from such event of default. In such event, we will remain liable for such payments.

Limitation on Individual Liability

No incorporator or past, present or future stockholder, officer or director of ours or any successor corporation, as such, will have any liability for any obligations, covenants or agreements of ours under the debt securities or the indentures or because of any indebtedness evidenced thereby. Each holder of a debt security, by accepting a debt security waives and releases such liability. The waiver and release are part of the consideration for the issuance of the debt securities. Such waiver may not be effective to waive liabilities under the federal securities laws.

Trustee

The accompanying prospectus supplement will specify the trustee for the particular series of debt securities to be issued under the indentures.

At all times, the trustee must be a corporation organized and doing business under the laws of the United States or any state or territory thereof or of the District of Columbia, with authority to exercise corporate trust powers, be subject to the supervision or examination by federal, state, territorial or District of Columbia authority, have at all times a combined capital and surplus of not less than $50,000,000 and not be the Company or any person directly or indirectly controlled or controlled by or under common control with the Company.

If the trustee acquires any conflicting interest, as defined in the Trust Indenture Act, with respect to the debt securities, within 90 days after the trustee has acquired a conflicting interest, which has not been cured or waived, the trustee would generally be required by the Trust Indenture Act to eliminate that conflicting interest or resign as trustee with respect to the debt securities issued under the applicable indenture. If the trustee resigns, we are required to appoint a successor trustee with respect to the affected securities promptly. The trustee and/or certain of its affiliates may provide banking, investment and other services to us.

Notices

Any notices required to be given to the holders of the debt securities will be given by mail to the addresses of the holders in the security register.

Governing Law

The indentures and the debt securities are governed by, and will be construed in accordance with, the laws of the State of New York. The indentures will be subject to the provisions of the Trust Indenture Act that are required to be part of the indentures and will, to the extent applicable, be governed by such provisions.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, Ordinary Shares or other securities. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We may issue warrants under one or more warrant agreements between the Company and a warrant agent that we will name in the applicable prospectus supplement or free writing prospectus.

The prospectus supplement relating to any warrants we offer will include specific terms relating to the offering. These terms will include some or all of the following:

∎	the title of the warrants;

∎	the aggregate number of warrants offered;

∎	the designation, number and terms of the debt securities, Ordinary Shares or other securities purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;

∎	the exercise price of the warrants and any provision for changes to or adjustments in the exercise price;

∎	the dates or periods during which the warrants are exercisable;

∎	the designation and terms of any securities with which the warrants are issued;

∎	if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;

∎	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

∎	any minimum or maximum amount of warrants that may be exercised at any one time;

∎	any terms relating to the modification of the warrants;

∎	any terms relating to the redemption of the warrants;

∎	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants;

∎	the jurisdiction whose laws will govern the warrants;

∎	any other specific terms of the warrants and

∎	if appropriate, a discussion of material U.S. federal income tax and material Dutch tax considerations.

The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement or related free writing prospectus.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

∎

in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

∎	in the case of warrants to purchase Ordinary Shares, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase the securities. The subscription rights may be issued independently or together with any other securities, may be attached to, or separate from, such securities and may or may not be transferable by the shareholder receiving the subscription rights. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any unsubscribed securities after such offering. The terms of any subscription rights being offered will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will set forth, to the extent required, the following terms of the subscription rights in respect of which the prospectus supplement is delivered:

∎	the exercise price and any provision for changes to or adjustments in the exercise price;

∎	the aggregate number of rights to be issued;

∎	the type and number of securities purchasable upon exercise of each right;

∎	the procedures and limitations relating to the exercise of the rights;

∎	the date upon which the exercise of rights will commence;

∎	the record date, if any, to determine who is entitled to the rights;

∎	the expiration date;

∎	the extent to which the rights are transferable;

∎	information regarding the trading of rights, including the stock exchanges, if any, on which the rights will be listed;

∎	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities;

∎	if appropriate, a discussion of material U.S. federal income tax and material Dutch tax considerations;

∎	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of the rights; and

∎	any other material terms of the rights.

If fewer than all of the subscription rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts for the purchase or sale of debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement, currencies or commodities.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. A purchase by us or any of our subsidiaries of Ordinary Shares pursuant to any such purchase contract shall be subject to certain restrictions under Dutch law that generally apply to a repurchase of shares. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under an indenture.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more Ordinary Shares, debt securities, warrants, subscription rights and purchase contracts or any combination of such securities. The applicable supplement will describe:

∎

the terms of the units and of the warrants, debt securities and/or Ordinary Shares comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

∎	a description of the terms of any unit agreement governing the units;

∎	a description of the provisions for the payment, settlement, transfer or exchange of the units; and

∎	if appropriate, a discussion of material U.S. federal income tax and material Dutch tax considerations.

FORMS OF SECURITIES

Each debt security, warrant and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities will be issued in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Registered Global Securities

We may issue registered debt securities, warrants and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of the Company, the trustees, the warrant agents, the unit agents or any other agent of the Company, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION

We may sell the securities in one or more of the following ways (or in any combination) from time to time:

∎	through underwriters, acting as an underwriting syndicate represented by managing underwriters or by underwriters without a syndicate;

∎	through dealers;

∎	directly to one or more purchasers;

∎	in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act or into an existing trading market on an exchange or otherwise;

∎	through agents; or

∎	through any other method permitted by applicable law and described in the applicable prospectus supplement.

The prospectus supplement will state the terms of the offering of the securities, including:

∎	the type and number or amount of securities being offered;

∎	the name or names of any underwriters, dealers or agents;

∎	the purchase price of such securities and the proceeds to be received by us, if any;

∎	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

∎	any options under which underwriters may purchase additional securities from us;

∎	the specific plan of distribution;

∎	any public offering price;

∎	any discounts or concessions allowed or reallowed or paid to dealers; and

∎	any securities exchanges on which the securities may be listed.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

∎	negotiated transactions;

∎	at a fixed public offering price or prices, which may be changed;

∎	at market prices prevailing at the time of sale;

∎	at prices related to prevailing market prices; or

∎	at negotiated prices.

Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

The securities may be sold to or through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions paid to them. Generally, any agent will be acting on a commercially reasonable efforts basis for the period of its appointment.

Sales to or through one or more underwriters or agents in at-the-market offerings, as such term is defined in Rule 415(a)(4) under the Securities Act, will be made pursuant to the terms of an agreement with the underwriters or agents. Such underwriters or agents may act on an agency basis or on a principal basis. During the term of any such agreement, Ordinary Shares may be sold on a daily basis on any stock exchange, market or trading facility on which the Ordinary Shares are traded, in privately negotiated transactions or otherwise as agreed with the underwriters or agents. The agreement will provide that any Ordinary Share sold will be sold at negotiated prices or at prices related to the then prevailing market prices for the Ordinary Shares. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Subject to the terms of the relevant agreement, we may also agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of the Ordinary Shares or other securities. The terms of each such agreement will be described in a prospectus supplement.

We may directly solicit offers to purchase securities. We may also authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions paid for solicitation of these contracts. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

Underwriters and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make.

The prospectus supplement may also set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the securities at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.

Underwriters and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

Each series of securities will be a new issue of securities and will have no established trading market, other than the Ordinary Shares, which are listed on Nasdaq. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than the Ordinary Shares, may or may not be listed on a national securities exchange.

TAXATION

The material tax considerations relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the prospectus or applicable prospectus supplement pertaining to those securities.

EXPENSES OF THE OFFERING

The following table sets forth the expenses (other than underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation, if any) expected to be incurred by us in connection with a possible offering of securities registered under the Registration Statement.

EXPENSES	AMOUNT
SEC registration fee	$59,040
FINRA filing fee	60,500
Printing and engraving expenses		(1)
Legal fees and expenses		(1)
Accounting fees and expenses		(1)
Miscellaneous costs		(1)
Total		$(1)

(1)	These fees and expenses depend on the securities offered and the number of issuances, and accordingly cannot be estimated at this time and will be reflected in the applicable prospectus supplement.

LEGAL MATTERS

The validity of the Ordinary Shares registered under the Registration Statement (including Ordinary Shares underlying other securities registered under the Registration Statement) and certain other matters of Dutch law will be passed upon for us by NautaDutilh N.V. Certain legal matters relating to U.S. law will be passed upon for us by Covington & Burling LLP, New York, New York.

EXPERTS

The financial statements of Frazier Lifesciences Acquisition Corporation as of December 31, 2021 and 2020, for the year ended December 31, 2021 and for the period from October 7, 2020 (inception) to December 31, 2020, have been incorporated by reference into this prospectus in reliance upon the report of WithumSmith+Brown, PC, and upon the authority of said firm as experts in accounting and auditing.

The financial statements of NewAmsterdam Pharma Company N.V. as at December 31, 2022 and 2021, and for each of the three years in the period ended December 31, 2022, incorporated by reference into this prospectus have been audited by Deloitte Accountants B.V., an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference herein in reliance upon the report of such firm given their authority as experts in accounting and auditing.

ENFORCEABILITY OF CIVIL LIABILITIES

We are organized and existing under the laws of the Netherlands. As such, under Dutch private international law, the rights and obligations of our shareholders vis-à-vis the Company originating from Dutch corporate law and our Articles of Association, as well as the civil liability of our officers (functionarissen) (including our directors and executive officers) are governed in certain respects by the laws of the Netherlands.

We are not a resident of the United States and our officers may also not all be residents of the United States. As a result, depending on the subject matter of the action brought against us and/or our officers, United States courts may not have jurisdiction. If a Dutch court has jurisdiction with respect to such action, that court will apply Dutch procedural law and Dutch private international law to determine the law applicable to that action. Depending on the subject matter of the relevant action, a competent Dutch court may apply another law than the laws of the United States.

Also, service of process against non-residents of the United States can in principle (absent, for example, a valid choice of domicile) not be effected in the United States.

Furthermore, substantially all of our assets are located outside the United States. On the date of this prospectus, (i) there is no treaty in force between the United States and the Netherlands for the reciprocal recognition and enforcement of judgments, other than arbitration awards, in civil and commercial matters and (ii) both the Hague Convention on Choice of Court Agreements (2005) and the Hague Judgments Convention (2019) have entered into force for the Netherlands, but have not entered into force for the United States. Consequently, a judgment rendered by a court in the United States will not automatically be recognized and enforced by the competent Dutch courts. However, if a person has obtained a judgment rendered by a court in the United States that is enforceable under the laws of the United States and files a claim with the competent Dutch court, the Dutch court will in principle give binding effect to that United States judgment if (i) the jurisdiction of the United States court was based on a ground of jurisdiction that is generally acceptable according to international standards, (ii) the judgment by the United States court was rendered in legal proceedings that comply with the Dutch standards of proper administration of justice including sufficient safeguards (behoorlijke rechtspleging), (iii) binding effect of such United States judgment is not contrary to Dutch public order (openbare orde) and (iv) the judgment by the United States court is not incompatible with a decision rendered between the same parties by a Dutch court, or with a previous decision rendered between the same parties by a foreign court in a dispute that concerns the same subject and is based on the same cause, provided that the previous decision qualifies for recognition in the Netherlands. Even if such a United States judgment is given binding effect, a claim based thereon may, however, still be rejected if the United States judgment is not or no longer formally enforceable. Moreover, if the United States judgment is not final (for instance when appeal is possible or pending) a competent Dutch court may postpone recognition until the United States judgment will have become final, refuse recognition under the understanding that recognition can be asked again once the United States judgment will have become final, or impose as a condition for recognition that security is posted.

A competent Dutch court may deny the recognition and enforcement of punitive damages or other awards. Moreover, a competent Dutch court may reduce the amount of damages granted by a United States court and recognize damages only to the extent that they are necessary to compensate actual losses or damages. Thus, United States investors may not be able, or experience difficulty, to enforce a judgment obtained in a United States court against us or our officers.

WHERE YOU CAN FIND MORE INFORMATION

We file certain periodic and current reports and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.newamsterdampharma.com. Information contained on, or that can be accessible through, our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

We have filed with the SEC a “shelf” registration statement (including amendments and exhibits to the registration statement) on Form F-3 under the Securities Act. This prospectus, which is part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits and schedules to the Registration Statement. We have omitted parts of the Registration Statement in accordance with the rules and regulations of the SEC. For more detail about us and the securities offered by this prospectus, you may examine the Registration Statement and the exhibits filed with it at the website provided in the previous paragraph. You should rely only on the information contained in this prospectus, any applicable prospectus supplement, any free writing prospectus and the documents incorporated by reference herein and therein. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and all subsequent annual reports on Form 20-F and/or Form 10-K that we file with the SEC and all subsequent filings on Forms 10-Q and 8-K filed by us with the SEC pursuant to the Exchange Act (excluding, in each case, any information or documents deemed to be furnished and not filed with the SEC), prior to the completion or termination of this offering, including all such reports and other documents filed with the SEC after the date of the initial filing of the Registration Statement and prior to the effectiveness of the Registration Statement, shall be incorporated by reference. We may incorporate by reference any reports on Form 6-K that we furnish to the SEC that we specifically identify in such form as being incorporated by reference into this prospectus after the date hereof and prior to the completion or termination of the offering of securities under this prospectus.

∎	our Annual Report on Form 20-F for the year ended December 31, 2022, filed with the SEC on March 31, 2023;

∎

our reports on Form 6-K furnished with the SEC on June 12, 2023 (including Exhibit 1.1 and Exhibit 99.1), June  21, 2023, August  7, 2023 (including Exhibits 99.1 and 99.2), September  21, 2023 (excluding Exhibit 99.1) and November 13, 2023 (excluding Exhibit 99.1);

∎

the description of the Ordinary Shares contained in the registration statement on Form 8-A, filed with the SEC on November  22, 2022, as the description therein has been updated and superseded by the description of our Ordinary Shares contained in Exhibit 2.4 of our Annual Report on Form 20-F for the year ended December 31, 2022, and including any amendments or reports filed for the purpose of updating such description;

∎

the audited balance sheets of Frazier Lifesciences Acquisition Corporation (“FLAC”) as of December 31, 2021 and 2020 and the audited statements of operations, changes in shareholders’ deficit and cash flows for the year ended December 31, 2021 and the period from October 7, 2020 (inception) through December 31, 2020, and the related notes, included in FLAC’s Annual Report on Form 10-K for the year ended December 31, 2021 (File No. 001-39765); and

∎

The unaudited condensed balance sheets of FLAC as of September 30, 2022 and December 31, 2021, the unaudited condensed statements of operations and changes in shareholders’ deficit for the three and nine months ended September 30, 2022 and 2021 and the unaudited condensed statements of cash flows for the nine months ended September 30, 2022 and 2021, and the related notes, included in FLAC’s Quarterly Report on Form 10-Q for the three months ended September 30, 2022 (File No. 001-39765).

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You may request a copy of such documents at no cost, by writing or telephoning us at the following address or telephone number:

Gooimeer 2-35

1411 DC Naarden

The Netherlands

Tel: +31 (0) 35 206 2971

Attn: Chief Accounting Officer

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Description of the Business Combination

On July 25, 2022, FLAC entered into the Business Combination Agreement with NewAmsterdam Pharma Holding B.V., the Company, and NewAmsterdam Pharma Investment Corporation, a Cayman Islands exempted company and wholly owned subsidiary of the Company.

On the Closing Date (as defined below), pursuant to the terms of the Business Combination Agreement, the following transactions occurred.

∎

On the date prior to the Closing Date, the shareholders of NewAmsterdam Pharma Holding B.V. (“Participating Shareholders”) exchanged their interest in NewAmsterdam Pharma Holding B.V. for Ordinary Shares (the “Exchange”) such that the Company became the direct parent of NewAmsterdam Pharma Holding B.V. The Exchange is accounted for as a capital reorganization, with NewAmsterdam Pharma Holding B.V. being the accounting predecessor. In connection with the Exchange, 17,016,872 NewAmsterdam Pharma Holding B.V. shares of €0.01 par value were exchanged at a ratio of approximately 2.13 for 36,258,312 Ordinary Shares, €0.12 par value per share which resulted in a €4.2 million increase in share capital and an offsetting decrease in share premium.

∎

Immediately after giving effect to the Exchange, a subsidiary of the Company merged with and into FLAC, with FLAC surviving as a wholly owned subsidiary of the Company (the “Merger”). The Merger constituted a transaction by the Company which is accounted for within the scope of IFRS 2, as the acquired company of FLAC does not meet the definition of a business pursuant to IFRS 3, Business Combinations. In accordance with IFRS 2, the difference between the fair value of the net assets contributed by FLAC and the fair value of equity instruments provided to former FLAC shareholders is treated as an expense, resulting in a €60.6 million share listing expense classified within the loss for the year of the Company and an increase in equity representing the fair value of the shares issued at a price of $9.87.

∎

Immediately following the Merger, each outstanding warrant to purchase a Class A ordinary share, par value $0.0001 per share, of FLAC became a warrant to purchase one Ordinary Share, on the same contractual terms which resulted in the issuance of 167,000 Private Placement Warrants and 4,600,000 Public Warrants. The Warrants are recognized as a derivative liability under IAS 32- Financial Instruments (“IAS 32”).

∎

Each NewAmsterdam Pharma Holding B.V. option that was outstanding and unexercised remained outstanding, and to the extent unvested, such option will continue to vest in accordance with its applicable terms, and at the time of the Exchange, such NewAmsterdam Pharma Holding B.V. options became options to purchase, and will, when exercised be settled in Ordinary Shares. As the fair value of the options before and after the Exchange were equal, there was no financial statement impact of the Exchange.

∎

In addition to the transactions described above, 8,656,330 Ordinary Shares were issued to Saga Investments Coöperatief U.A. (“Amgen”) and Mitsubishi Tanabe Pharma Corporation (“MTPC”) pursuant to their profit rights granted upon the acquisition of Dezima Pharma B.V., which resulted in increases of €1.0 million, €82.1 million and €83.2 million to share capital, share premium and intangible assets, respectively.

∎

Following the Merger, upon the achievement of a certain clinical development milestone, the Company will issue to the Participating Shareholders, Amgen, MTPC and holders of options to purchase shares of NewAmsterdam Pharma Holding B.V. prior to the closing of the Business Combination, who were directors, officers, employees or consultants of NewAmsterdam Pharma Holding B.V. as of the date of the Business Combination Agreement (the “Participating Optionholders”) and who are at the time of achievement of such milestone still providing services to the Company or its subsidiaries, 1,886,137 additional Ordinary Shares, which in the case of the

Participating Optionholders will take the form of awards of restricted stock units. As a result, 1,725,358 Earnout Shares are currently allocated to the Participating Shareholders. The 1,725,358 Earnout Shares allocated Participating Shareholders are recognized as a derivative liability under IAS 32. Additionally, 160,778 Earnout Shares are currently allocated to Participating Optionholders. The 160,778 Earnout Shares allocated to Participating Optionholders are in the scope of IFRS 2 and will be delivered in the form of awards of RSUs. As the vesting condition related to the achievement and public announcement of Positive Phase 3 Data for each of our BROADWAY clinical trial and BROOKLYN clinical trial is not certain to occur, no impact of these earnout shares have been recognized to date.

∎

The Company raised an additional €228.3 million in net equity proceeds in a private placement (the “PIPE Financing”). The PIPE Financing was treated as a capital contribution, which resulted in increases of €2.8 million and €225.5 million to share capital and share premium, respectively.

Both the Merger and PIPE Financing closed on November 22, 2022 (the “Closing Date”). The Company incurred incremental transaction costs directly attributable to the issuance of new shares to FLAC shareholders and the PIPE Financing of €2.5 million, which was netted against the equity proceeds as a reduction in share premium.

The Company also amended existing share-based compensation agreements held by employees of NewAmsterdam Pharma Holding B.V. prior to the Merger, in addition to making additional share-based payments to key management personnel.

Pro Forma Effects of the Business Combination

All material impacts of the Business Combination as outlined above have been reflected within the unaudited condensed consolidated interim financial statements of the Company as at June 30, 2023 and for the six months ended June 30, 2023 incorporated by reference into the Registration Statement.

In order to prepare a pro forma statement of profit or loss for the year ended December 31, 2022 which gives effect to the Business Combination as if it had occurred on January 1, 2022 the following information would be included:

∎

Statement and profit and loss for the year ended December 31, 2022 which reflects the impact of combining the Company’s consolidated statement of profit or loss for the year ended December 31, 2022 and FLAC’s statement of operations for the periods of January 1, 2022 to the Closing Date.

∎	Pro forma adjustments.

FLAC’s results of operations are to be combined with the Company for the periods of January 1, 2022 to the Closing Date. FLAC’s results of operations for the nine months ended September 30, 2022 are included in the unaudited interim financial statements of Frazier Lifesciences Acquisition Corporation as of and for the nine months ended September 30, 2022 and 2021 included in the Registration Statement. Proforma adjustments would also include translation of such amounts to Euro, the Company’s functional and presentation currency at a rate of $1.0636 per EUR.

Pro forma adjustments which are not recognized in the consolidated financial statements of the Company as at and for the year ended December 31, 2022 were identified and relate to the elimination of interest income from investments in trust account on FLACs statement of operations for the nine months ended September 30, 2022 and for the operating activity of FLAC from October 1, 2022 until the Closing Date. The impact of such pro forma adjustments is immaterial for the purposes of the pro forma financial information.

The Company determined that the impact of pro forma adjustments related to the results of operations of FLAC from October 1, 2022 to the Closing Date are immaterial both individually and in the aggregate. The only material impact of combining FLAC’s result of operation for the nine months ended September 30, 2022 is an increase in selling, general and administrative expenses. The pro forma impact of combining FLAC’s result of operation for the nine months ended September 30, 2022 would result in an increase to selling, general and administrative expenses of approximately €4.3 million ($4.5 million converted at a rate of $1.0636 per EUR). In this scenario of combining FLAC’s results of operations for the nine months ended September 30, 2022, on a pro forma basis, general and administrative expenses, loss for the year and net loss per share (basic and diluted) would be approximately €26.5 million, €83.5 million and €(1.02), respectively.

4,488,159 Ordinary Shares

Pre-funded warrants to Purchase 4,736,841 Ordinary Shares

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Jefferies	Leerink Partners	Piper Sandler	RBC Capital Markets

February 13, 2024